                                                             Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-4

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      FIRST OF AMERICA BANK CORPORATION
            (Exact name of registrant as specified in its charter)

           MICHIGAN                                      6712
   (State or other Jurisdiction               (Primary Standard Industrial
 of incorporation or organization)             Classification Code Number)
     211 SOUTH ROSE STREET                            38-1971791
   KALAMAZOO, MICHIGAN 49007            (I.R.S. Employer Identification Number)
(Address, including zip code, of                     (616) 376-9000
    registrant's principal              (Telephone number, including area code,
      executive offices)                        of registrant's principal
                                                   executive offices)

                                 ------------
                              RICHARD K. McCORD
                            SENIOR VICE PRESIDENT
                      FIRST OF AMERICA BANK CORPORATION
                            211 SOUTH ROSE STREET
                          KALAMAZOO, MICHIGAN 49007
                                (616) 376-9000
               (Name, address, including zip code and telephone
              number, including area code, of agent for service)

                                   Copy to:
                             David E. Riggs, Esq.
                       Howard & Howard Attorneys, P.C.
                      The Kalamazoo Building, Suite 400
                           107 West Michigan Avenue
                          Kalamazoo, Michigan 49007
                                (616) 382-1483

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                 ------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE


                                                                   Proposed             Proposed
                                                Amount             maximum              maximum
Title of each class of securities               to be           offering price         aggregate             Amount of
        to be registered                      registered           per share         offering price       registration fee
- ---------------------------------             ----------        --------------       --------------       ----------------
Common Stock(1)  . . . . . . . . . . . .      2,157,032            $20.75(2)        $69,543,853.25(2)        $23,980.81

(1) Also includes an equal number of Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock, which Rights are not (a) separable from the shares of Common Stock; or (b) presently exercisable. See "Description and Comparison of First of America Capital Stock and F&C Capital Stock - First of America Shareholder Rights Plan."

(2)  Estimated solely for determining the registration fee pursuant to Rule 457
     (f)(1) based upon the market value of the securities to be received or cancelled by the Registrant in the merger. As of August 17, 1994 there were 3,246,209 outstanding shares of the Common Stock of F&C Bancshares, Inc. and currently exercisable options to acquire 105,302 shares of the Common Stock of F&C Bancshares, Inc., which may be exercised prior to the merger, and the last sales price per share reported by Nasdaq National Market on August 17, 1994 was $20.75.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       FIRST OF AMERICA BANK CORPORATION
                             CROSS REFERENCE SHEET
                     FOR REGISTRATION STATEMENT ON FORM S-4


ITEM OF S-4   LOCATION OF CAPTION IN PROSPECTUS/PROXY STATEMENT
- -----------   -------------------------------------------------
 1.    Facing Page; Outside Front Cover Page of Prospectus/Proxy Statement

 2. Inside Front Cover Page of Prospectus/Proxy Statement; Available Information; Incorporation of Certain Documents by Reference; Table of Contents

 3. Summary of the Prospectus/Proxy Statement; Selected Financial Information; Equivalent Per Share Data

 4. The Merger; Description and Comparison of First of America Capital Stock and F&C Capital Stock

 5.    Not Applicable

 6.    The Merger

 7.    Not Applicable

 8.    Legal Matters

 9.    Not Applicable

 10.   Information About First of America

 11.   Incorporation of Certain Documents by Reference

 12.   Information About F&C

 13.   Incorporation of Certain Documents by Reference

 14.   Not Applicable

 15.   Not Applicable

 16.   Information About F&C; Incorporation of Certain Documents by Reference

 17.   Not Applicable

 18. The Annual Meeting; The Merger; Incorporation of Certain Documents by Reference

 19.   Not Applicable

                          PROSPECTUS/PROXY STATEMENT

         FIRST OF AMERICA                         F&C BANCSHARES, INC.
         BANK CORPORATION                         1600 Tamiami Trail
         211 South Rose Street                    Port Charlotte, Florida  33948
         Kalamazoo, Michigan 49007                (813) 627-3322
         (616) 376-9000

         PROSPECTUS                               PROXY STATEMENT
         Up to 2,157,032 shares of                for the Annual Meeting
         First of America Bank Corporation        of Shareholders
         Common Stock                             to be held October 13, 1994



         This Prospectus/Proxy Statement is a proxy statement furnished at the direction of the Board of Directors of F&C Bancshares, Inc. ("F&C") in connection with the solicitation of proxies from its shareholders to be voted at an Annual Meeting of Shareholders of F&C to be held on October 13, 1994 (the "Annual Meeting"), and at any adjournment thereof, for the purpose of considering and voting upon approval of the Agreement and Plan of Reorganization dated as of June 14, 1994, among First of America Bank Corporation ("First of America"), First of America Acquisition Company ("Acquisition Sub") and F&C (hereinafter, including exhibits, the "Merger Agreement"). This Prospectus/Proxy Statement is first being released to F&C shareholders on or about September __, 1994.

        This Prospectus/Proxy Statement also is a prospectus of First of America relating to its offering of shares of its Common Stock, $10 par value ("First of America Common Stock"), to holders of the Common Stock of F&C, $1.00 par value ("F&C Common Stock"), and to the holders of options to purchase F&C Common Stock, in connection with the proposed merger of F&C into Acquisition Sub (the "Merger"). If the Merger Agreement is approved by the requisite vote of F&C shareholders and if, following satisfaction of certain conditions, the Merger is consummated, issued and outstanding shares of F&C Common Stock and options to purchase F&C Common Stock will be converted into and exchanged for shares of First of America Common Stock and options to purchase First of America Common Stock, respectively, as described herein and in the Merger Agreement.




         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  THE SHARES OF FIRST OF AMERICA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR A SAVINGS ASSOCIATION
    AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                          OTHER GOVERNMENTAL AGENCY.


        The date of this Prospectus/Proxy Statement is _________, 1994.

                             AVAILABLE INFORMATION

         First of America and F&C are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). First of America also files these reports and other information with the New York Stock Exchange ("NYSE"), and F&C files these reports and other information with the National Association of Securities Dealers, Inc. ("NASD"). These reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located at 7 World Trade Center, 12th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, material filed by First of America can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and material filed by F&C can be inspected at the offices of the
NASD   at 1735 K Street, N.W., Washington D.C.  20006.

         First of America has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the First of America Common Stock issuable in the Merger. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, can be inspected at the public reference facilities of the Commission set forth above and copies of which can be obtained from the Public Reference Section of the Commission at prescribed rates.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY STATE OR TO ANY PERSON IN WHICH OR TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION INCLUDED HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Commission by First of America (File No. 1-10534) and F&C (File No. 0-19764) pursuant to the Exchange Act, are incorporated herein by reference:

         (1) First of America's Annual Report on Form 10-K for the year ended December 31, 1993;

         (2) First of America's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994;

         (3) First of America's Current Reports on Form 8-K dated July 14, 1994 and July 25, 1994;

         (4) the description of First of America Common Stock and First of America Series A Junior Participating Preferred Stock Purchase Rights contained in First of America's Registration Statements on Form 8-A dated April 30, 1990 and July 18, 1990, respectively, filed with respect to such securities pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for purposes of updating such descriptions; and

         (5)  F&C's Annual Report on Form 10-K for the year ended June 30, 1994.

         All documents filed by First of America and F&C pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and before the Annual Meeting are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus/Proxy Statement.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED. DOCUMENTS PERTAINING TO FIRST OF AMERICA ARE AVAILABLE FROM RICHARD K. MCCORD, SENIOR VICE PRESIDENT, FIRST OF AMERICA BANK CORPORATION, 211 SOUTH ROSE STREET, KALAMAZOO, MICHIGAN 49007, (TELEPHONE NUMBER (616) 376-9000). DOCUMENTS PERTAINING TO F&C ARE AVAILABLE FROM LINDA A. LABOR, SECRETARY, F&C BANCSHARES, INC., 1600 TAMIAMI TRAIL, PORT CHARLOTTE, FLORIDA 33948-2031 (TELEPHONE NUMBER (813) 627-3322). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 6, 1994.

                               TABLE OF CONTENTS


SUMMARY OF THE PROSPECTUS/PROXY STATEMENT . . . . . . . . . . . . . . . . . . .    vi
         The Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . .   vii
         Consideration to be Received in the Merger . . . . . . . . . . . . . .   vii
         Fairness Opinion to F&C  . . . . . . . . . . . . . . . . . . . . . . .   vii
         Recommendation of F&C Board of Directors . . . . . . . . . . . . . . .   vii
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . .   vii
         Resale of First of America Common Stock  . . . . . . . . . . . . . . .  viii
         Differences in Shareholder Rights  . . . . . . . . . . . . . . . . . .  viii
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . .  viii
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . .    ix
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . .    ix
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . .    ix
         Other Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . .    ix
         Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . .    ix
         Termination, Modification, Amendment and Waiver  . . . . . . . . . . .    ix
         Warrant Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .     x

SELECTED FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .    xi

COMPARATIVE MARKET PRICE DATA . . . . . . . . . . . . . . . . . . . . . . . . .   xii

HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA . . . . . . . . . . . . . .  xiii

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

THE ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Matters to be Considered . . . . . . . . . . . . . . . . . . . . . . .     1
         Shares Outstanding and Entitled to Vote; Record Date . . . . . . . . .     1
         Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         Voting, Solicitation and Revocation of Proxies . . . . . . . . . . . .     2

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         Parties to the Merger Agreement  . . . . . . . . . . . . . . . . . . .     3
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . .     3
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . .     5
         Fairness Opinion to F&C  . . . . . . . . . . . . . . . . . . . . . . .     5
         Consideration to be Received in the Merger . . . . . . . . . . . . . .     8
         Treatment of Fractional Shares . . . . . . . . . . . . . . . . . . . .     9
         Treatment of Outstanding F&C Stock Options . . . . . . . . . . . . . .    10
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . .    10
         Recommendation of F&C Board of Directors . . . . . . . . . . . . . . .    10
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . .    10
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . .    12
         Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . .    13
         Business of F&C Pending the Merger . . . . . . . . . . . . . . . . . .    14
         Business of First of America Pending the Merger  . . . . . . . . . . .    15

         Certain Employee Matters . . . . . . . . . . . . . . . . . . . . . . .    15
         Termination, Modification, Amendment and Waiver  . . . . . . . . . . .    16
         Effectiveness of the Merger  . . . . . . . . . . . . . . . . . . . . .    18
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Surrender of F&C Stock Certificates  . . . . . . . . . . . . . . . . .    18
         Resale of First of America Common Stock  . . . . . . . . . . . . . . .    18
         Expenses of the Merger . . . . . . . . . . . . . . . . . . . . . . . .    19
         Warrant Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .    19

DESCRIPTION AND COMPARISON OF
FIRST OF AMERICA CAPITAL STOCK AND F&C CAPITAL STOCK  . . . . . . . . . . . . .    21
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . .    21
         First of America Preferred Stock . . . . . . . . . . . . . . . . . . .    21
         First of America Shareholder Rights Plan . . . . . . . . . . . . . . .    21
         F&C Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         F&C Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . .    23

COMPARISON OF CERTAIN PROVISIONS OF FIRST OF AMERICA'S ARTICLES OF
INCORPORATION AND BYLAWS AND F&C'S ARTICLES OF INCORPORATION AND BYLAWS . . . .    23
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         Action By Shareholders . . . . . . . . . . . . . . . . . . . . . . . .    24
         Supermajority Approval of Certain Transactions . . . . . . . . . . . .    25
         Amendment or Repeal of Certain Provisions  . . . . . . . . . . . . . .    25
         Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Overall Comparison and Effects of First of America and F&C
               Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . .    26

COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT
AND THE FLORIDA BUSINESS CORPORATION ACT  . . . . . . . . . . . . . . . . . . .    26
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . .    26
         Supermajority Voting Provisions  . . . . . . . . . . . . . . . . . . .    27
         Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . .    27
         Transactions with Interested Shareholders  . . . . . . . . . . . . . .    27
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . .    28

INFORMATION ABOUT FIRST OF AMERICA  . . . . . . . . . . . . . . . . . . . . . .    28
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Incorporation of Certain Information by Reference  . . . . . . . . . .    29

INFORMATION ABOUT F&C . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

REGULATION OF FIRST OF AMERICA AND F&C  . . . . . . . . . . . . . . . . . . . .    30
         Bank Holding Companies . . . . . . . . . . . . . . . . . . . . . . . .    30
         Savings and Loan Holding Companies . . . . . . . . . . . . . . . . . .    30
         Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Savings Associations . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . .    32
         Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Prompt Corrective Action . . . . . . . . . . . . . . . . . . . . . . .    35
         Standards for Safety and Soundness . . . . . . . . . . . . . . . . . .    36
         Other Limitations Based on Capital . . . . . . . . . . . . . . . . . .    36
         Audit and Reporting Requirements . . . . . . . . . . . . . . . . . . .    36
         Reserve Requirements . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Deposit Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .    37

         Dividend Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .    38
         Monetary Policy and Economic Conditions  . . . . . . . . . . . . . . .    39

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         Nominees for Three-Year Terms Expiring in 1997 . . . . . . . . . . . .    40
         Director with Term Expiring in 1995  . . . . . . . . . . . . . . . . .    40
         Directors with Terms Expiring in 1996  . . . . . . . . . . . . . . . .    41
         Executive Officers Who Are Not Directors . . . . . . . . . . . . . . .    41
         Beneficial Ownership of F&C Common Stock by Management and Others  . .    41
         Board Meetings and Committees  . . . . . . . . . . . . . . . . . . . .    42
         Executive Compensation/Summary Compensation Table  . . . . . . . . . .    43
         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
               Options/SARs   . . . . . . . . . . . . . . . . . . . . . . . . .    44
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . .    44
         Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . .    44
         First Federal Pension Plan . . . . . . . . . . . . . . . . . . . . . .    45
         Report of the Board of Directors on Compensation During Fiscal
               1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         Comparative Stock Performance Graph  . . . . . . . . . . . . . . . . .    47
         Indebtedness of Management . . . . . . . . . . . . . . . . . . . . . .    47

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . .    47

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

EXHIBIT A
         Agreement and Plan of Reorganization among First of America
         Bank Corporation, First of America Acquisition Company and
         F&C Bancshares, Inc., dated as of June 14, 1994. . . . . . . . . . . .   A-4

EXHIBIT B
         Opinion of Sandler O'Neil & Partners, L.P. . . . . . . . . . . . . . .   B-1

EXHIBIT C
         Section 607.1301, 607.1302 and 607.1320 of the Florida
         Business Corporation Act . . . . . . . . . . . . . . . . . . . . . . .   C-1

                   SUMMARY OF THE PROSPECTUS/PROXY STATEMENT

         This Prospectus/Proxy Statement contains, or incorporates by reference, information about the Annual Meeting, the Merger, First of America Common Stock, F&C Common Stock, First of America, and F&C. The following summary does not purport to be complete and is qualified in its entirety by the specific provisions of the full text of this Prospectus/Proxy Statement, the documents incorporated herein by reference, and the exhibits attached hereto, including the Merger Agreement attached as Exhibit A hereto.

         THE ANNUAL MEETING. The Annual Meeting will be held at the Murdock Office of First Federal Savings Bank of Charlotte County ("First Federal"), located at 1600 Tamiami Trail, Port Charlotte, Florida, on Thursday, October 13, 1994, at 4:00 p.m., Eastern Time. Only the holders of record of the outstanding shares of F&C Common Stock at the close of business on August 18, 1994 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the Record Date, _______ shares of F&C Common Stock were outstanding and entitled to vote. Each share of F&C Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

         At the Annual Meeting, F&C shareholders will be asked to consider and vote upon (i) a proposal to approve the Merger Agreement, (ii) a proposal to elect two directors for a term of three years and until their successors have been elected and qualified, (iii) a proposal to ratify the appointment of KPMG Peat Marwick by the Board of Directors of F&C as F&C's independent auditors for fiscal 1995 and (iv) the transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof. The affirmative vote of the holders of a majority of the outstanding shares of F&C Common Stock, voting in person or by proxy, is required to approve the Merger Agreement. The votes required for the other proposals to be presented at the Annual Meeting are discussed under "The Annual Meeting - Votes Required."

         Each of the five directors of F&C has entered into an agreement with First of America which requires, among other things, that each such director vote all shares of F&C Common Stock beneficially owned by him in favor of the Merger Agreement. Such directors owned _______ shares or ____ percent of the F&C Common Stock outstanding on the Record Date, excluding shares subject to stock options.

         EVERY SHAREHOLDER'S VOTE IS IMPORTANT. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

         THE PARTIES. First of America is a Michigan corporation, a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended, (the "Bank Holding Company Act") and a registered savings and loan holding company under the federal Home Owners Loan Act of 1933, as amended ("HOLA"). Its corporate headquarters are located at 211 South Rose Street, Kalamazoo, Michigan 49007. Its telephone number is (616) 376-9000. At June 30, 1994, it owned 20 insured financial institutions located in Michigan, Illinois, Indiana, and Florida (the "FOA Banks"). At June 30, 1994, the consolidated
assets of First of America totaled $23.1 billion.   See "Information About
First of America."

         Acquisition Sub is a Florida corporation wholly owned by First of America. Its sole purpose is to facilitate First of America's acquisition of F&C through the Merger.

         F&C is a Florida corporation and a unitary savings and loan holding company under HOLA. Its corporate headquarters are located at 1600 Tamiami Trail, Port Charlotte, Florida 33948. Its telephone number is (813) 627-3322. F&C owns 100 percent of the stock of and operates First Federal, a federally chartered savings bank. At June 30, 1994, F&C's consolidated assets totaled $394.3 million. See "Information About F&C."

         THE MERGER. The Merger Agreement provides for the merger of F&C into Acquisition Sub, with Acquisition Sub designated as the surviving corporation. On the effective date of the Merger, First of America will continue its existing business, F&C will be merged into Acquisition Sub and cease to exist, and Acquisition Sub will continue to be a wholly owned subsidiary of First of America. The Merger Agreement also provides that immediately following effectiveness of the Merger, First Federal will be merged with First of America Bank -Florida, F.S.B. ("First of America-Florida"), an existing savings bank subsidiary of First of America (the "Bank Merger"). The main office and the branch facilities of First Federal will be maintained as branch facilities of First of America-Florida. See "The Merger--Merger."

         BACKGROUND OF THE MERGER. F&C, through its financial advisor, Sandler O'Neil & Partners, L.P. ("Sandler"), solicited and received indications of interest concerning the acquisition of F&C from First of America and other financial institution holding companies. After consulting with Sandler and legal counsel, F&C negotiated a proposed Merger Agreement with First of America. Following an in-depth analysis, review and discussion of such agreement by and among Sandler, F&C's legal counsel and its board of directors, including Sandler's advice that the consideration to be received was fair, from a financial point of view, to holders of F&C Common Stock, the board of
directors of F&C unanimously voted to  approve the Merger Agreement.   See "The
Merger--Background of the Merger", and "The Merger--Fairness Opinion to F&C."

         CONSIDERATION TO BE RECEIVED IN THE MERGER. The Merger Agreement provides that upon effectiveness of the Merger, each share of F&C Common Stock issued and outstanding immediately prior to the Merger (other than "Dissenting Shares", as defined below) will be converted into and exchanged for the number of shares rounded to the nearest ten thousandth of a share of First of America Common Stock equal to $23.25 (the "Exchange Price") divided by the average of the closing trade prices of First of America Common Stock as reported by the NYSE during the last fifteen trading days on which reportable sales of First of America Common Stock take place on the NYSE immediately prior to, but not including, the third business day prior to the effectiveness of the Merger (the "Average Price") (the quotient of the Exchange Price divided by the Average Price is referred to as the "Exchange Ratio"); provided, however, the Exchange Ratio will not be below .5519 or be above .6436. See "The Merger--Consideration to be Received in the Merger."

         No fractional shares of First of America Common Stock shall be issued in the Merger to holders of shares of F&C Common Stock. In lieu thereof, First of America will pay cash for the value of such fractional shares on the basis set forth in the Merger Agreement. See "The Merger--Treatment of Fractional Shares."

         The Merger Agreement further provides that upon effectiveness of the Merger, each outstanding option to purchase F&C Common Stock will be converted into, based on the Exchange Ratio, options to acquire shares of First of America Common Stock. The per share exercise price under each F&C option shall be unchanged and the exercise period shall be the same as the exercise period
of the current F&C options.   See "The Merger--Treatment of Outstanding F&C
Stock Options."

         The Exchange Ratio was determined through the parties' negotiation of the Merger Agreement (see "The Merger--Background of the Merger"). These terms reflect First of America's and F&C's judgments as to the value of the shares of F&C Common Stock relative to the historical and anticipated market price of First of America Common Stock. See "The Merger--Termination, Modification, Amendment and Waiver."

         FAIRNESS OPINION TO F&C. Sandler, F&C's financial advisor, delivered its oral advice on June 14, 1994 and its written opinion, dated ________, 1994, to F&C's Board of Directors, stating that the consideration to be received was fair, from a financial point of view, to holders of F&C Common Stock. F&C shareholders are urged to read the opinion of Sandler, which is attached to this Prospectus/Proxy Statement as Exhibit B, for a description of the procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection therewith. See "The Merger--Fairness Opinion to F&C."

         RECOMMENDATION OF F&C BOARD OF DIRECTORS. The Board of Directors of F&C has unanimously approved the Merger Agreement and unanimously recommends that shareholders vote for approval of the Merger Agreement. See "The Merger--Recommendation of F&C Directors."

         INTERESTS OF MANAGEMENT. Certain members of the management and the Board of Directors of F&C have certain interests in the Merger that are in addition to their interests as stockholders of F&C generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification, and insurance,

First of America's commitment to honor the terms of an existing employment agreement between First Federal and D.R. Witter, Jr., Chairman, President and Chief Executive Officer of F&C and First Federal and the appointment of all of the members of the First Federal Board of Directors to the First of America - Florida Board of Directors. In addition, upon their retirement the outside directors of the First Federal board will receive payments from First of America in lieu of any benefits such directors are entitled to receive under First Federal's Directors' Retirement Plan. The amounts to be received by the various executive officers and directors of F&C pursuant to the foregoing arrangement are described in greater detail under "The Merger--Interests of Management."

         Other than as set forth above, no director or executive officer of F&C has any direct or indirect material interest in the Merger, except insofar as ownership of F&C Common Stock and existing options to purchase such stock might be deemed such an interest.

         RESALE OF FIRST OF AMERICA COMMON STOCK. The shares of First of America Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such stock, except for those shares held by those holders who may be deemed to be "affiliates" of F&C and First of America under applicable federal securities laws. See "The Merger--Resale of First of America Common Stock."

         DIFFERENCES IN SHAREHOLDER RIGHTS. First of America is a Michigan corporation subject to the provisions of the Michigan Business Corporation Act, as amended (the "Michigan Act"), and F&C is a Florida Corporation subject to the Florida Business Corporation Act, as amended (the "Florida Act"). Upon consummation of the Merger, shareholders of F&C will become shareholders of First of America and their rights will be governed by First of America's Articles of Incorporation and Bylaws and the Michigan Act. The rights of shareholders of First of America are different in certain respects from the rights of shareholders of F&C. See "Description and Comparison of First of America Capital Stock and F&C Capital Stock--First of America Common Stock," "Comparison of Certain Provisions of First of America's Articles of Incorporation and Bylaws and F&C's Articles of Incorporation and Bylaws" and "Comparison of the Michigan Business Corporation Act and the Florida Business Corporation Act."

         FIRST OF AMERICA COMMON STOCK. Subject to the rights of the holders of any First of America preferred stock if and when outstanding (the "First of America Preferred Stock") to vote in event of dividend arrearages and when specifically required by the Michigan Act, holders of First of America Common Stock have exclusive voting rights. Holders of First of America Common Stock elect approximately one-third of the Board of Directors for a three year term at each annual meeting. Subject to the prior rights of the holders of First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive dividends if and when declared by First of America's Board of Directors out of any funds legally available therefor. Subject to the rights of the holders of First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation all of the assets of First of America remaining after provision for the payment of creditors. Holders of First of America Common Stock have no preemptive rights to subscribe to any additional shares which First of America may issue. Under the Michigan Act, holders of First of America Common Stock generally have no dissenters' rights of appraisal because First of America Common Stock is held of record by more than 2,000 persons. See "Description and Comparison of First of America Capital Stock and F&C Capital Stock--First of America Common Stock."

         Certain provisions of First of America's Articles of Incorporation and Bylaws and First of America's Shareholder Rights Plan may have the effect of rendering more difficult or discouraging a merger proposal involving First of America, a tender offer for the voting stock of First of America, or a proxy contest for control of First of America's Board of Directors. F&C's Articles of Incorporation and Bylaws also contain certain provisions that may have similar anti-takeover effects. F&C does not, however, have a shareholder rights plan. See "Comparison of Certain Provisions of First of America's Articles of Incorporation and Bylaws and F&C's Articles of Incorporation and Bylaws" and "Description and Comparison of First of America Capital Stock and F&C Capital Stock--First of America Shareholder Rights Plan."

         RIGHTS OF DISSENTING SHAREHOLDERS. Any holder of F&C Common Stock who, before shareholders vote on approval of the Merger Agreement, delivers to F&C written demand for cash payment for his or her shares and who does not vote in favor of approval of the Merger Agreement, will have the right to such payment in the event the Merger is consummated, provided that the shareholder complies with the applicable provisions of the Florida Act ("Dissenting Shares"). A shareholder exercising dissenter rights under the Florida Act may receive consideration for his or her F&C Common Stock more than, the same as, or less than the consideration which would be received in the Merger. A copy of those provisions is attached as Exhibit C to the Prospectus/Proxy Statement. See "The Merger--Rights of Dissenting Shareholders."

         FEDERAL INCOME TAX CONSEQUENCES. The Merger Agreement provides, as a condition to the parties' obligations to consummate the Merger, that the parties shall have received an opinion from counsel to First of America that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and, except with respect to any cash received in lieu of fractional shares or for shares of F&C Common Stock with respect to which dissenters' rights have been exercised, no gain or loss will be recognized by the holders of F&C Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares. See "The Merger--Federal Income Tax Consequences."

         REGULATORY APPROVALS. Consummation of the Merger is conditioned upon obtaining the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS") and the Michigan Financial Institutions Bureau (the "Michigan FIB"). Consummation of the Merger is further conditioned upon obtaining the prior approval of the OTS with respect to the Bank Merger. First of America is preparing to submit or has submitted to these regulatory agencies applications for approval of the Merger and the Bank Merger. There can be no assurances that such regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger--Regulatory Approvals."

         OTHER CONDITIONS. Under the Merger Agreement, consummation of the Merger is also subject to other conditions including, without limitation, the absence of any material adverse change in the capitalization, business, properties or financial condition of the parties. See "The Merger-- Conditions to the Merger."

         EFFECTIVE TIME OF THE MERGER. The Merger shall become effective on the date that Articles of Merger are filed by F&C and Acquisition Sub with the Department of State of the State of Florida pursuant to the Florida Act, unless another date is provided in such Articles of Merger (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Merger Agreement by the requisite vote of the shareholders of F&C and the satisfaction or waiver of all other conditions to the Merger. In addition, the Merger Agreement may be terminated, either before or after approval by the shareholders of F&C, under certain circumstances. See "The Merger--Termination, Modification, Amendment and Waiver."

         TERMINATION, MODIFICATION, AMENDMENT AND WAIVER. The Merger Agreement generally may be terminated and the Merger abandoned before the effectiveness of the Merger as follows: (1) by agreement between First of America and F&C authorized by a majority of the entire Board of Directors of each; (2) by First of America or F&C if any condition to effectiveness of the Merger is not fulfilled and not waived by the party adversely affected; (3) by First of America or F&C in the event of a material breach by the opposite party of any representation, warranty, covenant, or agreement contained in the Merger Agreement which has not been cured within 30 days after written notice has been given to the breaching party; (4) by First of America or F&C if the Merger is not consummated on or before June 30, 1995; or (5) by F&C in the event that (i) the Average Closing Price is less than $31.85; and (ii) the First of America Ratio (as defined in "The Merger--Termination, Modification, Amendment, and Waiver") is less than ninety-five percent (95%) of the Index Ratio (as defined in "The Merger--Termination, Modification, Amendment, and Waiver").
See "The Merger--Termination, Modification, Amendment, and Waiver."

         At any time before effectiveness of the Merger (including the time after shareholder approval of the Merger Agreement), the time for performance may be extended and the covenants, agreements, and conditions of the Merger Agreement may be modified, amended, or waived by the appropriate officers or directors of First of

America and F&C. However, after approval of the Merger Agreement by F&C shareholders, any such waiver shall be made by F&C only if, in the opinion of the appropriate officers or directors of F&C, such waiver will not have any material adverse affect on the benefits intended under the Merger Agreement for the shareholders of F&C and will not require resolicitation of any proxies for such shareholders.

         WARRANT AGREEMENT. In fulfillment of a condition to First of America's execution of the Merger Agreement, F&C issued a warrant (the "Warrant") to First of America pursuant to a Warrant Agreement dated as of June 14, 1994 (the "Warrant Agreement"). The Warrant entitles First of America to purchase an aggregate of 648,400 shares of F&C Common Stock at a price of $19.00 per share if both a Preliminary Purchase Event and a Purchase Event, as defined in the Warrant Agreement, shall have occurred. The per share exercise price of the Warrant was determined by arm's-length negotiations and was based on the historical market price of the F&C Common Stock prior to the first public announcement of the Merger Agreement by the parties. The purpose of the Warrant Agreement and related Warrant is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire F&C. A copy of the Warrant Agreement and the Warrant are attached as Exhibit C to the Merger Agreement attached to this Prospectus/Proxy Statement as Exhibit A. See "The Merger--Warrant Agreement."

                         SELECTED FINANCIAL INFORMATION

 ($ in millions, except per share data)                June 30,                                 December 31,
                                              ----------------------     -------------------------------------------------------
 FIRST OF AMERICA BANK CORPORATION                1994        1993         1993        1992        1991        1990        1989
 ---------------------------------                ----        ----         ----        ----        ----        ----        ----
 BALANCE SHEET SUMMARY AT PERIOD END
          Investment securities:
             Held to Maturity                  $ 3,114       4,619        1,857       3,490       4,261       3,775       3,604
             Available for sale                  2,951          --        3,261          --          --          --          --
             Held for sale                          --         418           --       1,137          --          --          --
          Net loans                             15,015      13,705       14,205      13,579      13,053      11,091       9,824
          Total assets                          23,077      20,480       21,230      20,147      19,470      16,790      15,507
          Deposits                              19,122      17,874       18,244      18,036      17,483      15,016      13,828
          Long-term debt                           411         272          254         254         260         180         171
          Total shareholders' equity             1,522       1,412        1,523       1,335       1,267       1,176       1,118
          Book value per common share -
            primary                              25.71       23.41        25.60       22.12       20.58       18.97       17.52

 SUMMARY OF OPERATIONS FOR THE PERIOD (a)
          Net interest income                $     462         448          902         875         751         679         641
          Provision for loan losses                 43          44           85          79          71          45          44
          Net income                               112         118          247         148         159         155         152
          Net income applicable to common
            stock                                  112         115          241         135         144         138         133
          Net income per common share:
             Primary                              1.86        2.00         4.20        2.46        2.69        2.62        2.52
             Fully diluted                        1.86        1.98         4.14        2.46        2.69        2.62        2.52
          Cash dividends declared per
            common share                          0.80        0.75         1.55        1.34        1.24        1.15        1.08

                                                                                            Year Ended June 30,
                                                                         --------------------------------------------------------
 F&C BANCSHARES, INC.                                                      1994        1993        1992        1991        1990
 --------------------                                                      ----        ----        ----        ----        ----
 BALANCE SHEET SUMMARY AT PERIOD END
          Securities                                                     $  123          63          60          40          32
          Net loans                                                         216         212         232         247         247
          Total assets                                                      394         412         429         364         347
          Deposits                                                          345         363         383         318         301
          Total shareholders' equity                                         45          44          43          42          43
          Book value per common share                                     13.76       13.70       13.44       13.15       13.50


 SUMMARY OF OPERATIONS FOR THE PERIOD
          Net interest income                                                12          13          11          11          11
          Net income (loss)                                                   3        3(b)           4           3           3
          Net Income per common share                                      1.00     1.07(b)        1.13        0.86        0.99
          Cash dividends declared per
            common share                                                   0.90        0.80        0.80        1.18        0.46
- ---------------------------

(a) The interim period presented is for the six months ended June 30.
(b) Includes a $733,000 charge, or $0.23 per share, relating to F&C's retroactive adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

                         COMPARATIVE MARKET PRICE DATA

         The First of America Common Stock is traded on the NYSE (symbol "FOA") and the F&C Common Stock is traded in the over the counter market on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market (symbol "FSCC"). The following table sets forth during the periods indicated the high and low closing prices of the First of America Common Stock and the F&C Common Stock as reported on the NYSE and the NASDAQ National Market, respectively.

                                               First of America                             F&C
                                        ----------------------------           ------------------------------
                                            High              Low                  High               Low
                                        -----------       ----------           ------------       -----------
 Quarter Ended:

   September 30, 1994
    (through _________ __,
    1994)                              $                  $                   $                  $
   June 30, 1994                           39.88              35.63               22.00              17.25

   March 31, 1994                          38.50              35.38               18.75              17.00

   December 31, 1993                       42.88              36.88               20.25              17.00

   September 30, 1993                      42.38              37.00               20.75              17.00

   June 30, 1993                           43.25              37.00               18.75              16.75

   March 31, 1993                          42.75              37.75               18.25              14.50

   December 31, 1992                       37.88              31.63               15.50              14.00

   September 30, 1992                      35.38              30.63               15.75              13.00

   June 30, 1992                           34.00              29.38               14.00              11.75

   March 31, 1992                          31.38              29.00               12.50              10.25

- ------------------------------

         On June 13, 1994, the last trading day preceding the public announcement of the Merger, the high, low and closing sales prices for First of America Common Stock were $39.875, $39.375 and $39.875, respectively, and the high, low and closing sales prices for F&C Common Stock were $_______, $_______ and $_______, respectively. On ______________, 1994, a day shortly prior to the mailing of this Prospectus/Proxy Statement, the high, low and closing sales prices for First of America Common Stock were $_______, $_______, and $_______, respectively and for F&C Common Stock were $_______, $_______, and $_______, respectively.

         Shareholders are advised to obtain current market quotations for the First of America Common Stock and the F&C Common Stock. As discussed under "The Merger - Consideration to be Received in the Merger," the final Exchange Ratio will be determined based on the average of the closing trade prices of the First of America Common Stock on the NYSE during the last 15 days on which reportable sales of First of America Common Stock took place immediately prior to, but not including, the third business day prior to the Effective Time, provided, however, the Exchange Ratio will not be below .5519 or be above .6436. No assurance can be given concerning the market price of the First of America Common Stock before or after the Effective Time.

              HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

         The following table presents historical and pro forma per share data for First of America, and historical and equivalent pro forma per share data of F&C giving effect to the Merger using the pooling-of-interests method of accounting. Pro forma financial presentations provide information on the impact of the Merger by showing how it might have affected historical financial statements if it had been consummated at an earlier time. The data presented below is not necessarily indicative of the results which would have actually been attained if the Merger had been consummated in the past or what may be attained in the future.

         First of America's fiscal year ends December 31 and F&C's fiscal year ends June 30. In the following table, F&C financial data is presented consistent with the fiscal year of First of America. F&C book value is as of December 31, 1993 and June 30, 1994, and net income and dividend data reflect results for the twelve months then ended. The per share data included in the following table should be read in conjunction with the consolidated financial statements of First of America and F&C incorporated by reference herein.

                                       First of America    First of America        F&C        F&C Pro Forma
                                          Historical        Pro Forma (a)       Historical   Equivalent (b)
                                          ----------        -------------       ----------   --------------
Book value:
     December 31, 1993                      $25.60              25.50             13.54           15.24
     June 30, 1994                           25.71              25.63             13.76           15.32

Cash dividends declared per share:
  Year ended December 31, 1991                1.24               1.24              0.80            0.74
  Year ended December 31, 1992                1.34               1.34              0.80            0.80
  Year ended December 31, 1993                1.55               1.55              0.90            0.93
  Six months ended June 30, 1994              0.80               0.80              0.30            0.48

Net income per share - primary:
  Year ended December 31, 1991                2.69               2.67              0.95            1.60
  Year ended December 31, 1992                2.46               2.43              1.13            1.45
  Year ended December 31, 1993                4.20               4.11              1.21            2.46
  Six months ended June 30, 1994              1.86               1.84              0.54            1.10

Net income per share - fully diluted:
  Year ended December 31, 1991                2.69               2.67              0.95            1.60
  Year ended December 31, 1992                2.46               2.43              1.13            1.45
  Year ended December 31, 1993                4.14               4.05              1.21            2.42
  Six months ended June 30, 1994              1.86               1.84              0.54            1.10

Market value per common share:(c)
   June 13, 1994                            39.875             39.875             19.50           23.84
   September ___, 1994


                            NOTES TO PER SHARE DATA

(a) Pro forma amounts per share assume that F&C Common Stock will be converted and exchanged for First of America Common Stock based on an Exchange Ratio of .5978, which is the mid-point of the range of the Exchange Ratio. First of America pro forma amounts do not reflect the exercise of outstanding options to acquire 109,302 shares of F&C Common Stock at June 30, 1994. Assumed exercise of these options would not have a significant impact upon the pro forma amounts.

(b) Pro forma equivalent amounts are computed by multiplying the First of America pro forma amounts by an assumed Exchange Ratio of .5978, which is the mid-point of the range of the Exchange Ratio. See "The
    Merger--Consideration to be Received on the Merger."

    Pro forma equivalent per share information based on the minimum and maximum Exchange Ratios follows:

                                                                                  Maximum              Minimum
                                                                              Exchange Ratio       Exchange Ratio
                                                                                   .6436                .5519
                                                                           -------------------    ----------------
                             Pro forma book value:
                                  December 31, 1993                        $       16.41                14.07
                                  June 30, 1994                                    16.50                14.15

                             Pro forma cash dividends declared:
                                Year ended December 31, 1991                        0.80                 0.68
                                Year ended December 31, 1992                        0.86                 0.74
                                Year ended December 31, 1993                        1.00                 0.86
                                Six months ended June 30, 1994                      0.51                 0.44

                             Pro forma fully diluted earnings per
                             share:                                                 1.72                 1.47
                                Year ended December 31, 1991                        1.56                 1.34
                                Year ended December 31, 1992                        2.61                 2.24
                                Year ended December 31, 1993                        1.18                 1.02
                                Six months ended June 30, 1994

(c) The market values per share of First of America Common Stock (Historical) represent the closing trade prices on the NYSE on the dates noted. The market values per share of F&C Common Stock (Historical) represent the last sales prices as reported by NASDAQ National Market on the dates noted.

                              GENERAL INFORMATION

         This Prospectus/Proxy Statement is being furnished to shareholders of F&C in connection with the solicitation of proxies by the Board of Directors of F&C for use at the Annual Meeting to be held on October 13, 1994, and at any adjournment thereof. This document also serves as a prospectus of First of America in connection with the issuance of First of America Common Stock to holders of F&C Common Stock upon consummation of the Merger. All information contained herein with respect to First of America has been supplied by First of America and all information with respect to F&C has been supplied by F&C.

         This Prospectus/Proxy Statement, the attached Notice of Annual Meeting of Shareholders and the form of proxy and other documents enclosed herewith are being first mailed to the shareholders of F&C on or about September __, 1994.


                               THE ANNUAL MEETING

         The Annual Meeting will be held at the Murdock Office of First Federal, located at 1600 Tamiami Trail, Port Charlotte, Florida, on Thursday, October 13, 1994, at 4:00 p.m., Eastern Time.

         MATTERS TO BE CONSIDERED. At the Annual Meeting shareholders of F&C will consider and vote upon (i) a proposal to approve the Merger Agreement;
(ii) a proposal to elect two directors for three-year terms and until their successors are elected and qualified; (iii) a proposal to ratify the appointment of KPMG Peat Marwick LLP as F&C's independent public accountants for the fiscal year ending June 30, 1995 (provided that the Merger has not been consummated); and (iv) the transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof.

         SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE. The close of business on August 18, 1994 has been fixed by the Board of Directors of F&C as the Record Date for the determination of holders of F&C Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were _______ shares of F&C Common Stock outstanding and entitled to vote. Each share of F&C Common Stock entitles the holder thereof to one vote on each matter to be submitted to F&C shareholders at the Annual Meeting.

         VOTES REQUIRED. A quorum, consisting of a majority of the voting power of the issued and outstanding F&C Common Stock, must be present in person or by proxy before any action may be taken at the Annual Meeting. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF F&C COMMON STOCK IS REQUIRED TO APPROVE THE MERGER AGREEMENT. Assuming a quorum is present, directors will be elected by a plurality of the votes cast and the proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants will be approved if the votes cast in favor thereof exceed the votes cast opposing such proposal.

         Under rules of the NYSE, the proposal to adopt the Merger Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" (as well as withheld votes in the case of the election of directors) will be considered in determining the presence of a quorum at the Annual Meeting but will not be counted as a vote cast for a proposal. Because the proposal to adopt the Merger Agreement is required to be approved by the holders of a majority of the outstanding shares of F&C Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal. Assuming the presence of a quorum, abstentions and broker "non-votes" also will not be counted as votes to ratify F&C's independent public accountants and will not affect the vote required for such proposal. Withheld votes and broker "non-votes" also will not affect the votes required for election of directors.

         As of the Record Date, the directors and executive officers of F&C and their affiliates in the aggregate beneficially owned and are entitled to vote _______ shares, or ____percent, of the outstanding F&C Common Stock

(exclusive of shares of F&C Common Stock which may be acquired upon the exercise of outstanding stock options). The directors of F&C, who in the aggregate beneficially owned _______ shares, or ____ percent, of the outstanding F&C Common Stock as of the Record Date, have entered into an agreement with First of America which provides, among other things, that they shall vote any shares of F&C Common Stock in which they have the right to vote in favor of the Merger Agreement.

         VOTING, SOLICITATION AND REVOCATION OF PROXIES. A proxy for use at the Annual Meeting accompanies this Prospectus/Proxy Statement and is solicited by the Board of Directors of F&C. Any F&C shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of F&C, at the address of F&C set forth on the Notice of Annual Meeting of Shareholders, written notice of such revocation; by executing a later-dated proxy; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Each proxy returned to F&C (and not revoked) will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted: (1) for approval of the Merger Agreement;
(2) for the election of the nominees for director named in this Prospectus/Proxy Statement; and (3) in favor of ratifying the appointment of KPMG Peat Marwick as independent public accountants of F&C. The Board of Directors of F&C knows of no other matters to be presented at the Annual Meeting; however, if any other matter properly comes before the Annual Meeting or any adjournment or adjournments thereof, all proxies returned to F&C will be voted on any such matter in accordance with the judgment of the proxy holders.

         F&C will bear the costs of printing and mailing this Prospectus/Proxy Statement and the proxy and F&C Annual Report to Shareholders which accompany this Prospectus/Proxy Statement, as well as all other costs incurred in connection with the solicitation of proxies from F&C shareholders on behalf of the F&C Board of Directors. F&C has retained Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. Such firm will receive a fee of approximately $4,000, plus expenses. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by directors, officers or employees of F&C, by telephone or by personal contact.
Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of F&C Common Stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of F&C Common Stock entitled to vote at the Annual Meeting, and F&C will reimburse such persons for their reasonable expenses incurred in doing so.

                                   THE MERGER
                                 (Proposal One)

         GENERAL. The following is a summary of the material features of the Merger Agreement and the Merger. The Merger Agreement contains all the terms of and conditions to consummation of the Merger, including the manner and basis for converting and exchanging the outstanding shares of F&C Common Stock into and for First of America Common Stock. This description of the Merger and the Merger Agreement and all other references herein are qualified in their entirety by provisions of the Merger Agreement, which is incorporated herein by reference and a copy of which is attached to this Prospectus/Proxy Statement as Exhibit A .

         PARTIES TO THE MERGER AGREEMENT. First of America is a Michigan corporation, a registered bank holding company and a registered savings and loan holding company with its corporate headquarters located in Kalamazoo, Michigan. At June 30, 1994, its consolidated assets totaled $ 23.1 billion.

         Acquisition Sub is a Florida corporation wholly owned by First of America. Its sole purpose is to facilitate First of America's acquisition of F&C.

         F&C is a Florida corporation and a unitary savings and loan holding company located in Port Charlotte, Florida. At June 30, 1994, F&C's consolidated assets totaled $394.3 million. F&C owns 100 percent of and operates First Federal.

         THE MERGER. The Merger Agreement provides that the affiliation of F&C with First of America is to be effected by the merger of F&C into Acquisition Sub, with Acquisition Sub designated as the surviving corporation. Upon effectiveness of the Merger, First of America will continue its existing business, F&C will be merged into Acquisition Sub and cease to exist, and Acquisition Sub will remain a wholly owned subsidiary of First of America. The Merger Agreement also provides that immediately following effectiveness of the Merger, First Federal will be merged with First of America-Florida in the Bank Merger. The main office and branch facilities of First Federal will be maintained as branch facilities of First of America-Florida.

         BACKGROUND OF THE MERGER. In light of the general status of and consolidation trends in the financial services industry, the Board of Directors of F&C has from time to time considered and analyzed F&C's strategic options, including prospects for F&C continuing as an independent entity and possible business combination transactions with financial institutions of varying sizes and the effects of such transactions on F&C and its shareholders, employees and the communities it serves. In addition, F&C senior management has in the past received informal inquiries from other financial institutions, and in two cases engaged in preliminary discussions, regarding a possible business combination involving F&C.

         At meetings of the Board of Directors held on January 13, 1994 and March 15, 1994, the Board and management of F&C discussed at length F&C's strategic options. At the March 15th meeting, representatives of Sandler, F&C's financial advisor, reviewed in detail with the Board a number of matters relating to the Board's analysis of the strategic alternatives available to F&C, including (i) the general status of the financial services industry, including those entities operating in F&C's region; (ii) valuation analyses of F&C; (iii) historic and current bank and thrift institution stock price levels and terms of recent financial institution mergers; (iv) consolidation trends in the financial services industry and in Florida specifically; (v) the outlook for price appreciation of F&C Common Stock; and (vi) prospects for F&C continuing as an independent entity, including its prospects of acquiring smaller institutions in the region or expanding its current business to further increase size and earnings as an independent entity. Following the Sandler presentation, the Board considered at length F&C's strategic alternatives, including the apparent continuing consolidation of the financial services industry, the consideration that F&C might be at a competitive disadvantage as an independent entity in a more consolidated environment, F&C's prospects of further increasing its size and earnings without effecting the acquisition of other financial institutions in the region, and the view of Sandler that prevailing market conditions for business combinations of financial institutions was favorable. The discussion also focused on the effects that a business combination transaction would have on F&C's shareholders and employees and on the communities served by F&C and on the timing of a potential transaction.

         At the close of the March 15th meeting, the Board of Directors, based largely on the business prospects of F&C and the outlook for price appreciation of the F&C Common Stock as an independent entity and the favorable market conditions for business combinations of financial institutions, concluded that exploration of a business combination transaction involving F&C in the current time frame was in the best interests of F&C and its shareholders. On March 2, 1994, Sandler was engaged specifically to advise F&C with respect to a possible business combination transaction in which F&C would be acquired by another financial institution and to assist it in evaluating whether such a transaction would be in the best interests of F&C and its shareholders.

         Following the March 15th meeting of the Board of Directors, representatives of Sandler made confidential inquiries of the companies determined to be likely to have an interest in and the ability to effect an acquisition of F&C, including First of America. The Board of Directors of F&C was regularly advised by representatives of Sandler as to the status of these inquiries.

         On May 10, 1994, the Board of Directors met with representatives of Sandler and reviewed the status of Sandler's inquiries of possible affiliation partners. Sandler reported to the Board that it had received informal indications of interest from three companies, one of which was First of America. Each of the indications of interest contemplated a stock-for-stock acquisition of F&C and a merger of F&C into the acquiror. Representatives of Sandler reviewed with the Board financial, operational and stock market capitalization data with respect to each institution as to which inquiries had been made, as well as certain pro forma financial data giving effect to a business combination with each company that had indicated interest. The Board of Directors discussed at length the various issues raised by Sandler's presentation, as well as issues relating to the relative merits of a transaction with each of the three entities that had expressed interest. Among the matters discussed was the desirability of a pricing structure in which the stock-for-stock exchange ratio would be subject to adjustment as a result of price fluctuations in an acquiror's stock between the execution of an acquisition agreement and the closing of a transaction. At the closing of the meeting, the Board of Directors requested that Sandler continue its discussions with each of the three companies that had indicated interest and schedule a due diligence review of F&C by each of the parties.

         The Board of Directors met on June 3, 1994 to review with representatives of Sandler the status of Sandler's discussions with First of America and the other two parties that had indicated interest in a business combination transaction with F&C. At this meeting, Sandler reported on the offer of First of America and one of the other two parties and that the third party had expressed doubt, based on capitalization, anti-trust issues and other issues peculiar to it, as to whether it would be interested in a business combination with F&C based upon the transaction terms then under discussion with First of America. Both offers contemplated a 100 percent stock transaction having an indicated value of $23.00 per share. At the Board of Director's request, Sandler contacted each of the bidders and requested the highest price each party would be prepared to offer. First of America subsequently advised Sandler that it would be prepared to offer $23.25 per share, while the other party advised Sandler that its final bid was $23.00. After further discussion with Sandler regarding the financial value of the respective proposals, including the payment of dividends during the pendency of the transaction, the Board of Directors concluded that First of America's offer was superior. The Board of Directors of F&C requested that representatives of Sandler continue their discussions with both parties and to concentrate their activities on seeking to obtain a definitive written proposal from First of America.

         The Board of Directors of F&C met on June 14, 1994 to discuss the Merger Agreement and related agreements that were finalized on that date. As finalized, the Merger Agreement provided that the per share consideration to be received in the Merger by F&C shareholders (other than shares held by dissenting shareholders of F&C) would be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of First of America Common Stock as shall be equal to (i) $23.25 divided by (ii) the average of the closing trade prices of First of America Common Stock on the NYSE during the last fifteen trading days on which reportable sales of First of America Common Stock took place immediately prior to, but not including, the third business day prior to the Effective Time, provided, however, the Exchange Ratio would not be decreased below .5519 or be increased above .6436.

         After review of the matters considered by the Board since March 1994, as well as the terms of the Agreement and the Warrant Agreement, and the opinion of Sandler that the consideration to be received by F&C's shareholders under the terms of the Merger Agreement was fair to F&C's shareholders from a financial point of view, the Board of Directors unanimously approved the definitive Merger Agreement and the Warrant Agreement. The Merger Agreement and the Warrant Agreement were executed on June 14, 1994.

         REASONS FOR THE MERGER. The F&C Board, with the assistance of outside financial and legal advisors, has evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger. The terms of the Merger, including the purchase price, are a result of arms-length negotiations between representatives of F&C and First of America. In reaching its determination that the Merger Agreement is fair to, and in the best interest of, F&C and holders of F&C Common Stock, the F&C Board considered a number of factors, both from a short term and a long term perspective, including, without limitation, the following: (1) F&C Board's familiarity with and review of F&C's business, financial condition, results of operations, management and prospects, including, but not limited to, its potential growth, development, productivity and profitability; (2) the current and prospective environment in which F&C operates, including national and local economic conditions, the competitive environment for savings and other financial institutions generally and the trend toward consolidation in the financial services industry; (3) information concerning the business, financial condition, results of operations and prospects of First of America, including recent acquisitions of First of America, the recent performance of First of America Common Stock, historical data of First of America, customary statistical measurements of First of America's financial performance, analysts' estimates of earnings of First of America, First of America's expectations of future business prospects and earnings based upon discussions with representatives of First of America and Sandler's estimates of discounted future cash flows and dividend streams for First of America under various circumstances and using various assumptions; (4) the value to be received by holders of F&C Common Stock pursuant to the Merger in relation to the historical trading prices and book value of F&C Common Stock; (5) the opinion of Sandler that the consideration to be received by the holders of F&C Common Stock is fair, from a financial point of view (See "The Merger--Fairness Opinion to F&C"); (6) the financial and other significant terms of the First of America offer; (7) the review by the F&C Board with its legal and financial advisors of the provisions of the proposed Merger Agreement and Warrant Agreement; (8) F&C Board's belief that the receipt of First of America Common Stock generally would permit F&C shareholders to defer any tax liability associated with the increase in the value of their stock as a result of the Merger and to become shareholders in First of America, an institution with strong operations, management and earnings performance; (9) the expectation that First of America will continue to provide quality service to the community and customers served by F&C; and (10) the compatibility of the respective business and management philosophies of F&C and First of America. The importance of these factors relative to one another cannot precisely be determined or stated here. Accordingly, the F&C Board has unanimously approved the Merger Agreement and unanimously recommends that F&C shareholders vote for approval of the Merger Agreement.

         First of America's management believes that the Merger will provide First of America with an attractive means of expanding its presence in the financial institutions market in and around Murdock and Port Charlotte, Florida. This market complements the other banking markets currently served by First of America's affiliate bank in Florida.

         FAIRNESS OPINION TO F&C. Pursuant to a letter agreement dated as of March 2, 1994 (the "Sandler Agreement"), F&C retained Sandler as its financial advisor in connection with strategic planning and merger and acquisition transactions. Pursuant to the Sandler Agreement, Sandler assisted F&C in negotiating and structuring the Merger Agreement, particularly the terms of the Merger Agreement described herein under the caption "The Merger--Consideration to be Received in the Merger," which terms include the Exchange Ratio.

         Sandler is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and, in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions. The F&C Board of Directors chose Sandler because of their expertise, experience and familiarity with the financial institution industry. No limitations were imposed on Sandler by the F&C Board of Directors with respect to the investigation made or procedures followed by Sandler in rendering its fairness opinion.

         Sandler has delivered a written opinion, dated as of _______________, to the F&C Board that the consideration to be received by the holders of shares of F&C Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders. The full text of Sandler's fairness opinion is attached as Exhibit B to this Prospectus/Proxy Statement and is incorporated herein by reference. The description of such opinion set forth herein is qualified in its entirety by reference to Exhibit
B. Holders of F&C Common Stock are urged to read the fairness opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications on the review undertaken by Sandler in connection therewith. Sandler's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any shareholder of F&C as to how such shareholder should vote at the annual meeting.

         Pursuant to the Sandler Agreement, F&C retained Sandler to act as independent financial advisor, to render general advisory services and also to specifically advise F&C in connection with F&C's strategic planning and merger and acquisition activities. Pursuant to the Sandler Agreement, F&C has agreed to pay Sandler retainer fee of $20,000 for Sandler's general advisory services. Under the Sandler Agreement, F&C will pay Sandler a fee of $50,000 for rendering its fairness opinion relating to the Merger. In addition, pursuant to the terms of the Sandler Agreement, F&C will pay Sandler a transaction fee in connection with the Agreement and the Merger. The transaction fee will be equal to (x) .15 percent of the aggregate purchase price of such transaction, payable upon signing of a definitive agreement plus (y) .85 percent of the aggregate purchase price such transaction payable upon consummation thereof. Pursuant to such arrangement, F&C paid to Sandler a transaction fee of $115,692 upon execution of the Merger Agreement and approximately $655,588 will become payable upon the Effective Time. Pursuant to the Sandler Agreement, F&C also has agreed to reimburse Sandler for its reasonable out-of-pocket expenses in connection with its engagement and to indemnify Sandler and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

         In connection with rendering its fairness opinion to the F&C Board, Sandler performed a variety of financial analyses which are summarized below. The following is a summary of such analyses, but does not purport to be a complete description of Sandler's analysis or presentation at such meeting of the F&C Board. Sandler believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Sandler's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Sandler made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of F&C and First of America. Any estimates contained in Sandler's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

         STOCK TRADING HISTORY. Sandler examined the history, the trading prices and volume of the F&C Common Stock and the First of America Common Stock, both separately and in relation to each other, and the relationship between the movements in the prices of both stocks to movements in certain stock indices, including (i) the Standard & Poor's 500 Index, (ii) the Standard & Poor's 56 Financial Index, (iii) a composite group of sixteen savings institutions headquartered in Florida, which Sandler believed follow an operating philosophy similar to that of F&C (First Palm Beach Bancorp, Inc., Harbor Federal Savings Bank, MHC, Fidelity FSB of Florida, MHC, FF Bancorp, Inc., BankUnited Financial Corp., Suncoast Savings and Loan, FFLC Bancorp, Inc., FloridaBank, a FSB, Florida First Federal Savings Bank, F.F.O. Financial Group, Inc., Republic Security Financial, First Financial Bancorp, First Family Bank, FSB, First Financial Bancshares of Polk, and FFE Financial Corp), and
(iv) a composite group consisting of fifteen commercial banks which Sandler believed to be similar to First of America (Banc One Corporation, Boatmen's Bancshares, Inc., Comerica Incorporated, Fifth Third Bancorp, Firstar Corporation, First Bank System, Inc., Huntington Bancshares Inc., KeyCorp, Marshall & Ilsley Corp., NBD Bancorp, Inc., National City Corporation, Northern Trust Corporation, Norwest Corporation and Old Kent Financial Corporation).

         ANALYSES OF SELECTED MERGER TRANSACTIONS. Sandler reviewed 111 transactions announced since January 1, 1993, involving public savings institutions as targets with transaction values over $15 million (each a "Transaction"). Among these were: (i) 47 transactions announced between January 1, 1994 and July 13, 1994 ("1994 Transactions"), (ii) eight transactions involving institutions located in Florida ("Florida Transactions"), and

(iii) 67 transactions with a ratio of transaction value to tangible book value greater than 150 percent ("Highest Price Transactions"). Sandler reviewed the price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, price to market price and deposit premium paid in each such transaction and computed high, low, mean and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for 1994 Transactions, Sandler derived an imputed range of values per share of F&C Common Stock of $13.29 to $21.17. Based upon the median multiples for Florida Transactions, Sandler derived an imputed range of values per share of F&C Common Stock of $14.86 to $22.89. Based upon the median multiples for the Highest Price Transactions, Sandler derived an imputed range of values per share of F&C Common Stock of $14.73 to $23.32.

         DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Using a discounted dividend stream and terminal value analysis, Sandler estimated the future stream of after-tax dividend flows that F&C could produce through 1999 under various circumstances, assuming F&C performed in accordance with the earnings forecasts of F&C's management and certain variations thereof (including variations with respect to the growth rate of assets and net interest rate spread). To approximate the terminal value of the F&C Common Stock at the end of the five-year period, Sandler applied price to earnings multiples ranging from seven to twenty and applied multiples of tangible book value ranging from 70 percent to 200 percent. The dividend net income streams and terminal values were then discounted to present values using different discount rates (ranging from 8 percent to 13 percent) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of F&C Common Stock. This analysis, assuming the current dividend payout ratio, indicated a total reference range of between $7.71 and $24.04 per share of F&C Common Stock. When an 11 percent discount rate was applied to median merger multiples based on the price to tangible book value multiples received under each Transaction (approximately 130 percent to 175 percent) the analysis indicated a reference range between $14.91 and $18.92 per share of F&C Common Stock. When the same discount rate of 11 percent was applied to merger market multiples based on price to earnings per share multiples received under each Transaction (approximately 10x to 16x) the discounted dividend stream analysis indicated a reference range between $10.43 and $14.70 per share of F&C Common Stock.

         PRO FORMA MERGER ANALYSIS. Sandler performed pro forma merger analyses that combined F&C's and First of America's current and projected income statements and balance sheets based on projections discussed with and reviewed by management of F&C and discussed with management of First of America. Assumptions and analyses of the economic environment, accounting treatment, acquisition adjustments, operating efficiencies and other adjustments were made to arrive at a base case pro forma analysis to determine the effects of the transaction on both F&C and First of America. Sandler used exchange ratios from .6436 to .5519 in analyzing the projections of the combined company's earnings per share and tangible book value per share. Sandler noted that the impact on First of America's earnings per share did not appear to be material in the most likely scenarios. The actual results achieved by the combined company will vary from the projected results and the variations may be material.

         VALUE PROTECTION - PENDENCY OF TRANSACTION. Sandler summarized the value protection during the pendency of the transaction contemplated by the Merger Agreement. Sandler noted that the fluctuation of the exchange ratio between .5519 and .6436 and termination provision provide certain price protection during the pendency of the transaction. F&C can terminate the Merger Agreement in the event that (i) the Average Price of First of America Common Stock is less than $31.08; and (ii) if the First of America Ratio is less than 95 percent of the Index Ratio, in each case as defined and described under "The Merger--Termination, Modification, Amendment and Waiver."

         VALUE PROTECTION - LIQUIDITY OF INVESTMENT. A liquidity analysis was performed to determine the liquidity of the First of America Common Stock.
This analysis used a historical 20-day average trading price and volume data to determine the number of days reasonably likely to be required to liquidate the total number of shares of First of America Common Stock that are to be issued in the Merger, as well as the total number of days reasonably likely to be required for the value of such shares to be traded in the markets in which First of America Common Stock is traded. The First of America Common Stock liquidity analysis demonstrated that the number as well as the value of First of America Common Stock issuable in the transaction provide substantial liquidity for holders of F&C Common Stock.

         ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing its presentation, Sandler used publicly available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy, for First of America and certain other institutions. The 14 publicly-traded companies to which Sandler compared First of America were:
Banc One Corporation, Boatmen's Bancshares, Inc., Comerica Incorporated, Fifth Third Bancorp, Firstar Corporation, First Bank System, Inc., Huntington Bancshares Inc., KeyCorp, Marshall & Ilsley Corp., NBD Bancorp, Inc., National City Corporation, Northern Trust Corporation, Norwest Corporation and Old Kent Financial Corporation.

         In connection with its opinion, Sandler also reviewed, among other things: (a) the Merger Agreement; (b) the Warrant Agreement; (c) F&C's Proxy Statement dated September 27, 1993; (d) audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for each of F&C and First of America for the three fiscal years ended June 30, 1993 and December 31, 1993 respectively; (e) the unaudited financial information for the interim period ending June 30, 1994 of both F&C and First of America; (f) financial analyses and forecasts for F&C and First of America prepared by and/or reviewed with the management of F&C and First of America respectively; (g) the views of senior management of F&C and First of America with respect to their respective past and current business operations, results thereof, financial condition and future prospects; (h) the reported price and trading activity for F&C's and First of America's Common Stock, including a comparison of certain financial and stock market information for F&C and First of America with similar information for certain other companies the securities of which are publicly traded; (i) the financial terms of recent business combinations in the savings institution and banking industries; (j) the pro forma impact of the transaction on First of America;
(k) the current market environment generally and the banking environment in particular; and (l) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler considered appropriate.


         CONSIDERATION TO BE RECEIVED IN THE MERGER. The Merger Agreement provides that upon effectiveness of the Merger, each share of F&C Common Stock issued and outstanding immediately prior to the Merger (other than Dissenting Shares) will be converted into and exchanged for the number of shares rounded to the nearest ten thousandth of a share of First of America Common Stock equal to $23.25 (the "Exchange Price") divided by the average of the closing trade prices of First of America Common Stock as reported by the NYSE during the last fifteen trading days on which reportable sales of First of America Common Stock take place on the NYSE immediately prior to, but not including, the third business day prior to the effectiveness of the Merger (the "Average Price") (the quotient of the Exchange Price divided by the Average Price is referred to as the "Exchange Ratio" and such fifteen day period is referred to as the "Valuation Period"); provided, however, the Exchange Ratio will not be below .5519 or be above .6436, and further provided that cash will be paid in lieu of any fractional share as discussed below.

         The following table shows a range of hypothetical Average Prices and the Exchange Ratios corresponding to those Average Prices.

           Average Price                        Exchange Ratio
       -------------------------               ----------------
          At or above $42.125                        .5519
                        42.00                        .5536
                        41.00                        .5671
                        40.00                        .5813
                        39.00                        .5962
                        38.00                        .6118
                        37.00                        .6284
           At or below 36.125                        .6436


         F&C shall have no obligation to consummate the Merger and may terminate the Merger Agreement in the event that (1) the Average Price is less than $31.85; and (2) the First of America Ratio (as defined in "The Merger--Termination, Modification, Amendment and Waiver") is less than ninety-five percent (95 percent) of the Index Ratio (as defined in "The Merger--Termination, Modification, Amendment, and Waiver"). See "The Merger--Termination, Modification, Amendment and Waiver".

         The following table shows the closing trade price of First of America Common Stock on the dates shown and the corresponding Exchange Ratio that would apply if the closing prices shown were the Average Price.


               Date                           Closing Trade Price                   Exchange Ratio (2)
      ---------------------                  ---------------------                ---------------------
       June 13, 1994 (1)                          $ 39.875                                .5831
       ________, 1994

(1)      The last trading day before public announcement of the Merger
Agreement.

(2)      Assuming the closing trade price shown is the Average Price.

         The Exchange Ratio was determined through the parties' negotiation of the Merger Agreement (see "The Merger--Background of the Merger"). These terms reflect First of America's and F&C's judgments as to the value of the shares of F&C Common Stock relative to the historical and anticipated market price of First of America Common Stock. The terms of the consideration may be altered pursuant to the terms of the Merger Agreement. See "The Merger--Termination, Modification, Amendment and Waiver."

         If between the date of the Merger Agreement and the Effective Time there is an extraordinary dividend distribution to the holders of First of America Common Stock or in the event of any increase or reduction in the number of shares of First of America Common Stock issued and outstanding caused by split-up, reverse split, reclassification, distribution of stock dividends or change of par or stated value, the parties shall amend the Merger Agreement to cause a proportionate adjustment to be made to the Exchange Ratio.

         TREATMENT OF FRACTIONAL SHARES. No fractional shares of First of America Common Stock shall be issued in the Merger to holders of shares of F&C Common Stock. Each holder of shares of F&C Common Stock who otherwise would have been entitled to a fraction of a share of First of America Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of F&C Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Price.

         TREATMENT OF OUTSTANDING F&C STOCK OPTIONS. At the Effective Time, each outstanding option to purchase F&C Common Stock pursuant to the F&C Stock Compensation Program ("Option Rights") shall be converted, based on the Exchange Ratio, into options to acquire First of America Common Stock ("First of America Options"). The number of shares of First of America Common Stock subject to such Option Rights shall be equal to the number of shares of F&C Common Stock subject to such Options Rights immediately prior to the Effective Time times the Exchange Ratio, and the per share exercise price under each Option Right shall be unchanged. The exercise period of such options shall be the same as the exercise period of the Option Rights. All First of America Options granted pursuant to the Merger Agreement shall otherwise be governed by and subject to the provisions of the Restated First of America 1987 Stock Option Plan, and all shares of First of America Common Stock issued upon exercise of First of America Options shall be registered under the Securities Act.

         As of ___________, 1994, there were outstanding Option Rights to purchase _______ shares of F&C Common Stock.

         INTERESTS OF MANAGEMENT. Certain members of F&C's management and the F&C Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of F&C generally. The F&C Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         The Merger Agreement provides that (1) First of America shall honor F&C's existing Employment Agreement with Donald R. Witter, Jr. (See "Election of Directors--Employment Agreement"), (2) First of America shall honor the provisions of First Federal's Director's Retirement Plan as they relate to Hugh
C. MacGibbon, a retired director of First Federal; (3) directors of First Federal may serve as directors of First of America-Florida until their successors are elected and duly qualified, which directors receive an annual retainer of $2,000 and fees for each individual board meeting and committee meeting attended of $350 and $250, respectively; (4) current directors of First Federal, who were not otherwise employees of F&C or First Federal, shall upon retirement, and in lieu of any benefits owed pursuant to First Federal's Director's Retirement Plan, receive annual installments of $12,000.00 until reaching the age of seventy-five; and (5) First of America shall honor rights of indemnification and limitations of liability existing in favor of directors, officers, employees and agents of F&C and First Federal and, as of the Effective Time and for a period of three years thereafter shall maintain director and officer liability insurance, with respect to acts or omissions occurring prior to the Effective Time, for those individuals who were directors or officers of F&C and its subsidiaries at any time between January 1, 1991 and the Effective Time, which will provide coverage for such individuals not less favorable than the insurance maintained by F&C on the date of the Merger Agreement, provided that such coverage is available and obtainable at a cost which is reasonable in comparison to the cost paid for similar prior acts coverage for similar companies.

         Other than as set forth above, no director or executive officer of F&C has any direct or indirect material interest in the Merger, except insofar as ownership of F&C Common Stock and existing options to purchase such stock might be deemed such an interest.

         RECOMMENDATION OF F&C BOARD OF DIRECTORS. The Board of Directors of F&C has determined that the Merger is desirable and in the best interests of F&C's shareholders, customers and employees and has unanimously approved the Merger Agreement. Accordingly, the F&C Board unanimously recommends that F&C shareholders vote for approval of the Merger Agreement.

         RIGHTS OF DISSENTING SHAREHOLDERS. Any holder of F&C Common Stock who objects to the Merger may demand payment of the fair value of his or her shares in cash pursuant to the procedures set forth in Section 607.1320 of the Florida Act ("Section 607.1320"). Any holder of F&C Common Stock contemplating the exercise of his or her dissenter's rights should carefully review the provisions of Sections 607.1301, 607.1302 and 607.1320 of the Florida Act, which are described below and set forth in their entirety as Exhibit C to this Prospectus/Proxy Statement, which is incorporated herein by reference. The following discussion is not complete and is qualified in its entirety by reference to Sections 607.1301, 607.1302 and 607.1320.

         Holders of record of F&C Common Stock who desire to exercise their dissenter's rights must satisfy all of the following conditions. A writing identifying the shareholder and giving notice of his or her intent to demand cash payment for his or her shares, if the Merger is consummated, must be delivered to F&C before the shareholder vote on approval of the Merger Agreement. An F&C shareholder wishing to exercise his or her dissenter's rights must not vote in favor of the Merger. A holder of F&C Common Stock who votes his or her shares of F&C Common Stock against the Merger, by proxy or otherwise, but who does not exercise his or her dissenter's rights pursuant to
Section 607.1320, will not thereby fulfill the demand for dissenter's rights required under Section 607.1320.

         A shareholder who elects to exercise dissenter's rights must mail or deliver his or her notice to:

                                   Secretary
                              F&C Bancshares, Inc.
                               1600 Tamiami Trail
                         Port Charlotte, Florida 33948


         Within ten (10) days of the date on which the shareholder's vote authorizing the proposed action was taken, F&C shall give written notice of the adoption of the Merger Agreement to each shareholder who filed the notice of intent to demand payment for his or her shares pursuant to Section 607.1320.

         Within twenty (20) days after the giving of notice to the dissenting shareholder, the dissenting shareholder shall file with F&C a notice of his or her election to dissent, stating his or her name and address, the number of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of Merger Agreement. The dissenting shareholder shall deposit his or her certificates with F&C simultaneously with the filing of the election to dissent.

        Upon the filing of the notice of election to dissent, the dissenting shareholder shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the dissenting shareholder at any time before an offer is made by F&C to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless F&C consents thereto. The right of the dissenting shareholder to be paid the fair value of his shares shall cease, and he or she shall be reinstated to have all the rights of a shareholder if (1) his or her demand is withdrawn; (2) the Merger Agreement is abandoned or rescinded or the shareholders revoke the authority to effect such action; (3) no demand or petition for the determination of fair value by a court has been made or filed within the time provided in Section 607.1320; or (4) a court of competent jurisdiction determines that the dissenting shareholder is not entitled to relief provided by Section 607.1320.

         Within ten (10) days after the expiration of the period in which dissenting shareholders may file their notices of election to dissent, or within ten (10) days after the Merger is effected, whichever is later (but in no case later than ninety (90) days on which the shareholders vote authorizing the proposed action was taken), F&C shall make a written offer to each dissenting shareholder who has made demand as provided above to pay an amount F&C estimates to be the fair value of the F&C shares. If the Merger has not been effected, the offer may be made conditional upon the consummation of such action. Under Section 607.1301 of the Florida Act, fair value with respect to dissenter's shares means the value of the shares as of the close of business on the day prior to the date on which the shareholders vote authorizing the corporate action to which the shareholder is dissenting, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         If within thirty (30) days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within ninety (90) days after the making of such offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         If F&C fails to make such offer within the period specified above or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty (30) days thereafter, then F&C, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty (60) days after the date on which the Merger was effected, shall, or at its election at any time within such period of sixty
(60) days may, file an action in the Circuit Court of Charlotte County Florida requesting that the fair value of said shares be determined. If F&C fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of F&C. All dissenting shareholders shall be made party to the proceeding as an action against their shares. F&C shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of Florida in the manner provided by law for the service of a Summons and Complaint and upon each non-resident dissenting shareholder either by registered or certified mail and publication or in such manner as permitted by law. All dissenting shareholders who are proper parties to the proceeding shall be entitled to judgment against F&C for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. F&C shall pay each dissenting shareholder the amount found to be due him within ten (10) days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in such shares.

         The costs and expenses of any court proceeding shall be determined by the court and shall be assessed against F&C, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom F&C has made an offer to pay for the shares, if the court finds that the action of said shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which F&C offered to pay therefore, or if no offer was made, the court in its discretion may award to any shareholder who was a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         REGULATORY APPROVALS. Consummation of the Merger is contingent upon obtaining the prior approvals of the Merger by the FRB, the OTS and the FIB, and the prior approval of the Bank Merger by the OTS, all without any conditions, which, in the reasonable opinion of First of America, or in certain cases of F&C, are materially adverse. First of America is preparing to submit or has submitted applications for approval of the Merger and the Bank Merger to these regulatory agencies. There can be no assurances that such regulatory approvals will be obtained or as to the timing or conditions of any such approval.

         FEDERAL INCOME TAX CONSEQUENCES. The Merger Agreement provides, as a condition to the parties' obligations to consummate the Merger, that the parties shall have received an opinion from counsel to First of America that the Merger will qualify as a tax-free reorganization under the Code and, except with respect to any cash received in lieu of fractional shares or for shares of F&C Common Stock with respect to which dissenters' rights have been exercised, no gain or loss will be recognized by the holders of F&C Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares.

         First of America has been advised by letter from its counsel, Howard & Howard Attorneys, P.C. ("Howard & Howard") that in its opinion the Merger would yield the federal income tax consequences described above. Howard & Howard's opinion also states that the Merger would yield the following additional federal income tax consequences.

          No gain or loss will be recognized to F&C shareholders who receive First of America Common Stock in exchange for their F&C Common Stock. The basis of the First of America Common Stock received by F&C shareholders will be the same as the basis of the F&C Common Stock surrendered in exchange therefor. The holding period of the First of America Common Stock received by F&C shareholders will include the period during which the F&C Common Stock surrendered in exchange therefor was held, provided that the F&C Common Stock surrendered was held as a capital asset at the time of the exchange. The payment of cash to F&C shareholders in lieu of fractional shares of First of America Common Stock will be treated as if the fractional shares were distributed as part of the exchange and redeemed by First of America. Provided that the F&C Common Stock surrendered in the exchange was held as a capital asset at the time of the exchange, capital gain or loss will be realized and recognized to such shareholder measured by the difference between the redemption price and the adjusted basis of the First of America Common Stock redeemed. Where solely cash is received by a holder of F&C Common Stock who exercises dissenters' rights of appraisal, such cash payment will be treated by that shareholder as a distribution and redemption of his or her F&C Common Stock. Where, as a result of such distribution, a shareholder owns no First of America Common Stock, either directly or through attribution, the redemption will be a complete termination of interest, and such cash will be treated as a distribution in full payment in exchange for his or her shares. Provided that the F&C Common Stock redeemed was held as a capital asset at the time of the redemption, capital gain or loss will be realized and recognized to such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the shares of F&C Common Stock surrendered.

         Howard & Howard's opinion letter is dated _________, 1994, and is based on facts, laws, regulations, and interpretations as of that date. Therefore, receipt of an additional opinion of Howard & Howard as of a date more proximate to effectiveness of the Merger will be required to satisfy the condition to the parties' obligations to consummate the Merger.

         THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING ON THE CIRCUMSTANCES OF THE INDIVIDUAL SHAREHOLDER. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

         CONDITIONS TO THE MERGER. The Merger Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions: (1) the Merger Agreement shall have been approved by the requisite vote of the shareholders of F&C; (2) the Merger and the Bank Merger shall have received all required regulatory approvals without any conditions which in the reasonable opinion of First of America or F&C are materially adverse and such approvals shall not have been withdrawn or stayed (see "The Merger - Regulatory Approvals"); (3) an opinion shall have been delivered by counsel to First of America in form and substance reasonably satisfactory to First of America and F&C as to the tax consequences of the Merger (see "The Merger - Federal Income Tax Consequences"); (4) the Registration Statement shall have become effective and no stop-order proceedings with respect thereto shall be pending or threatened; (5) First of America shall have obtained all material blue sky permits, authorizations, consents or approvals required for the issuance of First of America Common Stock in the Merger and no stop-order proceedings with respect thereto shall be pending or threatened; (6) all actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for First of America may be, necessary to permit the entities which survive the Merger and the Bank Merger to continue the business of its predecessors shall have been obtained without any conditions which in the reasonable opinion of First of America are materially adverse and shall not have been withdrawn or stayed; (7) consummation of the transactions contemplated by the Merger Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction; (8) F&C shall have received an opinion of Sandler, prior to the distribution of this Prospectus/Proxy Statement, to the effect that the consideration to be received by F&C shareholders pursuant to the Merger Agreement is fair to such shareholders from a financial point of view and such opinion shall not have been withdrawn or materially modified prior to the vote of shareholders (see "The Merger - Fairness Opinion to F&C"); and (9) any consents or approvals required to be secured by a party or otherwise reasonably necessary to consummate the transactions contemplated by the Merger Agreement shall have been obtained and shall not contain any conditions which in the reasonable opinion of First of America or F&C are materially adverse.

         In addition to the foregoing conditions, the obligations of F&C under the Merger Agreement are conditioned upon: (1) First of America shall have in all material respects complied with its obligations under the Merger Agreement at or prior to the Effective Time and the representations and warranties made by First of America in the Merger Agreement shall be true and correct in all material respects at the Effective Time (except for those which specifically relate to another time or times, which shall be true and correct at such time or times, and for changes permitted by the Merger Agreement); (2) all documentation relating to the Merger shall be reasonably satisfactory to counsel to F&C; (3) counsel to First of America shall have delivered an opinion to F&C with respect to certain matters; (4) First of America shall have delivered to F&C a certificate signed by certain officers, dated the closing date, certifying to his or her respective knowledge or belief that First of America has met and fully complied with all conditions necessary to make the Merger Agreement effective as to First of America; (5) there shall have been no material adverse change in the consolidated capitalization, business, properties or financial condition of First of America from the date of the Merger Agreement to the Effective Time; (6) any consents or approvals required to be secured by a party pursuant to the terms of the Merger Agreement shall have been obtained and shall be satisfactory to F&C; and (7) no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by the Merger Agreement.

         In addition to the foregoing conditions, the obligations of First of America under the Merger Agreement are conditioned upon: (1) F&C shall have in all material respects complied with its obligations under the Merger Agreement at or prior to the Effective Time and the representations and warranties made by F&C in the Merger Agreement shall be true and correct in all material respects at the Effective Time (except for those which specifically relate to another time or times, which shall be true and correct at such time or times, and for changes permitted by the Merger Agreement); (2) all documentation relating to the Merger shall be reasonably satisfactory to counsel to First of America; (3) counsel to F&C shall have delivered an opinion to First of America with respect to certain matters; (4) F&C shall have delivered to First of America a certificate signed by certain officers, dated the closing date, certifying to his or her respective knowledge or belief that F&C has met and fully complied with all conditions necessary to make the Merger Agreement effective as to F&C; (5) there shall have been no material adverse change in the consolidated capitalization, business, properties or financial condition of F&C from the date of the Merger Agreement to the Effective Time; (6) no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by the Merger Agreement or the Bank Merger Agreement which would make consummation of the Merger or the Bank Merger inadvisable in the reasonable opinion of First of America; (7) each of the "affiliates" of F&C shall have executed and delivered agreements in the form required by the Merger Agreement (see "The Merger - Resale of First of America Common Stock"); (8) the Bank Merger Agreement shall have been duly authorized and approved by First Federal and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated; and (9) First of America shall have received an opinion, dated as of the Effective Time, from KPMG Peat Marwick that the Merger shall be accounted for as a pooling of interests (see "The Merger--Accounting Treatment").

         BUSINESS OF F&C PENDING THE MERGER. The Merger Agreement provides that from the date of the Merger Agreement to effectiveness of the Merger, F&C and its subsidiaries will: (1) conduct its business in the ordinary course; (2) conduct its business and operate only in accordance with sound banking and business practices, including charging off all loans required to be charged off by banking regulators and regulations, statutes and sound banking practices;
(3) remain in good standing with all applicable banking regulatory authorities;
(4) maintain an allowance for loan losses at an adequate level based on past loan loss experience and evaluation of potential losses in current portfolios;
(5) use its best efforts to retain the services of such of its officers and employees that its goodwill and business relationships with customers and others are not materially and adversely affected; (6) maintain insurance covering the performance of their duties by its directors, officers and employees; and (7) consult with First of America prior to acquiring any interest in real property other than mortgage foreclosures in the ordinary course of business.

         Additional terms of the Merger Agreement provide that from the date of the Merger Agreement to effectiveness of the Merger, subject to certain exceptions for contemplated transactions, F&C and its subsidiaries will not, among other things, without the prior written consent of First of America: (1) amend its or their Articles of Incorporation, Charter, or Bylaws; (2) except in connection with the exercise of Option Rights, issue or sell any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock; (3) pay or declare any cash dividend or other dividend or distribution with respect to F&C's or its subsidiaries' capital stock, except that its subsidiaries shall be permitted to make dividend payments to F&C in accordance with past practices and as permitted by law, and F&C shall be permitted to make dividend payments in an amount which shall not exceed $0.15 per share in cash dividends per calendar quarter, except that its regular dividend payment in July, 1994, may be an amount which does not exceed $0.45 per share in cash, provided that F&C may not declare or pay any dividends or make any distributions in any amount on the F&C Common Stock in the calendar quarter in which the Effective Time shall occur and in which the shareholders of F&C are entitled to receive regular quarterly dividends on the shares of First of America Common Stock into which the shares of F&C Common Stock have been converted (it being the intent that F&C shareholders receive regular quarterly dividends for such quarter from F&C or First of America, but not both); (4) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value; (5) except in connection with the exercise of Option Rights, purchase, permit the conversion of or otherwise acquire or transfer for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock; (6) amend or otherwise modify any bonus, pension, profit sharing, retirement or other compensation plan or enter into any contract of employment with any officer which is not terminable at will without cost or other liability; (7) incur any obligations or liabilities except in the ordinary course of business; (8) mortgage, pledge (except pledges required for existing Federal Home Loan Bank advances or pledges of such assets as may be required to permit First Federal to accept deposits of public funds) or subject to any material lien (excluding mechanics liens), charge, security interest, or any other encumbrance, any of its or their assets or property, except for liens for taxes not yet due and payable; (9) transfer or lease any of its or their assets or property except in the ordinary course of business, or, except for branching commitments already in effect, open or close any banking office or enter into any agreement to do so; (10) transfer or grant any rights, under any leases, licenses or agreements, other than in the ordinary course of business; (11) make or grant any general or individual wage or salary increase except for general salary and wage adjustments now in progress, or as part of the conduct of a normal salary administration program consistent with past practices; (12) other than with respect to (x) loan transactions (including, without limitation, letters of credit and purchase of leases), (y) deposits and borrowings in the ordinary course of business, and (z) sales of real estate owned for less than $250,000, make or enter into any material transaction, contract or agreement or incur any other material commitment, which is defined for purposes of this provision as any transaction, contract, agreement or commitment in excess of $75,000; (13) incur any indebtedness for borrowed money, except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed one year; (14) cancel or compromise any debt or claim which has not previously been charged off, other than in the ordinary course of business in an aggregate amount which is not materially adverse; (15) enter into any transaction, contract or agreement which would permit the sale of investment or similarly products by third parties on F&C or First Federal's premises; (16) invite or initiate or, subject to the fiduciary duties of the Board of Directors of F&C, engage in discussions or negotiations for the acquisition or merger of F&C or its subsidiaries by or with any corporation or other entity other than First of America or its affiliates; and (17) take any action which constitutes a breach or default of its obligations under the Merger Agreement which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required thereby or is reasonably likely to the best of F&C's knowledge to preclude the Merger from qualifying for pooling of interests accounting treatment or cause any of the other conditions set forth in the Merger Agreement to fail.

         BUSINESS OF FIRST OF AMERICA PENDING THE MERGER. The Merger Agreement provides that from the date of the Merger Agreement to effectiveness of the Merger, First of America and its banking subsidiaries will: (1) conduct its business in the ordinary course; (2) conduct its business and operate only in accordance with sound banking and business practices; (3) remain in good standing with all applicable banking regulatory authorities; and (4) not take any action which constitutes a breach or default of its obligations under the Merger Agreement or which is reasonably likely to delay or jeopardize the receipt of any required regulatory approval or which is reasonably likely, to the best of First of America's knowledge, to preclude the Merger from qualifying for pooling of interests accounting treatment (absent waiver by First of America of such condition) or cause any of the other conditions set forth in the Merger Agreement to fail. The foregoing covenants do not restrict the ability of First of America to effect acquisitions of additional banks, savings associations, bank holding companies or bank-related businesses or to engage in any activities permitted to be performed by it.

         CERTAIN EMPLOYEE MATTERS. The Merger Agreement provides that each employee of F&C or its subsidiaries who is terminated from employment, other than for cause, following the Effective Time (other than the employee who is the subject of an employment agreement) will be provided salary continuation payments for such period (the "Salary Continuation Period") as provided in First of America's severance policy as then in effect for terminated employees of First of America generally. Such policy currently provides for the payment of two weeks salary for each year of full-time service. For purposes of determining entitlement to benefits under such policy, each such terminated employee will be credited for periods of full-time service with F&C or its subsidiaries prior to the Effective Time. During the Salary Continuation Period, such employees will be permitted to continue to participate in the First of America employees' health care plan upon payment of the appropriate employee contribution rate applicable to other full-time employees of First of America.

         The Merger Agreement also provides that for purposes of crediting periods of service for eligibility and vesting under the First of America Employees' Retirement Plan (the "First of America Retirement Plan") and the First of America Reserve Plus Savings Plan, and for purposes of crediting periods of service for eligibility and vesting for other employee benefits provided to employees of First of America and its affiliates, employees of F&C and its subsidiaries who otherwise would be eligible to participate in such plans and benefit programs after the Effective Time shall be given credit for service with F&C and its subsidiaries prior to the Effective Time. At such time after the Effective Time as First of America shall in its sole discretion determine, but not later than January 1, 1996, First of America will cause First Federal's defined benefit pension plan (the "First Federal Pension Plan") to be merged with the First of America Retirement Plan. Pension benefit accruals for active employees of F&C and its subsidiaries for periods of credited service earned before the effective date of the merger of the First Federal Pension Plan with the First of America Retirement Plan shall be calculated by reference to the provisions of the First Federal Pension Plan and pension benefit accruals for active employees of F&C and its subsidiaries earned on or after the effective date of the merger of the First Federal Pension Plan with the First of America Retirement Plan shall be calculated by reference to the provisions of the First of America Retirement Plan.

         TERMINATION, MODIFICATION, AMENDMENT AND WAIVER. The Merger Agreement may be terminated and the Merger abandoned before the effectiveness of the Merger as follows: (1) by agreement between First of America and F&C authorized by a majority of the entire Board of Directors of each; (2) by First of America or F&C if any condition to effectiveness of the Merger is not fulfilled and not waived by the party adversely affected, provided that the failure of such occurrence shall not be due to the failure of the terminating party to perform or observe in any material respect its obligations under the Merger Agreement; (3) by First of America or F&C in the event of a material breach by the opposite party of any representation, warranty, covenant, or agreement contained in the Merger Agreement which has not been cured within 30 days after written notice has been given to the breaching party; or (4) by First of America or F&C if the Merger is not consummated on or before June 30, 1995.

         Pursuant to the Merger Agreement, F&C also may terminate the Merger Agreement in the event that:

         (i)  the Average Price is less than $31.85, and

         (ii) the number equal to the quotient of the Average Price divided by $39.125 (the "First of America Ratio") shall be less than 95 percent of the Index Ratio, which is the number obtained by dividing the weighted average daily closing sales prices of the common stocks of each of 14 publicly-traded bank holding companies (the "Index Group") during the Valuation Period (the "Final Index Price") by $31.98, the weighted average daily closing sales prices of the common stocks of each company comprising the Index Group on June 13, 1994, the last trading day prior to the date of the Merger Agreement (the "Initial Index Price").

         If both of the foregoing conditions are applicable, F&C will have the right to terminate the Merger Agreement. The Board of Directors of F&C has made no decision as to whether it would exercise its right to terminate the Merger Agreement under such circumstances or under any specified pricing levels. Any such decision will be made by the Board of Directors of F&C in light of the circumstances existing at the time that F&C has the opportunity to make such an election, if any. Prior to making any determination to terminate the Merger Agreement, the Board of Directors of F&C would consult with its financial and other advisers and would consider all financial and other information it deemed relevant to its decision. The matter would not, however, be resubmitted to shareholders. If F&C elected not to exercise its right to terminate the Merger Agreement, the consideration which the shareholders of F&C would receive for each share of F&C Common Stock would decline.

Depending on the relevant facts and circumstances, Sandler could withdraw its fairness opinion under such circumstances, the non-withdrawal of which is a condition to F&C's obligation to consummate the Merger. See "The Merger - Conditions to the Merger."

         The operation of the conditions permitting F&C to terminate the Merger Agreement based on a decrease in the market price of the First of America Common Stock reflects the parties' agreement that shareholders of F&C would assume the risk of an approximately 19 percent decline in value of First of America Common Stock (based on the difference between $39.125, the closing price of the First of America Common Stock on the NYSE on June 1, 1994, a trading day shortly prior to the date of the Merger Agreement, and $31.85) under any circumstances and that such shareholders would assume the risk of a more significant decline in value of First of America Common Stock unless the percentage decline in the value of First of America Common Stock from the date of the Merger Agreement to the end of the Valuation Period is more than five percent below the percentage change in the weighted average price of the common stocks of the Index Group during such period, in each case as determined in the manner set forth in the Merger Agreement. The premise of this agreement is that declines in the value of First of America Common Stock which are in accordance with an index of comparable publicly-traded stocks is indicative of a broad-based change in market and economic conditions affecting First of America (as well as F&C) rather than factors which are specifically attributable to the value of First of America Common Stock.

         The operation and effect of the provisions of the Merger Agreement dealing with these circumstances may be illustrated by the following three scenarios:

         (1) One scenario is that the Average Price is below $39.125 but is not less than $31.85. Under such circumstances, F&C would be obligated to consummate the Merger regardless of the change in the weighted average price of the common stocks of the Index Group.

         (2) A second scenario is that the Average Price declines to less than $31.85 but does not decline by significantly more (i.e., by more than five percent) than the weighted average price of the common stocks of the Index Group. For example, if the Average Price was $30.00 and the Final Index Price was $22.00, the First of America Ratio ($30.00 / 39.125, or .77) would not be less than 95 percent of the Index Ratio ($22.00 / $31.98, times .95, or .65). Under such circumstances, F&C would be obligated to consummate the Merger.

         (3) A third scenario is that the Average Price declines to less than $31.85 and by significantly more (i.e., by more than five percent) than the weighted average price of the common stocks of the Index Group. For example, if the Average Price was $30.00 and the Final Index Price was $26.50, the First of America Ratio ($30.00 / 39.125, or .77) would be less than 95 percent of the Index Ratio ($26.50 / $31.98, times .95, or .79). Under such circumstances, F&C would have the right to terminate the Merger Agreement.

         The Index Group is comprised of 14 publicly-traded bank holding companies. These companies were selected by First of America and F&C, with the assistance of their respective financial advisers, because they were deemed to comprise a peer group of institutions doing business in the midwestern United States, although none of such companies is identical to First of America in size, location, financial condition and operations. For information relating to the composition and weighing of the Index Group and other information relating to the operation of the foregoing provisions, see Section 9.01(g) of the Merger Agreement attached as Exhibit A to this Prospectus/Proxy Statement and Schedule I to the Merger Agreement.

         At any time before effectiveness of the Merger (including the time after shareholder approval of the Merger Agreement), the time for performance may be extended and the covenants, agreements, and conditions of the Merger Agreement may be modified, amended, or waived by the appropriate officers or directors of First of America and F&C. However, after approval of the Merger Agreement by F&C shareholders, any such waiver shall be made by F&C only if, in the opinion of the appropriate officers or directors of F&C, such waiver will not have any material adverse affect on the benefits intended under the Merger Agreement for the shareholders of F&C and will not require resolicitation of any proxies for such shareholders.

         EFFECTIVENESS OF THE MERGER. No specific effective date for the Merger is provided by the Merger Agreement. If the Merger Agreement is approved by F&C shareholders, it is expected that the Merger will be consummated as soon as practicable after the requisite regulatory approvals (see "The Merger--Regulatory Approvals") have been received. The Merger will thereafter become effective upon the filing of the appropriate documents with the Florida Secretary of State.

         ACCOUNTING TREATMENT. The parties anticipate accounting for the Merger as a pooling of interests, and it is a condition to First of America's obligations to consummate the Merger that it shall have received a letter from KPMG Peat Marwick to the effect that the Merger will qualify for pooling of interests accounting treatment. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of First of America and F&C will be carried forward at their previously recorded amounts.

         SURRENDER OF F&C STOCK CERTIFICATES. After effectiveness of the Merger, each holder of certificates theretofore representing validly issued and outstanding shares of F&C Common Stock will surrender his or her certificates to Norwest Stock Transfer (the "Exchange Agent"), the exchange agent for such shares, and each holder will be entitled upon surrender to receive a certificate representing the whole number of shares of First of America Common Stock into which his or her shares of F&C Common Stock will have been converted and cash (without interest thereon) in lieu of fractional shares of First of America Common Stock. Following effectiveness of the Merger and until surrendered, each outstanding certificate representing F&C Common Stock will be deemed for all corporate purposes, other than payment of dividends previously declared and unpaid or uncollected, to evidence ownership of only the right to receive the First of America Common Stock (and cash in lieu of fractional shares) into which shares of F&C Common Stock will have been converted in the Merger. Unless and until any such certificate is surrendered, the holder thereof will not have any right to receive First of America Common Stock (and cash in lieu of fractional shares) or any dividends otherwise payable on First of America Common Stock. Following surrender, there will be paid to the record holder of any F&C Common Stock the amount of any dividends (without interest thereon) otherwise payable except for failure to surrender.

         As soon as practicable after the Effective Time, each F&C shareholder will be advised of the consummation of the Merger by letter accompanied by a letter of transmittal and instructions advising such holders of the terms of the exchange and the procedure for surrendering the certificate or certificates representing shares of F&C Common Stock to the Exchange Agent. The letter of transmittal will be used to exchange certificates representing shares of F&C Common Stock for shares of First of America Common Stock. CERTIFICATES FOR SHARES OF F&C COMMON STOCK SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO F&C WITH THE ENCLOSED PROXY.

         RESALE OF FIRST OF AMERICA COMMON STOCK. Shares of First of America Common Stock issued to shareholders of F&C will be transferable without restriction upon disposition, except shares issued to any person who may be considered an "affiliate" of F&C or First of America under Rule 145 promulgated by the Commission under the Securities Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10 percent shareholders are presumed by the Commission to control the issuer. Affiliates may not sell their shares of First of America Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the shares of First of America Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. The Registration Statement and this Prospectus/Proxy Statement do not cover any resales of First of America Common Stock received in connection with the Merger by persons who may be deemed affiliates of F&C or First of America.

         Pursuant to the Merger Agreement, each person who is deemed to be an affiliate of F&C has entered into an agreement with First of America pursuant
to which such person agreed    not to make a "distribution" within the meaning
of the Commission's Rule 145 of First of America Common Stock received in the Merger and that such stock will be held subject to all applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder. In order to ensure that the Merger will be accounted for under the pooling-of-interests method under generally accepted accounting principles, each affiliate of F&C also has agreed not to sell, pledge, transfer or otherwise dispose of the shares of First of America Common Stock or F&C Common Stock owned





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
during the period commencing 30 business days prior to the Effective Time and continuing to the date on which at least 30 days of post-Merger combined operations of First of America and F&C have been published either by issuance of a quarterly earnings report on Form 10-Q or other public issuance (such as a press release) which includes such information.

         EXPENSES OF THE MERGER. The Merger Agreement provides that each party thereto shall pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of the Merger Agreement and meetings of shareholders, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, provided that in the event that the Merger Agreement is terminated by a party as a result of a misrepresentation or a breach of any representation, warranty or covenant contained therein, the terminating party shall be entitled to recover from the other party the fees and expenses incurred by the terminating party incident thereto. First of America and F&C also agreed in the Merger Agreement to indemnify and hold the other harmless, and their respective officers, directors and affiliates, against and in respect of any and all claims made by, and losses incurred with respect to, third parties that arise out of or are based upon any willful misrepresentation or willful breach by the indemnifying party of any representation, warranty or covenant contained in the Merger Agreement, including but not limited to, damages, judgments, settlements, attorneys' fees and costs; provided, however, that neither First of America nor F&C shall be held liable for false statements made in the Prospectus/Proxy Statement, Registration Statement or any application filed in connection with the Merger Agreement to the extent such false statement was based upon information provided in writing by the other.

         WARRANT AGREEMENT. In fulfillment of a condition to First of America's execution of the Merger Agreement, First of America and F&C entered into a Warrant Agreement, pursuant to which F&C issued a related Warrant to First of America. A copy of the Warrant Agreement and related Warrant is attached as Exhibit C to the Merger Agreement, which is attached to this Prospectus/Proxy Statement as Exhibit A.

         Pursuant to the Warrant Agreement, F&C issued to First of America a Warrant to purchase up to an aggregate of 648,400 shares of authorized but unissued F&C Common Stock (representing 19.9 percent of the outstanding F&C Common Stock as of the date of the Warrant Agreement) at a price of $19.00 per share upon the occurrence of certain triggering events, subject to the receipt of any required approvals of applicable regulatory authorities and the absence of any order or decree prohibiting the sale or delivery of the shares pursuant to the Warrant Agreement. The per share exercise price of the Warrant was determined by arm's length negotiations and was based on the historical market price of the F&C Common Stock prior to the first public announcement of the Merger Agreement by the parties. The exercise price of the Warrant and the number of shares subject to the Warrant are subject to anti-dilution provisions. The Warrant Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with its terms by making it more difficult and more expensive for a third party to acquire control of F&C.

         Pursuant to the Warrant Agreement, the Warrant granted to First of America is exercisable only upon the occurrence of both a Preliminary Purchase Event (as defined below) and a Purchase Event (as defined below). A Purchase Event means any of the following events: (i) F&C shall have entered into an agreement with any person (other than First of America or any affiliate thereof) (A) to merge or consolidate with such person, (B) for the disposition of all or substantially all of the consolidated assets or deposits of F&C or
(C) for the issuance, sale or other disposition of securities representing 25 percent or more of the voting power of F&C; or (ii) any person (other than First of America or any affiliate thereof) or group of persons shall have acquired beneficial ownership of 25 percent or more of the F&C Common Stock (collectively referred to as an "Acquisition Transaction"). A Preliminary Purchase Event means any of the following events: (i) any person (other than First of America or any affiliate thereof) shall have commenced a tender offer or exchange offer to acquire 25 percent or more of the F&C Common Stock (a "Tender Offer" or "Exchange Offer," respectively); (ii) F&C's shareholders shall have failed to adopt the Merger Agreement at a meeting called for such purpose or such meeting shall not have been held or shall have been cancelled or F&C's Board of Directors shall have withdrawn or modified in a manner adverse to First of America its recommendation to F&C shareholders, in each case after any person (other than First of America or any affiliate thereof) shall have (A) commenced a Tender Offer or Exchange Offer, (B) made or disclosed an intention to make a proposal to engage in an Acquisition Transaction, (C) filed an application or notice





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
of approval to engage in an Acquisition Transaction, or (D) solicited proxies in opposition to approval of the Merger Agreement by F&C's shareholders.

         The Warrant Agreement further provides that, if requested by First of America, F&C shall promptly prepare and file a registration statement with the Commission covering the F&C Common Stock issuable pursuant to the Warrant in order to permit the public sale or other disposition of such shares. F&C will use its best efforts to cause such registration statement to remain effective for a period not in excess of 90 days. First of America will have the right to request two such registration statements.

         The Warrant Agreement terminates in accordance with its terms on the date on which occurs the earliest of: (i) immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event, (iii) 18 months after the termination of the Merger Agreement in accordance with its terms following the first occurrence of a Preliminary Purchase Event, (iv) 18 months following a termination of the Merger Agreement by First of America under certain circumstances prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, and (v) a termination of the Merger Agreement in accordance with its terms (other than by First of America under certain circumstances) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event.

                         DESCRIPTION AND COMPARISON OF
              FIRST OF AMERICA CAPITAL STOCK AND F&C CAPITAL STOCK

         Holders of F&C Common Stock will, upon consummation of the Merger, become holders of First of America Common Stock. The rights of holders of First of America Common Stock differ in some respects from the rights of holders of F&C Common Stock. These differences are due to differences between the provisions of First of America's Articles of Incorporation and Bylaws and F&C's Articles of Incorporation and Bylaws and differences between the Michigan Act, under which First of America is incorporated, and the Florida Act, under which F&C is incorporated. The following discussion describes and compares the material differences between the rights of holders of First of America Common Stock and F&C Common Stock.

         FIRST OF AMERICA COMMON STOCK. First of America is authorized to issue 100,000,000 shares of First of America Common Stock, par value $10 per share. At June 30, 1994, there were 59,171,456 shares of First of America Common Stock outstanding, held of record by approximately 29,900 persons. As of that date, there were also outstanding options to purchase 950,933 shares of First of America Common Stock, held by officers of First of America and its subsidiaries.

         Subject to the rights of the holders of any First of America Preferred Stock if and when outstanding (as described below), holders of First of America Common Stock are entitled to receive dividends if and when declared by the Board of Directors out of any funds legally available therefor. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation, dissolution, or winding up all of the assets of First of America remaining after provision for the payment of creditors. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding to elect additional directors in the case of dividend arrearages, holders of First of America Common Stock are vested with exclusive voting rights, each share being entitled to one vote. Holders of First of America Common Stock have no cumulative voting rights in electing directors. Holders of First of America Common Stock have no preemptive rights to subscribe for any additional shares of capital stock which First of America may issue. First of America Common Stock is neither convertible nor redeemable. All outstanding shares of First of America Common Stock are fully paid and nonassessable and have tandem shareholder rights.

         First of America Common Stock is listed for trading on the NYSE (symbol FOA), and the First of America Common Stock issuable upon consummation of the Merger will be listed for trading on the NYSE. For pricing information relating to First of America Common Stock, see "Comparative Market Price Data."

         FIRST OF AMERICA PREFERRED STOCK. First of America is authorized to issue 10,000,000 shares of First of America Preferred Stock, $1.00 stated value. Shares of First of America Preferred Stock are issuable in series with designation, powers, relative rights and preferences as prescribed by First of America's Board of Directors in the resolution providing for the issuance thereof. There are currently no shares of First of America Preferred Stock outstanding.

         FIRST OF AMERICA SHAREHOLDER RIGHTS PLAN. First of America has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right" and in the aggregate "Rights") issued to holders of and in tandem with all outstanding shares of First of America Common Stock, including shares issuable in connection with the Merger. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated July 18, 1990, between First of America and First of America Bank-Michigan, N.A., as Rights Agent. The Rights Agreement was filed with the Commission as an exhibit to the First of America's Registration Statement dated July 18, 1990 on Form 8-A under the Securities Exchange Act of 1934. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

         Generally, the Rights Agreement provides as follows. The Rights are not exercisable until a distribution date, which occurs ten days after a person or group (an "Acquiring Person") publicly announces acquisition of or commences a tender offer which may result in the acquisition of beneficial ownership of 10 percent or more of the outstanding shares of First of America Common Stock (a "Stock Acquisition Date"). If, following a Stock

Acquisition Date, First of America is merged with or engages in a business combination transaction with the Acquiring Person or the Acquiring Person increases its beneficial ownership of First of America Common Stock by more than one percent or engages in self dealing, then holders of Rights, other than the Acquiring Person, will receive upon exercise of each Right, common stock of First of America or of the entity surviving the merger or business combination or other consideration with a value of two times the exercise price of the Right.

         First of America may, at its option, at any time after a Stock Acquisition Date and before an Acquiring Person becomes the beneficial owner of more than 50 percent of the outstanding shares of First of America Common Stock, elect to exchange all outstanding Rights for shares of First of America Common Stock at an exchange ratio of one share of First of America Common Stock per Right, subject to adjustment to prevent dilution. At any time until 20 days following the Stock Acquisition Date, First of America may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Until a Right is exercised, the holder thereof, as such, will have no right as a shareholder of First of America, including, without limitation, the right to vote or to receive dividends. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by First of America's Board of Directors prior to the Distribution Date.

         Each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of First of America. Additionally, in the event First of America fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of First of America. Except as described above, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities which First of America may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of any First of America Preferred Stock ranking on a parity with or senior to the Series A Preferred, if any, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of First of America Common Stock. Upon liquidation of First of America, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $95.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation or other transaction in which shares of First of America Common Stock are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share of First of America Common Stock. The rights of the Series A Preferred are protected by customary antidilution provisions.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire First of America without conditioning the offer on a substantial number of Rights being acquired or redemption of the Rights by First of America. The Rights should not interfere with any merger or other business combination approved by First of America's Board of Directors since the Board of Directors may, at its option, at any time until 20 days following the Stock Acquisition Date, redeem all but not less than all of the then outstanding Rights at the redemption price.

         F&C COMMON STOCK. F&C is authorized to issue 10,000,000 shares of F&C Common Stock, $1.00 par value. At June 30, 1994, there were 3,242,209 shares of F&C Common Stock outstanding, held of record by 1,005 holders. As of that date, there were also outstanding 109,302 Option Rights and the Warrant to purchase up to 648,400 shares of F&C Common Stock. (See "The Merger--Treatment of Outstanding F&C Stock Options" and "The Merger--Warrant Agreement.")

         For pricing information relating to the F&C Common Stock, see "Comparative Market Price Data."

         Subject to the rights of the holders of any F&C Preferred Stock if and when outstanding (as described below), holders of F&C Common Stock are entitled to receive dividends when, as, and if declared by the F&C Board out of any funds legally available therefor. Subject to the rights of the holders of any F&C Preferred Stock if and when outstanding, in the event of liquidation, holders of F&C Common Stock are entitled, after payment of the claims of creditors, to receive pro rata the net assets of F&C. Subject to the rights of the holders of any F&C Preferred Stock if and when outstanding, holders of F&C Common Stock are vested with all voting power of F&C and are entitled to one vote for each share held. F&C's shareholders do not have cumulative voting rights with respect to the election of directors. Holders of F&C Common Stock do not have any preemptive rights to subscribe for additional shares of capital stock of F&C. F&C Common Stock is neither convertible nor redeemable. All outstanding shares of F&C Common Stock are fully paid and nonassessable.

         F&C PREFERRED STOCK. F&C is authorized to issue 5,000,000 shares of preferred stock, $1.00 par value ("F&C Preferred Stock"). The F&C Board is authorized to provide for the issuance of the shares of F&C Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. There are currently no shares of F&C Preferred Stock outstanding.


       COMPARISON OF CERTAIN PROVISIONS OF FIRST OF AMERICA'S ARTICLES OF INCORPORATION AND BYLAWS AND F&C'S ARTICLES OF INCORPORATION AND BYLAWS

         The following discussion describes provisions of First of America's Articles of Incorporation and Bylaws and F&C's Articles of Incorporation and Bylaws relating to the topics indicated by the captions and then compares the provisions. The discussion is intended to show the similarities and differences in the rights of holders of First of America Common Stock and F&C Common Stock and illustrate the effect of the Merger on F&C shareholders who become First of America shareholders.

BOARD OF DIRECTORS.

         FIRST OF AMERICA.   The Articles of Incorporation of First of America
(First of America's Articles) provide that directors of First of America are divided into three classes, and at each annual meeting of shareholders, one class is elected for a three year term. Under First of America's Articles, the number of directors is fixed from time to time by resolution adopted by a number of directors constituting not less than 80 percent of First of America's full Board of Directors. Subject to the rights of holders of any particular class or series of equity securities of First of America, any newly created directorship resulting from an increase in the total number of authorized directors may be filled by an 80 percent vote of the directors then in office, or by a sole remaining director, or by a majority vote of the shareholders. Any vacancy resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by an 80 percent vote of the directors then in office, or by a sole remaining director. Any director elected to fill any newly created directorship or vacancy shall serve for the remainder of the full term of the class to which such director has been elected. First of America's Articles provide that directors may be removed only for cause and only by the affirmative vote of holders of not less than 66-2/3 percent of the outstanding shares of capital stock of First of America entitled to vote generally in the election of directors ("First of America Voting Stock"). First of America's Bylaws provide that nomination of directors by shareholders may be made only in person or by proxy at a meeting at which the nominating shareholder is entitled to vote, and only if written notice of such shareholder's intent to make such nomination has been received by First of America at least 30 days but not more than 90 days before the anniversary date of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must contain certain information as specified in First of America's Bylaws. First of America's Bylaws set forth certain qualifications for any nominee to be eligible to be elected or to serve on its Board of Directors. These qualifications include the requirement that the nominee have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, and in accordance with applicable laws and regulations, and without substantial conflicts of interest. First of America's Bylaws require that all nominees complete a qualification, eligibility and disclosure questionnaire in the form approved by First of America's Board of Directors. First of America's Bylaws also set forth procedures pursuant to which the Directors Nominating and Management Succession Committee of the Board of Directors shall determine whether nominees are eligible to serve as directors pursuant to the qualifications set forth in the Bylaws.

         F&C. The Articles of Incorporation of F&C (F&C's Articles) provide that directors of F&C are divided into three classes, and at each annual meeting of shareholders, one class is elected for a three year term. See "Election of Directors." Pursuant to F&C's Bylaws, the number of directors may at any time be increased or decreased by a vote of a majority of (1) the total number of directors which F&C would have if there were no vacancies; and (2) the directors who were elected by the public stockholders prior to the time that a person acquired

10 percent of F&C's stock, provided that no decrease shall have the effect of shortening the term of any incumbent director. Vacancies occurring in the Board of Directors may be filled by a majority vote of the directors then in office, whether or not a quorum is present. Any director so chosen shall hold office until the next shareholders' meeting at which directors are elected and until such director's successor shall have been elected and qualified. F&C's Articles provide that a director may be removed from office only with cause by an affirmative vote of not less than two-thirds of the votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose. Nominations of directors by shareholders may be made by providing notice in writing to the Secretary of F&C (1) with respect to regular elections, 60 days prior to the anniversary date of the mailing of proxy materials by F&C in connection with the immediately preceding annual meeting of shareholders, and (2) with respect to a special meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. F&C's Articles set forth certain qualifications for any nominee to be eligible to be elected or to serve on its Board of Directors. F&C's Articles also set forth procedures pursuant to which the Board of Directors, or a committee thereof, shall determine whether nominees are eligible to serve as directors pursuant to the qualifications set forth in F&C's Articles.

         COMPARISON. The First of America and F&C provisions regarding number, election, appointment and removal of directors are very similar. These provisions could have the effect of making removal of incumbent management more difficult, and, therefore, may discourage accumulation of a substantial block of common stock by a shareholder and discourage assumption of control by such a shareholder.

ACTION BY SHAREHOLDERS.

         FIRST OF AMERICA. First of America's Articles and Bylaws do not contain a written consent provision. As a result, First of America shareholders may not act by written consent without a shareholder meeting unless the written consent of all shareholders is obtained. Special meetings called by shareholders may be called only by holders of not less than 66-2/3 percent of the First of America Voting Stock, and such meetings require 30 days prior notice stating all purposes of the meeting. First of America's Bylaws provide that only such business as set forth in a notice of a special meeting of shareholders shall be conducted at the meeting. First of America's Bylaws set forth procedures for shareholders to give notice of matters proposed to be brought before the annual meeting of shareholders. These procedures require that the shareholder's notice be received by First of America's Secretary at least 30 but not more than 90 days before the anniversary of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must include information about the business desired to be brought before the annual meeting, and any material interest of the shareholder therein, and the shareholder's beneficial ownership of First of America's securities.

         F&C. F&C's Articles provide that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of F&C. Special meetings may be called by holders of not less than 50 percent of all votes entitled to be cast on any issue proposed to be considered at such meeting. Only such business shall be conducted at any annual meeting as shall have been brought before the meeting by, or at the direction of (1) the Board of Directors, or (2) any shareholder who provides notice in writing to the Secretary of F&C, 60 days prior to the anniversary date of the mailing of proxy materials by F&C in connection with the immediately preceding annual meeting of shareholders of F&C. The notice must contain certain information regarding the proposal as specified in F&C's Articles, including a brief description of the proposal, the number of shares beneficially owned by the shareholder, and any financial interest of the shareholder therein. F&C's Articles also set forth the procedures by which the Board of Directors, or a committee thereof, may accept or reject such proposal.

         COMPARISON. First of America's Articles require the affirmative vote of 66-2/3 percent of the First of America Voting Stock to call a special shareholder's meeting; F&C's Articles provide that a special shareholder's meeting may be called by 50 percent of the voting stock of F&C. The First of America and F&C provisions relating to matters to be brought before the annual meeting of shareholders both require significant advance notice and information regarding the matter. These provisions may have the effect of assisting incumbent management in retaining their positions and discouraging business combination transactions, such as a merger, which management does not first approve.

SUPERMAJORITY APPROVAL OF CERTAIN TRANSACTIONS.

         FIRST OF AMERICA. Under First of America's Articles, except where a greater vote is required by the Fair Price Act (as defined below, see "Comparison of The Michigan Business Corporation Act and The Florida Business Corporation Act--Transactions with Interested Shareholders"), the affirmative vote of 66-2/3 percent of the First of America Voting Stock and a majority of the First of America Voting Stock not held by the beneficial owner of 10 percent or more of the First of America Voting Stock (an "Interested Shareholder") is required to approve certain business combination transactions with an Interested Shareholder not approved by First of America's Board of Directors, unless the price per share to be received by all shareholders is at least equal to the price paid for shares of First of America Voting Stock purchased by the Interested Shareholder within the preceding two years. The Articles also provide that any merger with another corporation (other than a subsidiary), sale or disposition of substantially all assets, or liquidation or dissolution requires the affirmative vote of at least 66-2/3 percent of the First of America Voting Stock, unless it is approved by a majority of the First of America's Directors, other than those affiliated with the other party to the transaction.

         F&C. Under F&C's Articles, an affirmative vote of (1) 80 percent of the then outstanding shares of stock of F&C entitled to vote in the election of directors ("F&C Voting Stock"), and; (2) 50 percent of F&C's disinterested shareholders is required to approve certain business combination transactions with a beneficial owner of 10 percent or more of the F&C Voting Stock when the combination has not been approved by 80 percent of F&C's Directors who were so prior to the time the interested shareholder acquired a 10 percent interest. Voting requirements for business combinations with disinterested parties are not provided in either of F&C's Articles or Bylaws, and, therefore, the Florida Act's requirement of an affirmative vote of the majority of all shares entitled to vote and of each class entitled to vote as a class would apply to such a transaction.

         COMPARISON. The First of America and F&C provisions relating to business combinations with interested shareholders may have the effect of giving a minority shareholder or group of shareholders, including management, the ability to defeat a transaction which may be desired by or viewed as beneficial to other shareholders. The provisions of F&C's Articles establish a higher shareholder approval requirement, 80 percent for F&C versus 66-2/3 percent for First of America, and make it more difficult for an interested shareholder of F&C than for an interested shareholder of First of America to force a business combination without management approval. First of America's provisions relating to business combinations not involving an interested shareholder, however, are more restrictive than F&C's provisions, as the First of America provisions require a 66-2/3 percent approval from shareholders unless management approves, whereas the F&C provisions simply require approval by a majority of all shares entitled to vote and a majority of each class entitled to vote.

AMENDMENT OR REPEAL OF CERTAIN PROVISIONS.

         FIRST OF AMERICA. The provisions of First of America's Articles described herein may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the First of America Voting Stock. The provisions of First of America's Bylaws described above and certain other by-law provisions may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the First of America Voting Stock or 80 percent of First of America's full Board of Directors.

         F&C. With the exception of an amendment to the provisions of F&C's Articles regarding business combinations (which generally requires the affirmative vote of the holders of 80 percent of the outstanding F&C Voting Stock and the holders of a majority of the F&C Voting Stock not held by the beneficial owner of 10 percent or more of the F&C Voting Stock), the provisions of F&C's Articles described herein may be amended only by the affirmative vote of at least 75 percent of the outstanding F&C Voting Stock. The F&C Bylaws may be amended by a majority of the F&C Board and by the affirmative vote of at least 75 percent of the outstanding F&C Voting Stock.

         COMPARISON. The First of America and F&C provisions regarding amendments to their respective Articles, Certificate and Bylaws are similar except for the amount of vote required.

OTHER PROVISIONS.

         FIRST OF AMERICA. First of America's Articles provide that when the Board of Directors is evaluating a tender or exchange offer of another person, an offer to merge, or to purchase all the assets of First of America, it shall consider all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituencies and on the communities in which First of America operates or is located. This provision of First of America's Articles may allow First of America's Board of Directors to use the factors stated as a basis for rejecting an offer that, judged strictly on its financial terms, may be desirable by First of America shareholders.

         F&C.  F&C has a similar provision in its Articles.

OVERALL COMPARISON AND EFFECTS OF FIRST OF AMERICA AND F&C PROVISIONS.

         F&C's Articles and Bylaws and First of America's Articles and Bylaws both generally contain provisions that may have the effect of discouraging, delaying, deterring, or preventing a change in control through a business combination transaction or otherwise. These provisions may also have the effect of making incumbent management more difficult to remove and may discourage accumulations of significant blocks of common stock. However, First of America's intent in implementing the provisions described above was not to discourage proposals involving a change in control of First of America, but to encourage the makers of such proposals to negotiate with First of America's management and Board of Directors so that they can act in the best interest of shareholders.


              COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT
                    AND THE FLORIDA BUSINESS CORPORATION ACT

         If the Merger is consummated, F&C shareholders will become shareholders of First of America. First of America is a Michigan corporation incorporated under the Michigan Act. F&C is a Florida corporation incorporated under the Florida Act. The following discussion summarizes material differences between the Michigan Act and the Florida Act with respect to rights of shareholders.

RIGHTS OF DISSENTING SHAREHOLDERS.

         In both Michigan and Florida, a shareholder who does not vote in favor of certain corporate actions has the right to receive cash in exchange for such shareholder's stock. This right is known as the "right to dissent."

         MICHIGAN ACT. The Michigan Act recognizes rights to dissent in connection with certain amendments to the articles if incorporation, mergers, consolidation and sales or other dispositions of all or substantially all of the assets of a corporation. Under the Michigan Act, rights to dissent from a corporate action (including a merger or consolidation) are not available as to shares listed on a national securities exchange (such as First of America Common Stock) or held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the corporate action. Further, rights to dissent are not available in connection with mergers or consolidations pursuant to which shareholders receive cash or shares of stock which shares of stock to be received are listed on a national securities exchange or are held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation.

         FLORIDA ACT. Under the Florida Act, dissenters rights are available in connection with certain amendments to the articles of incorporation, mergers, share exchanges, consolidation and sales or other disposition of all or substantially all of the assets of a corporation. Under the Florida Act, unless the articles of incorporation provide otherwise, the right to dissent from a corporate action (including a merger or consolidation) is not available as to shares listed on a national securities exchange or held of record by not fewer than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the corporate action. Under the Florida Act, a shareholder may dissent as to less than all of the shares registered in his or her name.
In that event, his or her rights shall be determined as if the shares as to which he or she has dissented, and his or her other shares, were registered in the names of different shareholders. F&C's shareholders have dissenters rights with respect to the Merger. See "The Merger--Rights of Dissenting Shareholders" and Exhibit C to this Prospectus/Proxy Statement.

SUPERMAJORITY VOTING PROVISIONS.

         MICHIGAN ACT. Under the Michigan Act, supermajority voting provisions (which require a greater-than-majority vote in order to take certain actions) may be included in a corporation's articles of incorporation. Adding a supermajority voting provision to the articles of incorporation requires a majority vote of approval by shareholders. Changing or eliminating a supermajority voting provision, however, requires the same supermajority shareholder approval as contained in the provision being changed or eliminated.

         FLORIDA ACT. Under the Florida Act, supermajority voting provisions (which require a vote greater than that required by statute in order to take certain actions) may be included in a corporation's articles of incorporation. Adding a supermajority voting provision to the articles of incorporation requires a majority vote by shareholders. Changing or eliminating a supermajority voting position requires the same supermajority shareholder approval as contained in the provision being changed or eliminated.

ACTION WITHOUT A MEETING.

         MICHIGAN ACT. Under the Michigan Act, a corporation's articles of incorporation may provide that shareholders may take action without a meeting and without a vote if consent in writing to the action taken is given by holders of at least the minimum number of shares that would be required to vote for approval of such action at a meeting. If a corporation's articles do not contain a provision such as that described above, then unanimous consent by holders of all shares that would be entitled to vote on the action at a meeting is required to take action without a meeting and a vote.

         FLORIDA ACT. Under the Florida Act, unless the articles of incorporation otherwise provide, an action required by law to be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding shares having the minimum number of votes that would be necessary to take the action at a meeting have consented in writing to the action.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS.

         MICHIGAN ACT. The Fair Price Act, which is a part of the Michigan Act, provides that a supermajority of 90 percent of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain of its "affiliates." An "interested shareholder" is generally defined as any person who owns 10 percent or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person.

         The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that (1) the purchase price to be paid for the shares of the corporation is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (2) once becoming an interested shareholder, the person does not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

         The requirements of the Fair Price Act do not apply to a business combination with the interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

         FLORIDA ACT. The Florida Act contains provisions which are very similar to those of the Michigan Act with respect to transactions with interested shareholders. The Florida Act permits a corporation to elect not to be governed by the provisions by including such election in its original Articles. F&C has elected not to be governed by these provisions.

CONTROL SHARE ACQUISITIONS.

         MICHIGAN ACT. Under the Shareholder Equity Act, which is a part of the Michigan Act, "Control Shares" of an "issuing public company" purchased by a shareholder or group of shareholders may be voted only to the extent approved
(1) by a majority of the outstanding voting shares and (2) a majority of the outstanding voting shares excluding shares held by the acquiring person or group and shares held by officers and employees/directors of the issuing public company. "Control Shares" are shares that, when added to other shares owned by the person or group, would entitle such person or group to exercise voting power of an issuing public company in the election of directors within any of the following ranges of voting power: (1) one-fifth or more but less than one-third of all voting power; (2) one-third or more but less than a majority of all voting power; or (3) a majority of all voting power. An "issuing public company" is one that has (1) 100 or more shareholders of record, (2) its principal place of business, its principal office or substantial assets in Michigan and (3) either (a) more than 10 percent of its shareholders of record reside in Michigan, (b) more than 10 percent of its shares owned of record by Michigan residents or (c) 10,000 shareholders of record residing in Michigan.

         The Board of Directors of First of America has amended its Bylaws to provide, as authorized by the Shareholder Equity Act, that Control Shares held by a Control Shares acquiror who has not filed an acquiring person statement with First of America are subject to redemption and that Control Shares which have not been accorded full voting rights after a vote, as provided in the Act, are subject to redemption. The redemption price is the highest price per share which the Control Share acquiror has paid for the Control Shares.

         FLORIDA ACT. The Florida Act contains provisions which are substantially similar to those contained in the Michigan Act.


                       INFORMATION ABOUT FIRST OF AMERICA

         GENERAL. First of America is a corporation organized under the Michigan Act, a bank holding company registered under the Bank Holding Company Act and a savings and loan holding company registered under the HOLA. Its principal activity consists of owning and supervising 20 affiliate financial institutions which operate general commercial banking businesses from 611 offices and facilities located in Michigan, Illinois, Florida and Indiana. First of America owns eight banks located in Michigan with combined assets of $13.6 billion at June 30, 1994. First of America owns nine banks located in Illinois with combined assets of $7.4 billion at June 30, 1994. First of America also owns two banks in Indiana with combined assets of $1.5 billion at June 30, 1994. In Florida, First of America owns one savings and loan association with assets of $0.5 billion at June 30, 1994. First of America also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, securities brokerage, revolving credit and investment advisory services. First of America owns all of the outstanding stock of Acquisition Sub. At June 30, 1994, First of America had consolidated assets of $23.1 billion, deposits of $19.1 billion and shareholders' equity of $1.5 billion.

         First of America is frequently in the process of examining potential acquisitions or merger candidates. Several potential acquisitions or mergers are often at different stages of development and negotiation at any one time. No assurance can be given that First of America will or will not consummate any such acquisitions or mergers.

         First of America was incorporated in 1971 by its lead bank, First of America Bank-Michigan, N.A., Kalamazoo, Michigan, which was established in 1863. It became a bank holding company in 1972 in a transaction in which First of America Bank-Michigan, N.A. and two other banks became wholly-owned affiliates. First of America became a savings and loan holding company on July 31, 1990, through the acquisition of a federally chartered stock savings association which has since been merged with one of First of America's affiliate commercial banks.

         As the parent company, First of America provides certain management functions to its affiliate financial institutions relating to loan policies and procedures, profit planning and accounting, external and internal audit, legal advice and compliance with government regulations, and general coordination of investment, trust, and human resources administration, data processing, and product development activities.

         First of America's affiliate financial institutions offer a broad range of lending, depository, and related financial services to individual, commercial, industrial, financial, and governmental customers, including demand, savings, and time deposits, secured and unsecured loans, lease financing, letters of credit, money transfers, corporate and personal trust services, cash management, and other financial services.

         RECENT DEVELOPMENTS. First of America is pursuing the consolidation of its 20 affiliate financial institutions into four state-wide financial institutions located in Michigan, Illinois, Indiana and Florida by year-end 1994. The consolidation is being undertaken in order to enhance operating efficiencies and to better serve First of America customers.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. Additional information about First of America, including certain financial information, information about voting securities of First of America and principal holders thereof, and information about directors and executive officers of First of America, is included in the documents filed by First of America with the Commission and the NYSE under the Exchange Act and incorporated herein by reference. See "Incorporation of Certain Documents by Reference."



                             INFORMATION ABOUT F&C

GENERAL.

         F&C was incorporated in 1991 in Florida and is a savings and loan holding company subject to regulation by the OTS, the Federal Deposit Insurance Corporation ("FDIC") and the Commission. F&C was organized for the purpose of acquiring all of the capital stock of First Federal. Currently, F&C does not transact any material business other than through its subsidiary, First Federal. First Federal was founded in 1934 as a federally-chartered mutual savings and loan association and converted to stock form in 1987. First Federal is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the FDIC. At June 30, 1994, F&C had total consolidated assets of $394.3 million and consolidated stockholders' equity of $44.6 million (11.3 percent of total assets).

         First Federal's principal business is attracting retail deposits from the general public and investing these deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans and mortgage-backed securities and, to a lesser extent, consumer loans, and other permitted investments. First Federal's revenues are derived principally from interest on its mortgage loan and mortgage-backed securities portfolio. First Federal's primary sources of funds are deposits, and principal and interest payments on loans and mortgage-backed securities.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.   Additional
information about F&C is included elsewhere herein, in the accompanying F&C Annual Report to Shareholders for fiscal 1994 and in the documents filed by F&C with the Commission and the NASD under the Exchange Act and incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                     REGULATION OF FIRST OF AMERICA AND F&C

         Various federal and state banking laws and regulations affect the businesses of First of America and its affiliate financial institutions and of F&C and First Federal. First of America and its affiliate financial institutions are subject to supervision, regulation, and periodic examination by various federal and state financial institution regulatory agencies, including the FRB, the FDIC, the OTS, the Office of the Comptroller of the Currency (the "OCC"), the Commissioner of Banks and Trust Companies of the State of Illinois (the "Illinois Commissioner"), the Florida Commissioner, the Michigan FIB and the Indiana Department of Financial Institutions (the "Indiana DFI"). F&C and First Federal are subject to supervision, regulation, and periodic examination by the FDIC and the OTS.

         The following is a summary of certain statutes and regulations affecting First of America, its affiliate financial institutions, and F&C and First Federal. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies.

         BANK HOLDING COMPANIES. First of America is a bank holding company under the Bank Holding Company Act and as such is subject to regulation by the FRB. A bank holding company is required to file with the FRB annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the FRB. The non-banking activities of a bank holding company and its subsidiaries are limited to certain activities specified in the Bank Holding Company Act and such other activities as the FRB, by regulation or order, determines to be closely related, and a proper incident, to the business of banking. The FRB has determined that owning, controlling or operating a savings association is a permissible activity for bank holding companies if the savings association engages only in activities that are permissible for bank holding companies. Prior FRB approval may be required for a bank holding company to acquire new subsidiaries, including savings associations, or commence new lines of business.

         The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the FRB before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such bank or bank holding company. Bank holding companies are also prohibited from acquiring shares of any bank located outside the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such an acquisition is specifically authorized by statute of the state of the bank whose shares are to be acquired.

         Under a Michigan statute applicable to First of America, a Michigan bank holding company may acquire a bank located in any state in the United States if the laws of the other state permit ownership of banks located in that state by a Michigan bank holding company. Under the same Michigan statute, a Michigan bank or bank holding company may be acquired by a bank holding company located in any state in the United States subject to approval of the Michigan FIB and the existence of a reciprocal law in such other state.

         A bank holding company which acquires a savings association and holds it as a separate subsidiary becomes a savings and loan holding company subject to laws and regulations applicable to such holding companies (See "Regulation of First of America and F&C-Savings and Loan Holding Companies"). The acquisition of a savings association by a bank holding company which is not also a savings and loan holding company is not subject to approval of the Michigan FIB.

         SAVINGS AND LOAN HOLDING COMPANIES. First of America and F&C are savings and loan holding companies and subject to the jurisdiction of the OTS with regard to certain matters. Among other things, a savings and loan holding company is required to: (1) file and cause all of its subsidiaries which are not savings associations to file such periodic reports as may be required by the OTS; (2) maintain books and records as prescribed by the OTS; and (3) be subject to examination by the OTS. F&C is a unitary savings and loan holding company and generally is not restricted under the HOLA as to the types of business activities in which it may engage, provided that First Federal continues to be a qualified thrift lender ("QTL") as defined in the HOLA. Multiple savings and loan holding companies, which own or control more than one savings association, generally are subject to extensive limitations on the types of business activities in which they can engage. The HOLA limits the activities of multiple savings and loan holding companies primarily to activities permissible for bank holding companies under the Bank Holding Company Act and activities authorized by OTS regulations. In addition, a savings and loan holding company that is also a bank holding company (such as First of America) may engage only in those activities that are permissible for a bank holding company, and may, in certain circumstances, be required to obtain approval from the OTS, as well as the FRB, prior to acquiring new subsidiaries or commencing new business activities.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the OTS is granted broad power to impose restrictions on savings and loan holding company activities if the OTS Director determines there is reasonable cause to believe that the continuation by the holding company of any activity constitutes a serious risk to the financial safety, soundness or stability of a subsidiary savings association. The restrictions, issued in the form of a directive, may limit: (1) the payment of dividends by the savings association to the holding company; (2) transactions between the savings association, the holding company, and the subsidiaries or affiliates of either; and (3) any activities of the savings association that might create a serious risk that the liabilities of the holding company or its other affiliates may be imposed on the savings association.

         Finally, a savings and loan holding company must obtain prior written approval from the OTS before acquiring substantially all the assets of any savings association or savings and loan holding company or any ownership or control of any voting shares of any savings association or savings and loan holding company if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such savings association or savings and loan holding company. Savings and loan holding companies also are prohibited from controlling savings associations in more than one state unless such acquisition is specifically authorized by federal law as an emergency acquisition or by statute of the state of the savings association whose shares are to be acquired.

         BANKS. Fourteen of First of America's affiliate banks are national banking associations and as such are subject to regulation and supervision and regular examination by the OCC. Four of First of America's affiliate banks are Michigan state banks and are subject to regulation and supervision and regular examination by the Michigan FIB. One of First of America's affiliate banks is an Indiana state bank and is subject to regulation and regular examination by the Indiana DFI. Five of First of America's affiliate state banks are members of the Federal Reserve System, and as such are subject to the applicable provisions of the Federal Reserve Act and regulations thereunder and to supervision, regulation and regular examination by the FRB. One of First of America's affiliate state banks is not a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the FDIC. Deposits held by affiliate banks of First of America are insured, to the extent permitted by law primarily by the Bank Insurance Fund ("BIF") administered by the FDIC and, to a lesser extent, by the Savings Association Insurance Fund ("SAIF") administered by the FDIC.

         Federal law and the laws of Michigan, Indiana, and Illinois govern, among other things, the scope of a bank's business, the investments a bank may make, the loans a bank may make, transactions with affiliates, and a bank's activities with respect to mergers and establishing branches.

         SAVINGS ASSOCIATIONS. First Federal and one of First of America's affiliate financial institutions, First of America-Florida, are federally-chartered stock savings associations subject to extensive regulation, supervision and regular examination by the OTS and to the provisions of the HOLA as amended by FIRREA, and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and other federal laws, including the Federal Deposit Insurance Act. Federal law governs, among other things, the scope of the savings association's reserves, the investments a savings association may make, the loans a savings association may make, and transactions with affiliates. Deposits held by First Federal are insured, to the extent permitted by law, by the SAIF.

         The HOLA requires savings institutions to meet a QTL test. Under the QTL test, as modified by FDICIA, a savings association is required to maintain at least 65 percent of its "portfolio assets" (total assets less (1) specified liquid assets up to 20 percent of total assets, (2) intangibles, including goodwill, and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) on a monthly basis in 9 out of every 12 months.

          A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. If the savings association does not convert to a bank charter, it is generally prohibited from: (1) making an investment or engaging in any new activity not permissible for a national bank; (2) paying dividends not permissible under national bank regulations; (3) obtaining advances from any Federal Home Loan Bank ("FHLB"); and (4) establishing any new branch office in a location not permissible for a national bank in the savings association's home state. In addition, beginning three years after the savings association failed the QTL test, the savings association would be prohibited from retaining an investment or engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from an FHLB as promptly as possible. As of June 30, 1994, First Federal maintained approximately 89 percent of its portfolio assets in qualified thrift investments and, therefore, met the QTL test.

         TRANSACTIONS WITH AFFILIATES. Each of First of America's subsidiary banks is subject to Sections 23A and 23B of the Federal Reserve Act, which impose certain restrictions on loans and extensions of credit by a bank to its affiliates, on investments by a bank in the stock or securities of its affiliates, on acceptance of such stock or securities as collateral for loans by the bank to any borrower and on leases and service and other contracts between a bank and its affiliates. For purposes of Sections 23A and 23B of the Federal Reserve Act, the affiliates of a bank include its holding company and all other companies (including other banks) controlled by the holding company. Transactions between banks that are at least 80 percent owned by the same holding company (such as First of America's subsidiary banks) are exempt from certain of the restrictions of Sections 23A and 23B of the Federal Reserve Act under the so-called "sister bank" exemption.

         Sections 23A and 23B of the Federal Reserve Act generally apply to savings associations in the same manner and to the same extent as they apply to banks but with several differences. First, a savings association may not make any loan or extension of credit to any affiliate unless the affiliate is engaged only in permissible bank holding company activities. Next, a savings association is barred from investing in the securities of an affiliate other than a subsidiary of the savings association. Finally, the "sister bank" exemption from the quantitative limitations of Section 23A, which is available to 80 percent commonly-controlled banks, generally is not available to "sister thrifts" until January 1, 1995. However, the exemption is available on a limited basis for banks and savings associations that are 80 percent owned by the same holding company, provided that every bank and savings association owned by the holding company complies with all applicable capital requirements on a fully phased-in basis without reliance on goodwill.

         Banks and savings associations are also subject to Section 22(h) of the Federal Reserve Act, which places limitations on loans to insiders. Under
Section 22(h), a bank or savings association may extend credit to its or its affiliates' executive officers, directors and principal shareholders or their related interests only if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-insiders and if credit underwriting standards are followed that are no less stringent than those applicable to comparable transactions with non-insiders. Also, loans to insiders must not involve more than the normal risk of repayment or present other unfavorable features and must, in certain circumstances, be approved in advance by a majority of the entire board of directors of the lending institution. The aggregate amount that can be lent to all insiders is limited to the institution's unimpaired capital and surplus. No insider shall knowingly receive any extension of credit not authorized under Section 22(h). Banks and savings associations also are subject to Section 22(g) of the Federal Reserve Act which imposes additional restrictions on loans to executive officers.

         CAPITAL REQUIREMENTS. The FRB has adopted risk based capital requirements applicable to bank holding companies. Under these requirements, bank holding companies must have a minimum ratio of total capital to total risk-weighted assets of eight percent. In addition, bank holding companies must maintain a minimum ratio of Tier I capital to total risk-weighted assets equal to four percent. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0 percent to 100 percent. Tier I capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

         Based on calculations as of June 30, 1994, both First of America's Tier I capital and total capital as a percentage of total risk-weighted assets amount to 8.49 percent and 10.77 percent, respectively, which were in excess of the required ratios.

         As a supplement to risk based capital requirements, the FRB also has adopted a leverage measure which requires bank holding companies to maintain a minimum of Tier I capital equal to 3 percent of total assets. All bank holding companies except those that are most highly-rated must maintain an additional cushion of Tier I capital of at least 100 to 200 basis points, which is a leverage ratio of 4 to 5 percent. At June 30, 1994, First of America's Tier I leverage ratio, computed using period end total assets, was 5.76 percent.

         All of First of America's subsidiary banks are subject to risk-weighted capital standards which are similar, but in some cases not identical, to the requirements for bank holding companies. The FRB, OCC and FDIC have proposed amendments to their risk-based capital standards for banks to take interest rate risk into account as required by FDICIA. The proposed regulations include two alternative methods for assessing a bank's capital adequacy for interest rate risk. Under one method, the dollar amount of capital required for interest rate risk would be incorporated into risk-based capital requirements by increasing a bank's risk-weighted assets, which would lower the risk-based capital ratios. Under the second method, capital required for interest rate risk would not be incorporated into a bank's risk-based capital ratios. Rather, examiners would consider interest rate risk exposure along with other factors in evaluating a bank's capital adequacy and a bank would be expected to hold additional capital commensurate with the risks being taken. Since final regulations have not been adopted, First of America cannot assess the impact, if any, that such standards may have on its affiliated banks.

         The OTS has not adopted capital requirements for savings and loan holding companies. The OTS requires savings associations such as First Federal to maintain a minimum ratio of total capital to risk-weighted assets of eight percent. The risk weighting requirements are similar to those discussed above. Savings associations also must maintain a three percent leverage ratio, which is the ratio of core capital to adjusted total assets. Core capital includes common shareholder's equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain qualifying supervisory intangible assets and certain purchased mortgage servicing rights. In addition, savings associations must maintain a 1.5 percent ratio of tangible capital to adjusted total assets. OTS regulations require that, in meeting required capital standards, savings associations must deduct investments and loans to subsidiaries engaged in activities not permissible for a national bank.

         The OTS adopted a final rule effective January 1, 1994 pursuant to which savings associations with above normal interest rate risk exposure will be subject to a deduction from total capital for the purpose of calculating the risk-based capital ratio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the accompanying F&C Annual Report to Shareholders for Fiscal 1994.

         All of First of America's affiliated financial institutions and First Federal meet applicable capital requirements. F&C's risk based capital position is discussed under "Management's Discussion and Analysis of Financial Condition and Result of Operations - Capital" in the accompanying F&C Annual Report to Shareholders for Fiscal 1994.

         The following table shows capital requirements and current capital levels for First of America and F&C and for combined First of America and F&C on a pro forma basis based on FRB capital requirements for bank holding companies.

         PRO FORMA RISK BASED CAPITAL CALCULATIONS AS OF JUNE 30, 1994



                                                                                                  Pro Forma
                                                                                                  First of
                                                            First of                               America
($ in thousands)                                            America                 F&C             & F&C
- ----------------                                            -------                 ---             -----
CAPITAL:
TIER 1:

Common Stock                                             $   591,715                3,242          611,097
Surplus                                                      255,271               22,895          262,026
Retained earnings                                            694,609               18,468          713,077
Perpetual preferred stock                                         --                 -
Less: Goodwill, core deposit intangibles
    and nonqualifying investment in subsidiary               223,085                 -             223,085
                                                         -----------           ----------        ---------

Tier I capital                                           $ 1,318,510               44,605        1,363,115
                                                         ===========           ==========        =========

TIER II:

Allowance for loan losses                                $   194,569                  481          196,433
Subordinated debt                                            161,867                  -0-          161,867
                                                         -----------           ----------        ---------

Total Tier II Capital                                        356,436                  481          358,300
                                                         -----------           ----------        ---------

Total Capital                                            $ 1,674,946               45,086        1,721,415
                                                         ===========           ==========        =========

TOTAL RISK-WEIGHTED ASSETS AND OFF-
BALANCE SHEET ITEMS                                      $15,555,595              159,056       15,714,651
                                                         ===========           ==========       ==========

RISK-WEIGHTED CAPITAL RATIOS:

Tier I capital to risk-weighted assets                          8.49%               28.04             8.67
Minimum requirement                                             4.00                 4.00             4.00
Total capital to risk-weighted assets                          10.77                28.35            10.95
Minimum requirement                                             8.00                 8.00             8.00

TIER I LEVERAGE RATIO (period end)                              5.76                11.31             5.86

         PROMPT CORRECTIVE ACTION. In addition to the existing capital requirements discussed above, FDICIA created a new approach to supervision of insured banks and savings associations that requires, or in some cases permits, federal regulatory agencies to take certain actions based on an institution's capital level. This "prompt corrective action" framework addresses capital deficiencies and supervisory concerns of institutions with the intent of resolving problems of institutions at the least possible long-term costs to BIF and SAIF. FDICIA and prompt corrective action regulations adopted by the federal regulatory agencies create five capital categories. Each insured depository institution will be categorized based on its level of capital as measured by specified ratios. An institution's capital category determines what regulatory restrictions and supervisory actions, if any, must, or in some cases may, be taken by federal regulators. These provisions became effective December 19, 1992.

         The five capital categories are well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized the FDIC. The specified capital ratios for determining the capital category of all but critically undercapitalized institutions are: (1) the ratio of total capital to risk-weighted assets (total risk based ratio);
(2) the ratio of Tier 1 or core capital to risk-weighted assets (Tier 1 risk based ratio); and (3) the ratio of Tier 1 or core capital to total average assets (Tier 1 leverage ratio). The sole capital measure for defining critically undercapitalized institutions is the ratio of tangible equity to total assets. The required ratios for each of the five capital categories are summarized in the following table:

                                                                     TIER 1
                            TOTAL RISK          TIER 1 RISK         LEVERAGE
 CATEGORY                   BASED RATIO          BASED RATIO         RATIO           OTHER
- ------------------        ---------------      ---------------    -----------      -----------------------------
 Well-capitalized           10% or                 6% or             5% or           Not subject to a
                            above                  above             above           directive to meet a
                                                                                     specific level for any
                                                                                     capital measure

 Adequately                 8% or above            4% or             4% or           Does not meet
 capitalized                                       above            above(1)         definition of well-
                                                                                     capitalized

 Undercapitalized           Under 8%             Under 4%            Under
                                                                     4%(2)

 Significantly              Under 6%             Under 3%           Under 3%
 undercapitalized

 Critically                                                                          Ratio of tangible
 undercapitalized                                                                    equity to total assets
                                                                                     of 2% or under.
- -------------------------

(1) 3% or above for institutions rated CAMEL 1 or MACRO 1 in most recent examination by federal regulators.
(2) Under 3% for institutions rated CAMEL 1 or MACRO 1 in most recent examination by federal regulators.

         FDICIA also provides that a well-capitalized institution may be reclassified as adequately capitalized and that an adequately capitalized or undercapitalized institution may be required to comply with restrictions and be subjected to supervisory actions as if it were in the next lower capital category, if the appropriate federal regulatory agency determines, after notice and opportunity for an informal hearing, that the institution is in an unsafe or unsound condition or is deemed to be engaging in an unsafe or unsound practice. An institution may be deemed to be engaged in an unsafe or unsound practice if it received a less-than-satisfactory rating in its most recent examination. Although no restrictions apply automatically and regulatory agencies are not required to take other supervisory action as a result of reclassification, such a reclassification permits an institution's regulatory agency to impose various restrictions and to take supervisory action to deal with the institution's deficiencies.

         First Federal and all of First of America's affiliate financial institutions are well capitalized. Neither First of America nor F&C currently have reason to believe or otherwise anticipate that any of First of America's affiliate financial institutions or First Federal, respectively, will be reclassified to a lower capital category.

         FDICIA and the prompt corrective action regulations specifically impose certain restrictions on, and require regulators to take certain supervisory actions with respect to, less than adequately capitalized institutions. The imposition of other restrictions and supervisory actions are left to the regulatory agencies' discretion. Certain of the more significant provisions are generally described below. Among the mandatory provisions are the following. Under FDICIA all institutions are prohibited from making a capital distribution or paying a management fee to a controlling person that would leave the institution undercapitalized. All institutions which are undercapitalized or worse are subject to increased monitoring and capital restoration requirements. Significant additional restrictions apply to significantly and critically undercapitalized institutions. In addition to these mandatory supervisory actions, if an institution is undercapitalized or worse, the institution's federal regulatory agency has the authority to, among other things, restrict the institution's activities, growth and affiliate relationships.

         STANDARDS FOR SAFETY AND SOUNDNESS. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (1) a maximum ratio of classified assets to capital; (2) minimum earnings sufficient to absorb losses without impairing capital; (3) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and (4) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal stockholders of insured depository institutions that would prohibit compensation and benefits and arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or company, including any of the restrictions applicable under the prompt corrective action provisions of FDICIA. The federal regulatory agencies issued a proposed rule regarding implementation of these standards but final regulations have not been released. Since final regulations have not yet been prescribed, First of America and F&C cannot assess the significance of the impact, if any, such standards may have on First of America and its affiliated banks and F&C and First Federal.

         OTHER LIMITATIONS BASED ON CAPITAL. FDICIA and implementing regulations place certain limitations, based on an institution's capital categorization, on the acceptance of brokered deposits, interest rates on deposits, and deposit insurance coverage. Only well-capitalized institutions may accept brokered deposits without limitation. Adequately capitalized institutions may accept brokered deposits only upon obtaining a waiver from the FDIC. Further, an adequately capitalized institution may not offer rates of interest on deposits that are significantly more than relevant local or national rates. Undercapitalized institutions may not accept brokered deposits.

         Effective December 19, 1992 "pass through" deposit insurance on employee benefit plan deposits is available only on deposits at institutions that can accept brokered deposits. This includes well-capitalized institutions and adequately capitalized institutions accepting brokered deposits pursuant to an FDIC waiver.

         AUDIT AND REPORTING REQUIREMENTS. FDICIA added a new section to the Federal Deposit Insurance Act, the purpose of which is to facilitate early identification of problems in financial institutions' management through annual independent audits, more stringent reporting requirements, and the establishment and maintenance of internal control structures and procedures. Under FDICIA and implementing regulations of the FDIC, the new requirements apply to institutions with assets of $500 million or more, with certain exceptions for subsidiaries of holding companies, and are effective for fiscal years beginning after December 31, 1992.

         The new audit and reporting requirements under FDICIA generally required are as follows. Each insured depository institution (or its holding company, as discussed below) must submit to its primary regulatory agency and make publicly available an annual report including the following: (1) financial statements audited by an independent public accounting firm; (2) a report by the institution's management, which acknowledges responsibility for the financial statements and compliance with safety and soundness laws and regulations, and assesses the institution's internal controls; and (3) an attestation and report by the independent public accountant on management's assertions on internal control structure and procedures for financial reporting. In addition, a nonpublic issued statement by the independent public accountant related to the findings on compliance with laws and regulations relating to insider loans and dividends should be filed. Additionally, each institution (or its holding company, as discussed below) must have an independent audit committee comprised entirely of outside directors and subject to duties specified by FDICIA and FDIC regulations. For large institutions, such as First of America, the committee must include two members with banking or financial management experience, may not include large customers or individuals associated with large customers of the institution, and must have access to outside legal counsel.

         First Federal is not subject to the audit and reporting requirements described above. All of First of America's affiliate depository institutions are subject to these requirements. It is currently anticipated that the independent audit will be satisfied by the audit at the holding company level.

         RESERVE REQUIREMENTS. FRB regulations require banks and savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and demand accounts). The FRB regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $51.9 million or less (subject to adjustment by the FRB) the reserve requirement is three percent or approximately $1.6 million. Net transaction accounts in excess of $51.9 million currently are subject to a ten percent reserve requirement which is subject to adjustment by the FRB between eight percent and fourteen percent. The first $4.0 million of otherwise reservable balances (subject to adjustments by the FRB) are exempted from the reserve requirements.

         DEPOSIT INSURANCE. Both banks and savings associations are insured by the FDIC. However, under FIRREA, separate funds have been established, with BIF (the Bank Insurance Fund) generally covering banks and SAIF (the Savings Association Insurance Fund) generally covering savings associations. A minimum designated reserve ratio, i.e., the ratio of the insurance fund's reserves to total estimated insured deposits of 1.25 percent of insured deposits has been established for both BIF and SAIF. However, the FDIC may set a higher designated reserve ratio for either fund if circumstances raise a significant risk of substantial future losses to the fund. Assessment rates will be established sufficient to maintain reserves at the designated reserve ratio or, if the reserve ratio is less than the designated reserve ratio, to increase the reserve ratio to the designated reserve ratio within a reasonable period of time. In order to recapitalize the BIF, the FDICIA permits the FDIC to either set assessment rates for BIF members such that the required 1.25 percent reserve ratio is achieved within one year or specify a series of target reserve ratios culminating in a reserve ratio of 1.25 percent within a maximum of 15 years. The FDIC also is authorized to impose special assessments as it deems necessary. The rates on regular assessments may be changed by the FDIC semi-annually for each fund independent of the other . All insured financial institutions are assessed on a semi-annual basis.

         Under FDICIA the FDIC has established a system of risk based deposit insurance premiums effective January 1, 1994. Under a risk based assessment system each institution's semi-annual assessment will be based on the probability that the insurance fund will incur a loss related to that institution, the likely amount of the loss and the revenue needs of the deposit insurance fund. If the BIF reserve ratio is less than 1.25 percent, under the risk based system the FDIC must collect total premiums at least equal to the amount that would be collected if all BIF members were paying $0.23 per $100 of deposits. For SAIF members, if the SAIF reserve ratio is less than 1.25 percent, the minimum aggregate assessment rate per $100 of deposits is $0.23 through December 31, 1993, $0.18 from January 1, 1994 through December 31, 1997 and $0.23 thereafter.

         The FDIC adopted a final risk based premium system to be effective January 1, 1994, under which higher-risk banks and thrifts pay more into the insurance funds than other institutions. Under the final rules, a financial institution will pay an assessment of between 23 cents and 31 cents per $100 of insured deposits based on its risk classification. To arrive at a risk based assessment for each insured institution for each semi-annual period, the FDIC places it in one of nine assessment risk classifications using a two-step analysis based first on capital ratios and then on supervisory risk factors.

         Three capital categories are used, well-capitalized, adequately capitalized and undercapitalized, which are identical to those adopted for prompt corrective action purposes, except the deposit insurance premium rule excludes references to supervisory evaluations and directives included under the prompt corrective action rule (see

"Regulation of First of America and F&C - Prompt Corrective Action"). Each institution also is assigned to one of three supervisory risk subgroups based on consideration of supervisory evaluations by the institution's primary regulatory agency and other information relevant to the institution's financial condition and the risk of loss to the insurance fund posed by the institution. Subgroup A is for financially sound institutions with only a few minor weaknesses. Subgroup B is for institutions that demonstrate weakness that, if not corrected, could result in significant deterioration. Subgroup C is for institutions that pose a substantial probability of loss to the insurance fund unless effective corrective action is taken. These supervisory subgroups will modify premium rates within each of the three capital categories.

         The FDIC notifies institutions of their assessment risk classification for each semi-annual period by the first day of the month preceding each semi-annual period (June 1 for the period beginning July 1 and December 1 for the period beginning January 1). An institution may submit a written request for review of its assessment risk classification.

         Nine of First of America's depository institutions are covered by BIF and are subject to assessments at the BIF rates. Eleven of First of America's subsidiary banks have a portion of their deposits insured by BIF and subject to assessment at the BIF rates with the remaining portion of their deposits insured by SAIF and subject to assessment at the SAIF rates. First Federal's deposits are covered by SAIF and after the Merger the acquired deposits will continue to be covered by SAIF subject to assessment at the SAIF rates.

         DIVIDEND REGULATION. A bank holding company which controls an institution that is classified as undercapitalized or worse for prompt corrective action purposes (see "Regulation of First of America and F&C - Prompt Corrective Action") may be prohibited from making any dividend payment without prior approval of the FRB. In addition, the ability of a bank or savings and loan holding company to obtain funds for the payment of dividends to its shareholders and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks and savings associations. Federal and state statutes and regulations restrict the payment of dividends by banks and savings associations. Certain of these statutes and regulations applicable to First of America's affiliate financial institutions and to First Federal are discussed below.

         Under FDICIA no insured depository institution may declare any dividend if, following the payment of such dividend, the institution would be undercapitalized (see "Regulation of First of America and F&C - Prompt Corrective Action").

         A national bank may not pay a dividend on its common stock if the dividend would exceed the net undivided profits then on hand after deducting losses and bad debts. Additionally, the prior approval of the OCC is required for any dividend to a bank holding company by any affiliated national bank if the total of all dividends, including any proposed dividend, declared by such bank in any calendar year exceeds the total of its net profits for that year to date combined with its retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Federal Reserve Act, a state bank which is a member of the Federal Reserve System cannot pay a dividend in an amount greater than its net profits then on hand after deducting losses and bad debts. Further, the approval of the FRB will be required if dividends declared by any subsidiary state bank which is a member of the Federal Reserve System in any year exceeds the total of net profits for that year to date combined with the retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Michigan Banking Code, no dividend may be declared by a Michigan State bank in an amount greater than net profits then on hand after deducting losses and bad debts. In addition, if the surplus of the bank is less than the amount of its capital stock, before a dividend may be declared, the bank must transfer to surplus not less than ten percent of the net profits of such bank for the preceding half-year in the case of quarterly or semi-annual dividends or not less than ten percent of its net profits for the preceding two consecutive half-year periods in the case of annual dividends.

         Under the Indiana Financial Institutions Act, an Indiana state bank may not declare or pay any dividend unless its capital is unimpaired and a surplus fund equal to 25 percent of such capital stock has been set apart and retained unimpaired. Dividends may be declared and paid thereafter not more frequently than quarterly and at a rate not greater than six percent per annum on the book value of the stock, until the bank's unimpaired surplus fund is equal to the amount of the capital stock, and such capital shall have remained unimpaired. This limitation does not apply if the bank's common capital is unimpaired, its unimpaired surplus is equal to 25 percent of its common capital, and its sound capital is in excess of 20 percent of the average daily deposit liability computed on an annual basis. Sound capital includes paid- in and unimpaired capital, unimpaired surplus and unimpaired proceeds of notes and debentures. First surplus and then capital is impaired to the extent a bank has negative retained earnings.

         Under OTS regulations, a savings association that exceeds all fully phased-in capital requirements before and after a proposed dividend and has not been advised by the OTS that is in need of more than normal supervision, could after thirty days prior notice, make capital distributions during a calendar year equal to the greater of: (1) 100 percent of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (2) 75 percent of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulations, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         Under federal and state banking laws and regulations the term "net profits" means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

         Dividends paid to First of America by its banking subsidiaries amounted to $200.7 million in 1993 and $73.1 million during the first six months of 1994. Unless prior regulatory approval is obtained, banking regulations limit the dividends First of America's banking subsidiaries can declare during 1994 to the amount of 1994 net profits, as defined in the Federal Reserve Act, plus retained net profits for 1993 and 1992, which amounted to $157.3 million.

         MONETARY POLICY AND ECONOMIC CONDITIONS. The business of commercial banks and savings associations is affected by the monetary and fiscal policies of various regulatory agencies, including the FRB. Among the regulatory techniques available to the FRB are open market operations in United States government securities, changing the discount rate for member bank borrowings, and imposing and changing the reserve requirements applicable to bank and savings association deposits and to certain borrowings by banks, savings associations and their affiliates (including parent companies). These policies influence to a significant extent the overall growth and distribution of bank loans, investments, and deposits, and the interest rates charged on loans, as well as the interest rates paid on savings and time deposits.

         The monetary policies of the FRB have had a significant effect on the operating results of commercial banks and savings associations in the past and are expected to continue to do so in the future. In view of constantly changing conditions in the national economy and the money market, as well as the effect of acts by monetary and fiscal authorities, including the FRB, no definitive predictions can be made by First of America or F&C as to future changes in interest rates, credit availability, or deposit levels or the effect of any such changes on First of America's or F&C's operations and financial condition.

                             ELECTION OF DIRECTORS
                                 (Proposal Two)

         At the Annual Meeting, two persons will be elected directors of F&C to serve for three-year terms and until their successors are elected and qualified. In accordance with F&C's Bylaws, the directors of F&C are divided into three classes as equal in number as possible. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years each and until their successors are elected and qualified. The number of directors is five, as set forth in F&C's Bylaws.

         Each of the nominees for election as a director at the Annual Meeting has served as a director of F&C since its inception and also currently serves as a member of the Board of Directors of First Federal. There are no arrangements or understandings between the persons named as nominees and any other persons pursuant to which such nominee was selected as a director or nominee. No nominee for director is related to any other nominee for director, director or executive officer of F&C by blood, marriage or adoption.

         At this time, the Board of Directors of F&C knows of no reason why any of the persons listed below may not be able to serve as a director if elected. The proxies furnished hereby may not be voted for persons other than the nominees listed below or such replacement nominee or nominees recommended by the proxies.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1997.

                                   Age as of     Principal Occupation During Past Five
        Name                     July 1, 1994                    Years                      Director Since
- -----------------------          ------------    --------------------------------------     --------------
 Russell C. Faber                     70         Director of F&C and First Federal;              1973
                                                 Certified Public Accountant;
                                                 President and sole stockholder of
                                                 LCM, Inc., Punta Gorda, Florida, a
                                                 company providing financial services
                                                 to condominium associations

 D.R. Witter, Jr.                     67         Chairman of the Board, President and            1955
                                                 Chief Executive Officer of F&C and
                                                 First Federal; Director, United
                                                 Telephone Co; Director, Florida
                                                 Informanagement System.

                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                        NOMINEES BE ELECTED AS DIRECTORS


DIRECTOR WITH TERM EXPIRING IN 1995.

                                   Age as of     Principal Occupation During Past Five
        Name                     July 1, 1994                    Years                      Director Since
- -----------------------          ------------    --------------------------------------     --------------
 W.R. Shakeshaft                      66         Director of F&C and First Federal;              1969
                                                 and Senior Vice President of First
                                                 Federal in charge of Mortgage Lending

DIRECTORS WITH TERMS EXPIRING IN 1996.

                                   Age as of     Principal Occupation During Past Five
        Name                     July 1, 1994                    Years                      Director Since
- -----------------------          ------------    --------------------------------------     --------------
 John R. Siver                        65         Director of F&C and First Federal;              1975
                                                 retired Insurance Agent from
                                                 Charlotte Insurance Agency, Port
                                                 Charlotte, Florida

 E. Drayton Farr, Jr.                 67         Director of F&C and First Federal;              1987
                                                 General Counsel to F&C and First
                                                 Federal; President, Farr, Farr,
                                                 Emerich, Sifrit, Hackett and Carr,
                                                 P.A., a law firm located in Punta
                                                 Gorda, Florida


         EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS. The following information is supplied with respect to executive officers of F&C who do not serve on the Board of Directors. There are no arrangements or understandings between F&C and any person pursuant to which such person has been elected as an officer. No executive officer is related to any nominee for director, director or executive officer of F&C by blood, marriage or adoption.

       Name                                  Age as of July 1, 1994                 Title
 ------------------------                    ----------------------     ----------------------------------
 Linda A. Labor                                        46               Secretary of F&C and First Federal
                                                                        and Treasurer of F&C
 Charles G. Baltuskonis                                43               Vice President and Chief Financial
                                                                        Officer of F&C and First Federal


         The business experience during the last five years of each of the executive officers of F&C who are not directors is as follows:

         LINDA A. LABOR - Ms. Labor has been Corporate Secretary and Treasurer of F&C since August 1991 and July 1993, respectively. She joined First Federal in 1974 and was elected Corporate Secretary of First Federal in 1975.

         CHARLES G. BALTUSKONIS - Mr. Baltuskonis joined F&C and First Federal in the capacity of Vice President and Chief Financial Officer, effective July 1993. Prior to his arrival, he was the Chief Financial Officer and Treasurer for First Coastal Corporation in Portland, Maine from January 1992 to July 1993. Prior thereto, Mr. Baltuskonis was the Chief Accounting Officer for the Bank of New England, Boston, Massachusetts.

         BENEFICIAL OWNERSHIP OF F&C COMMON STOCK BY MANAGEMENT AND OTHERS. As of the Record Date, no person or entity was known by F&C to be the beneficial owner of more than 5 percent of the outstanding shares of F&C Common Stock.
The following table sets forth as of September 1, 1994 the beneficial ownership of F&C Common Stock and certain other information with respect to (i) each nominee for director; (ii) each director of F&C whose term continues; (iii) each of the named executive officers in the Summary Compensation Table set forth below; and (iv) all directors and executive officers of F&C as a group.

                                                                       Beneficial Ownership(1)(2)
         Name of Individual or Number                           -------------------------------------------
              of Persons in Group                                  Amount                      Percentage
- ----------------------------------------------                  ------------                  -------------
 John R. Siver                                                    29,414(3)                        *
 E. Drayton Farr, Jr.                                             76,728(4)                             %
 Russell C. Faber                                                     25                           *
 D.R. Witter, Jr.                                                 78,275(5)                             %
 W.R. Shakeshaft                                                  31,636(6)                        *
 All directors and executive officers                            218,937                                %
   as a group (7 persons)

- -------------------------

(1) Based on information furnished by the respective directors and executive officers. Under rules promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Includes stock options held by Messrs. Shakeshaft, Siver, Faber, Witter and all directors and executive officers as a group, to purchase 27,875, 3,700, 46,000 and 80,350 shares of F&C Common Stock, respectively, which are exercisable within 60 days of the Record Date.

(3) Includes 14,740 shares jointly owned with Mr. Siver's wife and 1,859 shares owned by an Individual Retirement Account for the benefit of Mr. Siver's spouse.

(4) Includes 8,412 shares owned by Mr. Farr's wife and 41,354 shares held in the Farr, Farr, Haymans, Moseley, Emerich and Sifrit, P.A. Money Purchase Pension Plan and Trust, as to which Mr. Farr is a co-trustee.

(5) Does not include 16,115 shares owned by Mr. Witter's wife, as to which shares Mr. Witter disclaims beneficial ownership.

(6)      Includes 3,761 shares owned jointly with Mr. Shakeshaft's wife.

         Section 16(a) of the Exchange Act requires F&C's officers and directors, and persons who own more than 10 percent of the F&C Common Stock, to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10 percent shareholders ("Insiders") are required by regulation to furnish F&C with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to F&C, F&C believes that during fiscal 1994 all Section 16(a) filing requirements applicable to its officers and directors were complied with.

         BOARD MEETINGS AND COMMITTEES. The Board of Directors of F&C meets quarterly and may have additional special meetings. The Board of Directors of F&C met ten times during the fiscal year ended June 30, 1994. No director of F&C attended fewer than 75 percent of the aggregate total number of meetings of the Board of Directors of F&C held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he served during such year.

         The Board of Directors as a whole acts as a standing Nominating Committee to select nominees for election as directors of F&C. The Board of Directors of F&C met one time during fiscal 1994 as the Nominating Committee. Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders, nor has it established procedures for this purpose. F&C's Articles of Incorporation provide that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of F&C not less than (i) 60 days prior to the anniversary date of the mailing of proxy materials by F&C in connection with the immediately preceding annual meeting of shareholders of F&C; and (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. No nominations were received from shareholders in connection with the Annual Meeting.

         The Audit Committees of F&C and First Federal review the records and affairs of F&C and First Federal, respectively, to determine their financial condition, review with management and the independent auditors the systems of internal control and monitor F&C's and First Federal's adherence to accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Faber (Chairman), Siver and Farr are members of the Audit Committee, with Mr. Witter being an ex-officio member. The Audit Committee of First Federal met four times in fiscal 1994. The Audit Committee of F&C did not meet in fiscal 1994.

         F&C does not have a standing compensation committee. Such duties are performed by the entire Board of Directors. The Compensation Committee of First Federal reviews the level of salary and benefits of all employees and makes recommendations to the Board of Directors to alter that compensation, if warranted. Currently, Messrs. Siver and Farr are members of the Compensation Committee, with Mr. Witter serving as an ex-officio member. The Compensation Committee met two times in fiscal 1994.

         EXECUTIVE COMPENSATION/SUMMARY COMPENSATION TABLE. F&C currently does not pay compensation to its directors and executive officers. Moreover, it is not anticipated that separate compensation will be paid to the directors and executive officers of F&C until such time as such persons devote significant time to the separate management of F&C's affairs, which is not expected to occur until F&C becomes actively involved in additional businesses.

         The following Summary Compensation Table reflects the compensation paid to the executive officers of F&C and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended June 30, 1994, 1993 and 1992.

                                                              Annual Compensation
                                                          -----------------------------           All Other
     Name and Principal Position        Fiscal Year         Salary             Bonus(1)          Compensation
- ----------------------------------      ----------         ---------          ---------          ------------
 D.R. Witter, Jr.                          1994            $186,750             $40,000            $    --
 Chairman of the Board, President          1993             175,731              40,000                 --
   and Chief Executive Officer of          1992             176,077              39,000            173,281(2)
   F&C and First Federal

 W.R. Shakeshaft                           1994            $ 84,827             $21,000             $   --
 Director of F&C and First                 1993              80,577              21,000                 --
   Federal and Senior Vice                 1992              80,769              15,000                 --
     President of First Federal

- -------------------------

(1) Includes lump sum cash bonuses earned for fiscal year stated and paid in subsequent year.

(2) Reflects lump sum disbursement pursuant to a supplemental retirement plan which was terminated in December 1991.


         Mr. Witter is provided an automobile to aid him in conducting First Federal business. Executive officers receive no other personal benefits. In the opinion of management of F&C, the cost to First Federal of providing such benefits during the year ended June 30, 1994 did not exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus for Mr. Witter.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SARS. The following table sets forth information as to the exercise of stock options during fiscal 1994 and the number of options held by each person named in the Summary Compensation Table as of June 30, 1994. There were no stock options granted during fiscal 1994.

                                                     Number of Options/SARs at        Value of Unexercised
                                                            year end(#)             Options/SARs at Year End(1)
                                                    -----------------------------   ---------------------------
                        Shares
                      Acquired on      Value
 Executive Officer    Exercise(#)     Realized      Exercisable    Unexercisable    Exercisable   Unexercisable
- ------------------    -----------    ----------     -----------    -------------    -----------   -------------
 D.R. Witter, Jr.       16,825       $177,352          50,000              --       $686,500            --

 W.R. Shakeshaft            --            N/A          27,875              --       $382,724            --

- ---------------------------

(1) Based on a closing price of $21.00 per share on the NASDAQ National Market on June 30, 1994.


         COMPENSATION OF DIRECTORS. Directors of F&C receive no fees from F&C for attending Board or committee meetings of F&C, although such meetings are generally held in conjunction with comparable meetings of First Federal for which fees are paid. Directors of First Federal receive fees of $1,500 per regular or special meeting attended, and they are compensated for one medically-excused absence and one unexcused absence.

         Directors who are members of F&C's Audit Committee or First Federal's Compensation Committee, with the exception of Mr. Witter, receive $250 for each such meeting attended. If, however, the meeting is held the same day as a Board of Directors meeting, members receive only $150. Mr. Faber receives an additional $200 per month for serving as chairman of the Audit Committee.

         EMPLOYMENT AGREEMENT. Effective March 4, 1985, Mr. Witter entered into an employment agreement with First Federal, which was amended on December 17, 1991 to provide for, among other things, a three-year term (collectively, the "Agreement"). The Agreement provides that at the end of each one-year period, prior to the anniversary date of the Agreement, the Board of Directors of First Federal shall review the performance of Mr. Witter and determine whether to extend the Agreement for an additional one-year term. Notice not to extend the employment period must be properly given by either party not less than 45 days prior to any such anniversary date. In the event that the parties do not mutually agree on compensation terms, the Agreement provides for minimum salary levels (generally, the highest base salary (annual salary not including directors' fees, bonuses or other compensation) in the past three years of employment, plus a dollar amount determined by multiplying the base salary by a percentage tied to the Consumer Price Index), allows Mr. Witter to receive discretionary performance bonuses as may be determined by the Board of Directors of First Federal, provides Mr. Witter with the use of a new automobile every two years, and insurance thereon, for the conduct of First Federal business and requires Mr. Witter's participation in employee plans and fringe benefits made available to all employees. If Mr. Witter dies during the employment period, First Federal shall pay monthly death benefits in an amount equal to 50 percent of Mr. Witter's annual base salary, as defined, at the time of his death, for a period of two years to his designee or, in the absence thereof, to his personal representative. If Mr. Witter, by reason of any physical or mental disability, as determined by a disinterested licensed physician, is unable to perform his job during the employment period for more than 180 days during any 12-month period, First Federal is authorized to terminate the employment period.

         The Agreement is terminable by First Federal at any time, but Mr. Witter shall be entitled to receive compensation pursuant to the Agreement unless it is terminated for "cause." Termination for "cause" is defined in the Agreement to mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provisions of the Agreement.

         Mr. Witter is entitled to receive certain designated retirement benefits under the Agreement upon termination of the employment period for any reason other than termination for cause by First Federal. Since becoming age 62, Mr. Witter has had the ability to terminate the employment period under the Agreement. After his retirement date and during his lifetime, Mr. Witter is to receive under the Agreement up to 40 consecutive quarterly payments, each of which shall be in an amount equal to 1/8 of the highest annual base salary, as defined, paid or payable to him during any one of the five years preceding the retirement date. In addition, for one year following the retirement date, First Federal is to provide to Mr. Witter, at its expense, all fringe benefit programs which Mr. Witter participated in at the retirement date. In the event of Mr. Witter's death within two years of the retirement date, Mr. Witter's spouse or other beneficiaries shall be entitled to receive the quarterly payments referenced above for a period not to exceed two years from the retirement date. The Agreement does not provide for additional compensation to be paid to Mr. Witter in the event of a change in control of F&C or First Federal. Under such circumstances, the Agreement will be binding upon any successor entity.

         FIRST FEDERAL PENSION PLAN. First Federal maintains the First Federal Pension Plan, a qualified, defined benefit, non-contributory retirement plan in which all full-time employees are eligible to participate after attaining a minimum age and meeting a required period of service. The First Federal Pension Plan provides for monthly payments to, or on behalf of, each covered employee upon retirement at age 65, disability or death, with the benefits based upon the employee's highest five-year average annual salary using the basic compensation rate in effect on each December 1st of each plan year and credited service (maximum of 35 years). Basic compensation is defined as the annual rate of pay in effect on each December 1st, excluding any overtime pay, commissions, bonus payments and other additions to or deductions from regular compensation.

         The following table sets forth, in normal form (ten years certain and life thereafter) annuity amounts, the estimated annual benefits payable upon retirement to participants at normal retirement age (65), in the five-year average annual salary and years of credited service classifications specified. The benefits listed in the table below are not subject to any deduction for Social Security or other offset amounts. The compensation covered by the First Federal Pension Plan for Messrs. Witter and Shakeshaft does not materially differ from that set forth in the Summary Compensation Table above. Covered compensation in the following table is limited, however, to the $150,000 ceiling provided in the Omnibus Budget Reconciliation Act of 1993, effective in 1994.

                                                            Years of Service(1)(2)
                                 ------------------------------------------------------------------------
            Career
         Average Salary             20                   25                   30                   35
      -------------------        ----------           ----------          ---------             ---------
            $ 75,000             $33,750(b)           $42,188(b)          $ 50,625              $ 59,083
                                  50,520(a)            50,520(a)

             100,000              45,000(b)            56,250(b)            67,500(b)             78,750
                                  68,020(a)            68,020(a)            68,020(a)
             150,000              67,500               84,375              101,250               108,243(3)

             200,000              67,500               84,375              101,250               108,243(3)
             250,000              67,500               84,375              101,250               108,243(3)


(a) Minimum accrued benefit for participation in the Retirement Plan on November 30, 1987.

(b)      Retirement income for participants entering the Plan after November
30, 1987.

(1) At June 30, 1994, Messrs. Witter and Shakeshaft each had the maximum 35 years of credited service under the First Federal Pension Plan.

(2)      Career average salary limited to $150,000, effective 1994.

(3) Maximum allowable annual benefit for 1994 is $118,800, life only annuity or $108,243 on 10 years certain and life annuity.


         REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION DURING FISCAL 1994. The Compensation Committee ("Committee") of the Board of Directors of First Federal is composed of two outside directors. The Committee is responsible for reviewing the compensation of executive officers and recommending executive compensation proposals to First Federal's Board of Directors for approval.

         The Board of Directors of First Federal has a philosophy that executive compensation is designed to be at least comparable with average executive compensation for its peers, generally considered to be Florida thrift institutions of approximately the same size. The Florida League of Financial Institutions prepares such a schedule and report annually. First Federal falls within the grouping of institutions with assets between $251 million to $500 million.

         The Committee evaluates the base salaries of First Federal's executive officers annually. An executive officer's base salary is determined based upon longevity with First Federal, the effectiveness of such individual in performing his or her duties, peer compensation at similar positions and First Federal's overall performance. No particular weight is assigned to these variables.

         The Compensation Committee also has available comparable performances by similar asset size institutions based upon statistics prepared by the OTS and private companies. There are literally dozens of comparable ratings to gauge First Federal's performance against other institutions of similar asset size.

         Considerable weight is also attached to the fact that First Federal has achieved Bauer Financial Ratings' "Five Star" rating for 24 consecutive quarters, as well as to the ratings assigned to First Federal by regulatory agencies.

         The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for First Federal's officers when compared to its peer group. First Federal's annual Bonus Plan, as described below and which requires First Federal to achieve a predetermined level of core earnings before a lump-sum cash bonus is paid, is the element which is designed to make total compensation for each of First Federal's employees comparable or better than the comparable compensation for the employees in First Federal's peer group.

         The amount of cash bonus paid is directly related to the net profit of First Federal. The annual Bonus Plan sets a tiered level of net profit. If the bottom level is not achieved, then no bonus is paid to any employee or officer. If the lowest level of the Bonus Plan is attained, a total bonus of approximately 10.5 percent of the minimum core earnings established by the Bonus Plan is distributed to all employees and officers. If the highest level of the Bonus Plan is distributed to all employees and officers, a total bonus of approximately 12.2 percent of the maximum core earnings established by the Bonus Plan is distributed to all employees and officers. Each department head determines individual bonuses for employees under his or her supervision, and the Board of Directors sets forth the bonuses for President and Chief Executive Officer Witter and Vice President Shakeshaft, based upon the recommendations of the Compensation Committee.

         Bonuses are calculated solely on core earnings and are not impacted by unusual items beyond the control of the staff. Gains and losses from both the sale of investments and the addition of the loan loss reserves are deleted or omitted in calculating core earnings for payment of bonuses. If prescribed core earnings are met, the total amount allotted for bonuses is payable; if core earnings are less than the designated amount, a formula applies and correspondingly reduces the amount of bonus payable. During fiscal 1994, the prescribed core earnings were met.

         Based upon the foregoing, Mr. Witter, the President and Chief Executive Officer, and Mr. Shakeshaft, Vice President, earned $226,750 and $105,827, respectively, in annual salary and bonus during fiscal 1994.

                 By the Committee:

                 John R. Siver (Chairman)
                 E. Drayton Farr, Jr.


         COMPARATIVE STOCK PERFORMANCE GRAPH. The stock performance graph below compares the cumulative total shareholder return of the F&C Common Stock for each of the five years in the period ended June 30, 1994, with the cumulative total return of the NASDAQ Market Index and all savings and loan associations traded on the NASDAQ ("Peer Group Index").

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG F&C BANCSHARES INC.
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX

                        1989    1990    1991     1992    1993    1994
                       ------  ------   -----   ------  ------  ------
F&C BANCSHARES, INC.   100.00   93.02   84.62   142.15  188.38  236.10
PEER GROUP INDEX       100.00   78.80   79.70   124.21  176.08  218.90
NASDAQ MARKET INDEX    100.00  105.75   99.63   107.35  131.78  144.51


                     ASSUMES $100 INVESTED ON JULY 1, 1989
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JUNE 30, 1994


         INDEBTEDNESS OF MANAGEMENT. First Federal offers single-family residential mortgage loans and consumer loans to its directors, officers and employees at the same rates and terms as are offered to the general public. In the judgment of management, these loans do not involve more than the normal risk of collectibility.

         Prior to FIRREA, all loans made by First Federal, with the exception of loans against savings certificates or deposit accounts, were made on exactly the same terms as those prevailing at the time for non-affiliated persons. Loans made by First Federal to directors secured by their deposits or savings certificates were offered at a more favorable rate than provided for non-affiliated persons.

         Under FIRREA, all loans to directors and executive officers must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties; (ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment of present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined. Subsequent to the enactment of FIRREA in August 1989, First Federal adopted a policy to no longer make loans at preferential interest rates to its directors and executive officers. Currently all such loans comply with the requirements of FIRREA.



         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (Proposal Three)

         The Board of Directors of F&C has appointed KPMG Peat Marwick LLP as independent auditors for F&C for the year ending June 30, 1995, subject to ratification by the shareholders at the Annual Meeting and provided that the Merger has not been consummated. F&C has been advised by KPMG Peat Marwick LLP that neither the firm nor any of its associates has any relationship with F&C or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG Peat Marwick LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS F&C'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1995.

                                 OTHER MATTERS

         Management is not aware of any other business to come before the Annual Meeting other than procedural matters incident to the conduct of the meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


                             SHAREHOLDER PROPOSALS

         If the Merger has not been consummated prior to F&C's 1995 Annual Meeting of Shareholders, which is currently scheduled to be held in October 1995, any proposal which a shareholder wishes to have presented at the 1995 Annual Meeting of Shareholders of F&C and included in the proxy materials used by F&C in connection with such meeting must be received at the corporate headquarters office of F&C at 1600 Tamiami Trail, Port Charlotte, Florida 33948 no later than _____________ __, 1995. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the 1995 Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


                                 LEGAL MATTERS

         Legal matters in connection with the Merger, including issuance of First of America Common Stock, will be passed upon for First of America by Howard & Howard Attorneys, P.C., Kalamazoo, Michigan. J. Michael Kemp, managing partner of Howard & Howard, is a director of First of America. As of ___________, 1994, Mr. Kemp owned ______ shares of First of America Common Stock jointly with his spouse, ___ shares individually, and ___ shares in a retirement trust. Other attorneys with Howard & Howard and members of their families own shares of First of America Common Stock. Additionally, certain of Howard & Howard's attorneys and members of their families are indebted to and have other banking and trust relationships with certain of First of America's affiliate banks.

         Legal matters in connection with the Merger will be passed upon for F&C by Elias, Matz, Tiernan & Herrick, L.L.P., Washington, D.C.


                                    EXPERTS

         The consolidated financial statements of F&C and its subsidiaries as of June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of First of America as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                       EXHIBIT A
                      AGREEMENT AND PLAN OF REORGANIZATION


                                     AMONG


                       FIRST OF AMERICA BANK CORPORATION,


                      FIRST OF AMERICA ACQUISITION COMPANY


                                      AND


                              F&C BANCSHARES, INC.


                           DATED AS OF JUNE 14, 1994

                               TABLE OF CONTENTS


ARTICLE ONE

                                  THE MERGER
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
  1.01 Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
  1.02  Manner of Merger  . . . . . . . . . . . . . . . . . . . . . . .  A-1
  1.03 Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . .  A-1
  1.04 Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . .  A-2
  1.05 Articles of Incorporation, Bylaws,
       Directors, Officers and Name of
       the Surviving Corporation  . . . . . . . . . . . . . . . . . . .  A-3
  1.06 Merger of First Federal Savings,
       Bank of Charlotte County and
       FOA-Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-3
  1.07 Effective Time. . . . . . . . . . . . . . . . . . . . . . . . .   A-3

ARTICLE TWO

              REPRESENTATIONS AND WARRANTIES OF FIRST OF AMERICA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-3
  2.01 Organization; Qualification; Good Standing; Corporate Power . .   A-3
  2.02 Authorization . . . . . . . . . . . . . . . . . . . . . . . . .   A-4
  2.03 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .   A-4
  2.04  Financial Statements . . . . . . . . . . . . . . . . . . . . .   A-5
  2.05 Absence of Undisclosed Liabilities. . . . . . . . . . . . . . .   A-5
  2.07 No Violation, Consents. . . . . . . . . . . . . . . . . . . . .   A-6
  2.08 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .   A-6
  2.09 Taxes, Returns and Reports. . . . . . . . . . . . . . . . . . .   A-7
  2.10 Corporate Properties. . . . . . . . . . . . . . . . . . . . . .   A-7
  2.11 Brokerage Commissions, Fees, Etc. . . . . . . . . . . . . . . .   A-7
  2.12 Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . .   A-7
  2.13 Compliance With ERISA . . . . . . . . . . . . . . . . . . . . .   A-7
  2.14 Other Information . . . . . . . . . . . . . . . . . . . . . . .   A-8
  2.15 Advice of Changes . . . . . . . . . . . . . . . . . . . . . . .   A-8
  2.16 Shares to be Issued in Merger . . . . . . . . . . . . . . . . .   A-8
  2.17 Orders, Injunctions, Decrees, Etc . . . . . . . . . . . . . . .   A-8
  2.18 Ownership of Company Stock. . . . . . . . . . . . . . . . . . .   A-8
  2.19 Compliance with Environmental and Safety Laws . . . . . . . . .   A-8
  2.20 Community Reinvestment Act Compliance . . . . . . . . . . . . .   A-9
  2.21 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
  2.22 Accounting for the Merger . . . . . . . . . . . . . . . . . . .   A-9

ARTICLE THREE

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
  3.01 Organization; Qualification; Good Standing; Corporate Power . .   A-9
  3.02 Authorization . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
  3.03 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .  A-10
  3.04 Financial Statements. . . . . . . . . . . . . . . . . . . . . .  A-11
  3.05 Absence of Undisclosed Liabilities. . . . . . . . . . . . . . .  A-12
  3.06 Material Adverse Change . . . . . . . . . . . . . . . . . . . .  A-12
  3.07 No Violation, Consents. . . . . . . . . . . . . . . . . . . . .  A-12

  3.08 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
  3.09 Taxes, Returns and Reports. . . . . . . . . . . . . . . . . . .  A-13
  3.10 Corporate Properties. . . . . . . . . . . . . . . . . . . . . .  A-13
  3.11 Obligations to Employees. . . . . . . . . . . . . . . . . . . .  A-13
  3.12 Brokerage Commissions, Fees, Etc. . . . . . . . . . . . . . . .  A-14
  3.13 Certain Agreements. . . . . . . . . . . . . . . . . . . . . . .  A-14
  3.14 Articles of Incorporation,
       Articles of Association, Bylaws, Etc. . . . . . . . . . . . . .  A-15
  3.15 Orders, Injunctions, Decrees, Etc . . . . . . . . . . . . . . .  A-15
  3.16 Shareholders of the Company . . . . . . . . . . . . . . . . . .  A-15
  3.17 Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . .  A-15
  3.18 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
  3.19 Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
  3.20 Fiduciary Responsibilities. . . . . . . . . . . . . . . . . . .  A-16
  3.21 Compliance With Environmental and Safety Laws . . . . . . . . .  A-16
  3.22 Other Information . . . . . . . . . . . . . . . . . . . . . . .  A-16
  3.23 Insider Interests . . . . . . . . . . . . . . . . . . . . . . .  A-17
  3.24 No Sensitive Transactions . . . . . . . . . . . . . . . . . . .  A-17
  3.25 Community Reinvestment Act Compliance . . . . . . . . . . . . .  A-17
  3.26 Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
  3.27 Qualified Thrift Lender . . . . . . . . . . . . . . . . . . . .  A-17
  3.28 Advice of Changes . . . . . . . . . . . . . . . . . . . . . . .  A-17

ARTICLE FOUR

                         COVENANTS OF FIRST OF AMERICA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
  4.01 Conduct Of Business; Certain Covenants. . . . . . . . . . . . .  A-17
  4.02 SEC Registration. . . . . . . . . . . . . . . . . . . . . . . .  A-18
  4.03 Authorization, Reservation, and Stock
       Exchange Listing of Common Stock. . . . . . . . . . . . . . . .  A-18
  4.04 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  A-18
  4.05 Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  A-18
  4.06 Required Approvals. . . . . . . . . . . . . . . . . . . . . . .  A-19
  4.07 Employment Agreements . . . . . . . . . . . . . . . . . . . . .  A-19
  4.08 Board of Directors. . . . . . . . . . . . . . . . . . . . . . .  A-19
  4.09 Retirement Plans. . . . . . . . . . . . . . . . . . . . . . . .  A-19
  4.10 Severance Policy for Terminated Employees . . . . . . . . . . .  A-20
  4.11 Information, Access Thereto . . . . . . . . . . . . . . . . . .  A-20
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
  4.12 Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . .  A-20

ARTICLE FIVE

                           COVENANTS OF THE COMPANY
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
  5.01 Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . .  A-20
  5.02 Conduct Of Business; Certain Covenants. . . . . . . . . . . . .  A-21
  5.03 Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . .  A-23
  5.04 Information, Access Thereto . . . . . . . . . . . . . . . . . .  A-23
  5.05 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  A-23
  5.06 Recommendation of Merger to Shareholders. . . . . . . . . . . .  A-24
  5.07 Litigation Matters. . . . . . . . . . . . . . . . . . . . . . .  A-24
  5.08 Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
  5.09 Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . .  A-24
  5.10 Company Plans . . . . . . . . . . . . . . . . . . . . . . . . .  A-24

ARTICLE SIX

               CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
  6.01 Approval by Affirmative Vote of Shareholders. . . . . . . . . .  A-24
  6.02 Approval by Federal Reserve . . . . . . . . . . . . . . . . . .  A-24
  6.03 Approval by OTS . . . . . . . . . . . . . . . . . . . . . . . .  A-24
  6.04 Approval by FIB . . . . . . . . . . . . . . . . . . . . . . . .  A-25
  6.05 Approval of Bank Merger . . . . . . . . . . . . . . . . . . . .  A-25
  6.06 Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
  6.07 Registration Statement. . . . . . . . . . . . . . . . . . . . .  A-25
  6.08 Blue Sky. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
  6.09 Other Approvals . . . . . . . . . . . . . . . . . . . . . . . .  A-25
  6.10 Orders, Decrees and Judgments . . . . . . . . . . . . . . . . .  A-25
  6.11 Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . .  A-25
  6.12 Consents and Approvals. . . . . . . . . . . . . . . . . . . . .  A-25

ARTICLE SEVEN

             FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
  7.01 Compliance by First of America. . . . . . . . . . . . . . . . .  A-26
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
  7.02 Sufficiency of Documents. . . . . . . . . . . . . . . . . . . .  A-26
  7.03 Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .  A-26
  7.04 Officers' Certificate . . . . . . . . . . . . . . . . . . . . .  A-27
  7.05 Absence of Certain Changes or Events. . . . . . . . . . . . . .  A-27
  7.06 Consents and Approvals. . . . . . . . . . . . . . . . . . . . .  A-27
  7.07 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28

ARTICLE EIGHT

           FURTHER CONDITIONS TO THE OBLIGATIONS OF FIRST OF AMERICA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
  8.01 Compliance by the Company . . . . . . . . . . . . . . . . . . .  A-28
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
  8.02 Sufficiency of Documents, Proceedings . . . . . . . . . . . . .  A-28
  8.03 Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .  A-28
  8.04 Officers' Certificate . . . . . . . . . . . . . . . . . . . . .  A-29
  8.05 Absence of Certain Changes or Events. . . . . . . . . . . . . .  A-30
  8.06 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
  8.07 Transfer by Affiliates. . . . . . . . . . . . . . . . . . . . .  A-30
  8.08 Bank Merger Agreement . . . . . . . . . . . . . . . . . . . . .  A-30
  8.09 Pooling of Interests. . . . . . . . . . . . . . . . . . . . . .  A-30

ARTICLE NINE

                       ABANDONMENT; AMENDMENT AND WAIVER
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
  9.01 Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
  9.02 Effect of Abandonment . . . . . . . . . . . . . . . . . . . . .  A-31

ARTICLE TEN

                     Modifications, Amendments and Waiver
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
  10.01  Modifications, Amendments and Waiver. . . . . . . . . . . . .  A-31

ARTICLE ELEVEN

         Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .  A-32
  11.01  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
  11.02  Articles of Merger. . . . . . . . . . . . . . . . . . . . . .  A-32
  11.03  Procurement of Approvals. . . . . . . . . . . . . . . . . . .  A-32
  11.04  Further Acts. . . . . . . . . . . . . . . . . . . . . . . . .  A-32
  11.05  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32
  11.06  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
  11.07  Nonsurvival of Representations and Warranties . . . . . . . .  A-34
  11.08  Discussions With Other Banks, Bank Holding
         Companies and Bank-Related
         Businesses  . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
  11.09  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  A-34
  11.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  A-34
  11.11  Binding Effect and Parties in Interest. . . . . . . . . . . .  A-34
  11.12  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
  11.13  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  A-34
  11.14  Severability Clause . . . . . . . . . . . . . . . . . . . . .  A-34
  11.16  Identification. . . . . . . . . . . . . . . . . . . . . . . .  A-35

APPROVAL AND AGREEMENT OF DIRECTORS. . . . . . . . . . . . . . . . . .  A-36



EXHIBIT A
  AGREEMENT AND PLAN OF MERGER

EXHIBIT B
  AFFILIATE LETTER

EXHIBIT C
  WARRANT AGREEMENT

APPENDIX I
  BANK MERGER AGREEMENT





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
                     AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") by and among FIRST OF AMERICA BANK CORPORATION, a Michigan corporation ("FIRST OF AMERICA"), FIRST OF AMERICA ACQUISITION COMPANY, a Florida corporation and a wholly owned subsidiary of FIRST OF AMERICA ("FOA-ACQUISITION"), and F&C BANCSHARES, INC., a Florida corporation (the "COMPANY").

                             W I T N E S S E T H:

        WHEREAS, FOA-ACQUISITION is a wholly owned subsidiary of FIRST OF AMERICA, and FIRST OF AMERICA and the COMPANY desire that the COMPANY shall be merged with FOA-ACQUISITION in accordance with the applicable statutes of the State of Florida and in accordance with an Agreement and Plan of Merger (the "Plan of Merger") substantially on the terms and in the form attached hereto as Exhibit A (the merger provided for therein being herein called the "Merger");

        NOW, THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

                                  ARTICLE ONE

                                  THE MERGER

        1.01 Plan of Merger. FOA-ACQUISITION, the COMPANY and FIRST OF AMERICA agree to execute and adopt the Plan of Merger substantially on the terms and in the form attached hereto as Exhibit A.

        1.02 Manner of Merger. At the Effective Time, as hereinafter defined, the COMPANY shall be merged into FOA-ACQUISITION, under the Articles of Incorporation of FOA-ACQUISITION as the Surviving Corporation (hereinafter sometimes called the "Surviving Corporation"), pursuant to the terms of this Agreement and with the effect of the provisions of the Florida General Corporation Act (the "Florida Act").

        At the Effective Time, the corporate existence of the COMPANY shall cease, and the corporate existence of FOA-ACQUISITION, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

        1.03 Effect of Merger.  Upon the Merger becoming effective:

             (a) The separate existence of the COMPANY shall cease and be merged into the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the COMPANY and FOA-ACQUISITION; and all singular rights, privileges, immunities, powers and franchises of each of the COMPANY and FOA-ACQUISITION, and all property, real, personal and mixed, and all debts due to either the COMPANY or FOA- ACQUISITION in whatever account, including subscriptions to shares, and all other things in action or belonging to each of the COMPANY and FOA-ACQUISITION shall be vested in FOA-ACQUISITION as the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of FOA-ACQUISITION as the Surviving Corporation as they were of the COMPANY and FOA-ACQUISITION and the title to any real estate, or interest therein, vested by deed or otherwise, in either of the COMPANY and FOA-ACQUISITION shall not revert or be in any way impaired by reason of the Merger.

             (b) All rights of creditors and all liens upon any property of the COMPANY or FOA-ACQUISITION shall be preserved unimpaired and all debts, liabilities and duties of the COMPANY or FOA-ACQUISITION shall thenceforth attach to FOA-ACQUISITION as the Surviving Corporation and may be enforced against FOA-ACQUISITION as the Surviving Corporation to the same extent as if said debts, liabilities and





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
        duties had been incurred or contracted by it; provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Time (as hereinafter defined).

             (c) Any action or proceeding, whether civil, criminal or administrative, pending by or against either the COMPANY or FOA-ACQUISITION shall be prosecuted as if the Merger had not taken place, and FOA-ACQUISITION as the Surviving Corporation may be substituted as a party in such action or proceeding in place of the COMPANY.

             (d) Each share of stock of FOA-ACQUISITION issued and outstanding immediately prior to the Merger and each share of FIRST OF AMERICA Common Stock issued and outstanding immediately prior to the Merger shall remain as identical shares of the Surviving Corporation and FIRST OF AMERICA, respectively, after the Merger.

             (e)   Each share of  common stock of the Company, par value
        $1.00 per share ("Company Common Stock") issued and outstanding immediately prior to the Merger (other than "Dissenting Shares" as hereinafter defined) shall be converted into and represent the right to receive and be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of common stock of FIRST OF AMERICA, par value $10.00 per share ("FIRST OF AMERICA Common Stock") as shall be equal to (i) Twenty Three and 25/100 Dollars ($23.25) divided by (ii) the average of the closing trade prices ("Average Price") of FIRST OF AMERICA Common Stock on the New York Stock Exchange during the last fifteen trading days on which reportable sales of FIRST OF AMERICA Common Stock took place (the "Valuation Period") immediately prior to, but not including, the third business day prior to the Effective Time (as may be adjusted pursuant to the terms of this Agreement, the "Exchange Ratio"); provided, however, the Exchange Ratio will not be below .5519 or be above .6436.

             (f) Option Rights (as hereinafter defined) outstanding immediately prior to the Effective Time and not exercised prior to the Effective Time shall be converted, based on the Exchange Ratio, into options to acquire shares of FIRST OF AMERICA Common Stock ("FIRST OF AMERICA Options"). The number of shares of FIRST OF AMERICA Common Stock subject to such Option Rights shall be equal to the number of shares of COMPANY Common Stock subject to such Option Rights immediately prior to the Effective Time times the Exchange Ratio, and the per share exercise price under each Option Right shall be unchanged. The exercise period of such options shall be the same as the exercise period of the Option Rights. All FIRST OF AMERICA Options granted hereby shall otherwise be governed by and subject to the provisions of the Restated FIRST OF AMERICA Bank Corporation 1987 Stock Option Plan, and all shares of FIRST OF AMERICA Common Stock issued upon exercise of FIRST OF AMERICA Options shall be registered under the Securities Act of 1933 (the "Securities Act").

             (g) No certificates or scrip for fractional shares of FIRST OF AMERICA Common Stock will be issued. In lieu thereof, FIRST OF AMERICA will pay the value of such fractional shares in cash on the basis of the Average Price, subject to the limits described in Section 1.03(e) above.

             (h) In the event of any extraordinary dividend distribution to the holders of FIRST OF AMERICA Common Stock or in the event of any increase or reduction in the number of shares of FIRST OF AMERICA Common Stock issued and outstanding caused by split-up, reverse split, reclassification, distribution of stock dividends or change of par or stated value, the parties agree to amend the Plan of Merger to cause a proportionate adjustment to be made to the Exchange Ratio.

        1.04 Dissenting Shares. Notwithstanding anything in this Agreement or the Plan of Merger to the contrary, shares of COMPANY Common Stock which are issued and outstanding immediately prior to the Effective Time (as hereinafter defined) and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his or her shares of COMPANY Common Stock ("Dissenting Shares") pursuant to
Section 607.1302 of the Florida Act shall not be converted into or be exchangeable for the right to receive shares of FIRST OF AMERICA Common Stock, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the Florida

Act, as the case may be. If such holder shall have so failed to perfect his or her right to dissent or shall have effectively withdrawn or lost such right, each of his or her shares of COMPANY Common Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive shares of FIRST OF AMERICA Common Stock as provided in Section 1.03(e).

        1.05 Articles of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation. By virtue of the Merger and at the Effective Time:

             (a) The Articles of Incorporation of FOA-ACQUISITION, shall be the Articles of Incorporation of the Surviving Corporation until the same shall be further amended and changed as provided by law.

             (b) The Bylaws of FOA-ACQUISITION shall be the Bylaws of the Surviving Corporation until the same shall be further amended and changed as provided by law.

             (c) The Directors and Officers of FOA-ACQUISITION immediately prior to the Effective Time shall be the sole Directors and Officers of the Surviving Corporation and shall hold office until the next annual meeting of the shareholder and the next annual meeting of the Board of Directors of the Surviving Corporation and until their successors are elected and qualified.

             (d) The name of the Surviving Corporation shall be FIRST OF AMERICA ACQUISITION COMPANY or such other name as is designated by FIRST OF AMERICA.

        1.06 Merger of First Federal Savings Bank of Charlotte County and FOA-Bank. The COMPANY owns all of the issued and outstanding shares of First Federal Savings Bank of Charlotte County, Murdock, Florida (the "BANK"). FIRST OF AMERICA and the COMPANY agree and acknowledge that, immediately following the Effective Time, the BANK shall be merged (the "Bank Merger") with FIRST OF AMERICA'S wholly-owned subsidiary, First of America Bank-Florida, FSB ("FOA-Bank") in a transaction which will, upon consummation thereof, result in the ownership by FIRST OF AMERICA of 100% of the issued and outstanding capital stock of the surviving bank. Such transaction will otherwise be on the terms and conducted in the manner described in the bank merger agreement (the "Bank Merger Agreement") attached hereto as Appendix I.

        1.07 Effective Time. The Merger shall be consummated upon the filing of appropriate Articles of Merger with the Department of State of the State of Florida in the form and manner required by the Florida Act. The close of business on the date on which such Articles of Merger shall have been filed is herein referred to as the "Effective Time," unless some other date is agreed upon by the parties hereto and is specified therein.


                                  ARTICLE TWO

              REPRESENTATIONS AND WARRANTIES OF FIRST OF AMERICA

        FIRST OF AMERICA represents and warrants to the COMPANY as follows:

        2.01 Organization; Qualification; Good Standing; Corporate Power.

             (a) FIRST OF AMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations. FIRST OF AMERICA is a registered bank holding company under the Bank Holding Company Act of 1956 and a registered savings association holding company under the Home Owners Loan Act. FIRST OF AMERICA has the corporate power and authority to carry on its business as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the Plan of Merger and the power to consummate the transactions contemplated hereby and thereby.

             (b) FOA-ACQUISITION is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. FOA-ACQUISITION has the corporate power and authority to carry on the business of the COMPANY as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the Plan of Merger and the power to consummate the transactions contemplated hereby and thereby.

             (c) FIRST OF AMERICA and its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their businesses, except where failure to do so would have a material adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA. FIRST OF AMERICA and its subsidiaries have each conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither FIRST OF AMERICA nor any of its subsidiaries are presently charged with, or, to FIRST OF AMERICA'S knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and neither FIRST OF AMERICA nor any of its subsidiaries are the subject of any pending or, to FIRST OF AMERICA'S knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

        2.02 Authorization. The execution, delivery and performance of this Agreement and the Plan of Merger by each of FIRST OF AMERICA and FOA-ACQUISITION have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger are legally binding on and enforceable against each of FIRST OF AMERICA and FOA-ACQUISITION in accordance with their terms, subject to the receipt of all required regulatory or other governmental approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the Merger will not, violate the provisions of FIRST OF AMERICA'S or FOA-ACQUISITION's respective Articles of Incorporation, as amended, or Bylaws, as amended.

        2.03 Capitalization. As of May 31, 1994, the authorized capitalization of FIRST OF AMERICA consisted of 100,000,000 shares of FIRST OF AMERICA Common Stock, of which 59,938,323 shares were outstanding; 10,000,000 shares of Preferred Stock, without par value ("FIRST OF AMERICA Preferred Stock") which have been divided into and issued in series as follows: 500,000 shares have been designated as Series A Junior Participating Preferred Stock of which no shares are outstanding. Except incident to FIRST OF AMERICA'S Shareholders' Investment Plan, Employee Service/Retirement Award Program, the RESTATED FIRST OF AMERICA BANK Corporation 1987 Stock Option Plan, the FIRST OF AMERICA BANK Corporation Reserve Plus Savings Plan, the rights to acquire shares pursuant to the Rights Agreement dated July 18, 1990, between FIRST OF AMERICA and First of America BANK-Michigan, N.A., as Rights Agent, (the "Rights Agreement") the possible offering, pursuant to a "shelf" registration statement on Form S-3 filed by FIRST OF AMERICA under the Securities Act, of shares of FIRST OF AMERICA Preferred Stock, and any conversion rights applicable thereto, and conversion rights incident to the FIRST OF AMERICA Preferred Stock, and except pursuant to the terms of an Agreement and Plan of Merger dated as of April 15, 1994, between FIRST OF AMERICA and FIRST PARK RIDGE CORPORATION, there were, as of May 31, 1994, no outstanding warrants, options, rights, calls or other commitments of any nature relating to the authorized but unissued shares of FIRST OF AMERICA Common Stock or FIRST OF AMERICA Preferred Stock or concerning the authorization, issuance or sale of any other class of equity securities of FIRST OF AMERICA. Except incident to the foregoing plans, programs and rights, and except in connection with stock repurchases made in the open market by FIRST OF AMERICA from time to time between May 31, 1994, and the date of this Agreement there has been no material change in the capitalization of FIRST OF AMERICA.
The number of shares set forth above is subject to change before the Effective Time by affiliation with other banks, bank holding companies or bank-related businesses or by purchase, sale, issuance, redemption, conversion, distribution or other transaction. A vote of the shares set forth above is not required to approve this Agreement. All of the outstanding shares set forth above are validly issued, fully paid, and nonassessable and none of such shares has been issued in violation of the preemptive rights of any person, firm or entity. Each of the holders of shares of FIRST OF AMERICA Common Stock distributed pursuant to the terms of this Agreement and the Plan of Merger shall have Rights (as defined in the Rights Agreement) with respect to such shares of FIRST OF AMERICA Common Stock to the same extent as if such FIRST OF AMERICA Common Stock had been issued and outstanding on July 30, 1990.

        2.04   Financial Statements.

             (a) FIRST OF AMERICA has furnished to the COMPANY true, correct and complete copies of: (i) the audited Consolidated
        Balance Sheets of FIRST OF AMERICA as of December 31, 1992, and December 31, 1993, and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the three years ended December 31, 1993, including the respective notes thereto, together with the reports of KPMG Peat Marwick relating thereto; and (ii) the unaudited Consolidated Balance Sheet as of March 31, 1994, and the related unaudited Consolidated Statement of Income for the period then ended (the "Financial Statements"). Subject to such changes which may result from an audit which includes the period of the unaudited Financial Statements as of and for the three months ended March 31, 1994 (which changes, in the aggregate, will not be material), such Financial Statements fairly present the consolidated financial position of FIRST OF AMERICA as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of FIRST OF AMERICA for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis.

             (b) FIRST OF AMERICA will furnish the COMPANY with copies of its audited and unaudited Consolidated Balance Sheets, and related reports, for each annual and quarterly period subsequent to March 31, 1994, until the Effective Time ("Subsequent Financial Statements").

             (c) Subject to such changes which may result from an audit of the March 31, 1994 Financial Statements or of any Subsequent
        Financial Statements (which changes, in the aggregate, will not be material), all of the aforesaid Financial Statements have been, and, with respect to the Subsequent Financial Statements, will be, prepared in accordance with generally accepted accounting principles, utilizing accounting practices consistent with prior years except as otherwise disclosed. None of the aforesaid Financial Statements contain, and none of the Subsequent Financial Statements will contain, any material undisclosed extraordinary or prior period items or fail to disclose any material items that should be disclosed. All of the aforesaid Financial Statements present fairly, and all of the Subsequent Financial Statements will present fairly, the consolidated financial position of FIRST OF AMERICA and the results of its operations and changes in its financial position as of and for the periods ending on their respective dates. Subject to such changes which may result from an audit of the March 31, 1994, Financial Statements or of any Subsequent Financial Statements (which changes, in the aggregate, will not be material), the allowance for loan losses in such Financial Statements is, and with respect to the Subsequent Financial Statements will be, adequate under the standards applied by the Board of Governors of the Federal Reserve System ("Federal Reserve") and based on past loan loss experiences and potential losses in current portfolios to cover all known or anticipated loan losses. There are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which FIRST OF AMERICA is a party or by which it or (to the knowledge of FIRST OF AMERICA) any of the officers, directors, employees or shareholders of FIRST OF AMERICA have rights which would have a materially adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA which are not reflected in the Financial Statements and the Subsequent Financial Statements.

        2.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements or the Subsequent Financial Statements, neither FIRST OF AMERICA nor any of its subsidiaries have, and with respect to the Subsequent Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would have a materially adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA.

        2.06 Material Adverse Change. Since March 31, 1994, there has been no material adverse change in, and no event, occurrence or development in, the business of FIRST OF AMERICA or its subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally or changes in general economic conditions that uniformly affect the banking industry on a nationwide basis, including changes in the general level of interest rates, as well as fees and expenses relating to this Agreement and the transactions contemplated hereby).

        2.07 No Violation, Consents. Neither the execution and delivery of this Agreement and the Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of FIRST OF AMERICA or its subsidiaries, taken as a whole, pursuant to any indenture, mortgage, deed of trust or other agreement (including borrowing agreements) or instrument to which FIRST OF AMERICA or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound; or (ii) violate any statute, rule or regulation applicable to FIRST OF AMERICA or any of its subsidiaries which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations. No consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, other than as specifically contemplated by this Agreement, is required for the consummation by FIRST OF AMERICA of the transactions contemplated by this Agreement.

        2.08 Litigation. There are no legal, quasi-judicial, administrative, or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of FIRST OF AMERICA, threatened against FIRST OF AMERICA or any of its subsidiaries that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations. Neither FIRST OF AMERICA nor any of its subsidiaries is subject to, or in default with respect to, nor are any of their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations.

        2.09 Taxes, Returns and Reports. FIRST OF AMERICA has duly filed all material tax returns required to be filed. The reserve for taxes in FIRST OF AMERICA'S March 31, 1994, Consolidated Balance Sheet is adequate to cover all of its tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to March 31, 1994. FIRST OF AMERICA has not had and, to the best of FIRST OF AMERICA'S knowledge, will not have any material liability for taxes of any nature for or in respect of the operation of its business or ownership of its assets from March 31, 1994, up to and including the Effective Time, or on its Subsequent Financial Statements or otherwise reflected in the books and records of FIRST OF AMERICA for the period following its then most recent Subsequent Financial Statements.

        2.10 Corporate Properties. No proceedings to take all or any part of the properties of FIRST OF AMERICA (whether leased or owned) by condemnation or right of eminent domain are pending or, to FIRST OF AMERICA'S knowledge, threatened. FIRST OF AMERICA owns directly or indirectly 100% of the issued and outstanding shares of its banking subsidiaries.

        2.11 Brokerage Commissions, Fees, Etc. All negotiations relating to this Agreement and the Plan of Merger and the transactions contemplated herein and therein have been and will be carried on by FIRST OF AMERICA directly with the COMPANY, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against the COMPANY for any brokerage commission, finder's fee, investment advisor's fee or other like payment.

        2.12 Regulatory Filings. FIRST OF AMERICA and each of its subsidiaries has filed and will continue to file in a timely manner all required filings with
(i) the Securities and Exchange Commission ("SEC"), including all reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements and will furnish the COMPANY with copies of all such SEC filings made subsequent to the date hereof until the Effective Time, (ii) the Federal Reserve, and (iii) any other federal or state banking or bank holding company regulatory authority having jurisdiction over it or them, where failure to do so would have a material adverse impact on FIRST OF AMERICA'S consolidated financial condition, business or operations; and, to the best knowledge of FIRST OF AMERICA, all such filings were complete and accurate in all material respects as of the dates of the filings, and no such SEC filing made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service or various banking regulatory authorities in the regular course of the business of the FIRST OF AMERICA and its subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the FIRST OF AMERICA, investigation into the business or operations of the FIRST OF AMERICA and its subsidiaries within the past five years which would have a material adverse effect on the consolidated financial condition, business or operations of FIRST OF AMERICA. To FIRST OF AMERICA'S knowledge, there is no unresolved violation, criticism or exception of a material nature by the SEC or any banking regulatory authority or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in FIRST OF AMERICA'S consolidated financial condition, business or operations, such that had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

        2.13 Compliance With ERISA.  All employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) established or maintained by FIRST OF AMERICA or to which FIRST OF AMERICA contributes ("FIRST OF AMERICA Employee Plans") are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements

(including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Internal Revenue Code of 1986, as amended (the "Code"), for obtaining the tax benefits the Code thereupon permits with respect to such FIRST OF AMERICA Employee Plans. No FIRST OF AMERICA Employee Plan has, or as of the Effective Time will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which FIRST OF AMERICA would be liable to any person under Title IV of ERISA if the FIRST OF AMERICA Employee Plans were terminated as of the Effective Time, which amounts would be material to FIRST OF AMERICA. The FIRST OF AMERICA Employee Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to FIRST OF AMERICA under Title IV of ERISA relating to any Employee Plan that is a multi-employer plan if any such plan were terminated or if FIRST OF AMERICA or any of its subsidiaries withdrew from any such plan as of the Effective Time.

        2.14 Other Information. No representation or warranty by FIRST OF AMERICA contained in this Agreement, no certificate or other instrument or document furnished or to be furnished by or on behalf of FIRST OF AMERICA or FOA-ACQUISITION pursuant to this Agreement and no information furnished or to be furnished by FIRST OF AMERICA or FOA-ACQUISITION for use in the Prospectus/Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) or the regulatory filings described in Section 4.06 hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances in which they are or were made, not misleading in any material respect.

        2.15 Advice of Changes. Between the date hereof and the Effective Time, FIRST OF AMERICA shall promptly advise the COMPANY in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein materially untrue.

        2.16 Shares to be Issued in Merger. The FIRST OF AMERICA Common Stock which the shareholders of the COMPANY will be entitled to receive upon consummation of the Merger pursuant to the Plan of Merger will, at the Effective Time, be duly authorized and will, when issued pursuant to the Plan of Merger, be validly issued, fully paid and nonassessable and will have been registered under the Securities Act and all applicable state securities or blue sky laws.

        2.17 Orders, Injunctions, Decrees, Etc. FIRST OF AMERICA is not subject to any order, injunction, or decree of any governmental body or court, or in violation of any order, injunction, or decree, or any other requirement of any governmental body or court, which would have a material adverse effect on the condition (financial or otherwise), business, properties, assets, operations, or liabilities of FIRST OF AMERICA on a consolidated basis.

        2.18 Ownership of COMPANY Stock. Except with respect to shares which may be held in a fiduciary capacity by FIRST OF AMERICA'S banking subsidiaries, as of the date of this Agreement, neither FIRST OF AMERICA nor any of its subsidiaries owns any shares of any class of the capital stock of the COMPANY.

        2.19 Compliance with Environmental and Safety Laws.

             (a) Neither FIRST OF AMERICA, nor any of its subsidiaries, have received any notices from any governmental agency that it is in violation of any judgment, decree, order/law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (collectively "Environmental Law") where such event, if determined adversely





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to FIRST OF AMERICA would have a material adverse effect on its consolidated financial condition, business or operations.

             (b) To the best knowledge of FIRST OF AMERICA, no portion of any real property at any time owned or leased by FIRST OF AMERICA or any of its subsidiaries has been used by FIRST OF AMERICA or any of its subsidiaries for the handling, processing, storage or disposal of Hazardous Substances (as hereinafter defined) in a manner which violates any Environmental Law where such violation would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations and to the best knowledge of FIRST OF AMERICA, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by FIRST OF AMERICA or any of its subsidiaries on, upon or into any of such real estate, where such event, if determined adversely to FIRST OF AMERICA, would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations. As used herein, the term Hazardous Substances includes all toxic or hazardous substances, pollutants, or contaminants described in or regulated by an Environmental Law.

        2.20 Community Reinvestment Act Compliance. Each of FIRST OF AMERICA'S banking subsidiaries is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, FIRST OF AMERICA has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause FIRST OF AMERICA or any of its banking subsidiaries to fail to be in substantial compliance with such provisions. None of FIRST OF AMERICA'S banking subsidiaries have received a rating from its principal banking regulator which is less than "satisfactory".

        2.21 Approvals. FIRST OF AMERICA knows of no reason why all regulatory approvals necessary to permit it to consummate the transactions contemplated hereby in the manner provided herein should not be obtained or why the opinion letter referred to in Section 8.09 hereof cannot be obtained.

        2.22 Accounting for the Merger. FIRST OF AMERICA and its subsidiaries have not taken any action that would cause the Merger to fail to qualify for pooling of interests accounting treatment under generally accepted accounting principles; provided, however, nothing contained herein shall prevent FIRST OF AMERICA or its affiliates from taking any such action prior to the Effective Time if FIRST OF AMERICA waives the condition contained in Section 8.09 hereof.



                                 ARTICLE THREE

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The COMPANY represents and warrants to FIRST OF AMERICA as follows:
(For purposes of this Article Three a "COMPANY Schedule" is defined as a schedule prepared and executed by an Officer of the COMPANY and delivered to FIRST OF AMERICA and dated not later than the date of the execution of this Agreement).

        3.01 Organization; Qualification; Good Standing; Corporate Power.

             (a) The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business and is in good standing in Florida and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES. The COMPANY is a registered savings association holding company under





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
        the Home Owners Loan Act. The COMPANY has the corporate power and authority to carry on its business as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the Plan of Merger and the power to consummate the transactions contemplated hereby and thereby.

             (b) The BANK is a federally chartered stock savings association duly organized, validly existing and in good standing under the laws of the United States. First Charlotte Corporation ("First Charlotte") is a wholly owned subsidiary of the BANK and is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. (The BANK and First Charlotte are sometimes collectively referred to herein as the "SUBSIDIARIES"). The SUBSIDIARIES each have the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary.

             (c) The COMPANY and the SUBSIDIARIES hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business and where failure to do so would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES. The COMPANY and the SUBSIDIARIES have each conducted its business so as to comply in all material respects with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither the COMPANY nor either of the SUBSIDIARIES is presently charged with, or, to the COMPANY'S knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and neither the COMPANY nor either of the SUBSIDIARIES is the subject of any pending or, to the COMPANY'S knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

        3.02 Authorization. The execution, delivery and performance of this Agreement and the Plan of Merger by the COMPANY have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger are legally binding on and enforceable against the COMPANY in accordance with their terms, subject in each case to the approval of the shareholders of the COMPANY and subject to the receipt of all required regulatory and other government approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and of the Plan of Merger do not, and the consummation of the Merger will not violate the COMPANY'S Articles of Incorporation, as amended, or Bylaws, as amended.

        3.03 Capitalization.

             (a) As of the date of this Agreement, the authorized capitalization of the COMPANY consists of (i) 10,000,000 shares of COMPANY Common Stock, of which 3,242,209 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value per share, of which no shares are issued and outstanding. The COMPANY has no other class of stock and there are and, as of the Effective Time, there will be, no fractional shares of COMPANY Common Stock issued or outstanding. In addition, as of the date of this Agreement, there are outstanding options for the purchase of 109,302 shares of COMPANY Common Stock (which have an exercise price of Seven and 27/100 Dollars ($7.27) per share) granted to certain employees of the COMPANY pursuant to the COMPANY'S Stock Option Program (the "Stock Option Plan"). Option rights granted pursuant to the Stock Option Plan are sometimes collectively referred to herein as the "Option Rights". All Option Rights have been granted as "Compensatory Options" and not as "Incentive Options" as those terms are used in the Stock Option Plan. Except with respect to the Option Rights, neither the COMPANY nor the SUBSIDIARIES have granted any outstanding warrants, options, rights, calls, agreements, understandings or other commitments of any nature relating to the authorization, issuance, sale or repurchase of any equity securities of the COMPANY or the SUBSIDIARIES. Except in connection with the exercise of the Option Rights and stock issued in connection with the

        Warrant Agreement referred to in Section 5.09 hereof, the number of shares set forth above is not subject to change before the Effective Time. Assuming the exercise of all of the Option Rights prior to the Effective Time, at the Effective Time the number of shares of COMPANY Common Stock which will be issued and outstanding will not exceed 3,351,511. All of the issued and outstanding shares of COMPANY Common Stock will be entitled to vote to approve this Agreement and the Plan of Merger.

             (b) The COMPANY owns directly or indirectly all of the issued and outstanding shares of capital stock of the SUBSIDIARIES.
        COMPANY Schedule 3.03 accurately identifies the number of shares of authorized and outstanding capital stock of the SUBSIDIARIES. Except as set forth in COMPANY Schedule 3.03, neither the COMPANY nor the SUBSIDIARIES owns directly or indirectly any equity or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business.

             (c) All of the outstanding shares of the COMPANY and the SUBSIDIARIES are validly issued, fully paid and nonassessable and, in the case of the shares of the SUBSIDIARIES, are owned free and clear of all liens, charges or encumbrances.

        3.04 Financial Statements.

             (a) The COMPANY has furnished to FIRST OF AMERICA true, correct and complete copies of: (i) the audited Consolidated
        Balance Sheets of the COMPANY as of June 30, 1993, and the related Consolidated Income Statements, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each of the three years ended June 30, 1993, including the respective notes thereto, together with the reports of KPMG Peat Marwick relating thereto; and
        (ii) the unaudited Consolidated Balance Sheet as of March 31, 1994, and the related unaudited Consolidated Statement of Income for the period then ended ("COMPANY Financial Statements"). Subject to such changes which may result from an audit which includes the period of the unaudited COMPANY Financial Statements as of and for the nine (9) months ended March 31, 1994 (which changes, in the aggregate, will not be material), such COMPANY Financial Statements fairly present the financial position of the COMPANY and the SUBSIDIARIES as of and for the periods ended on their respective dates and the operating results of the COMPANY and the SUBSIDIARIES for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis.

             (b) The COMPANY will furnish FIRST OF AMERICA with copies of its audited and unaudited Consolidated Balance Sheets, and related reports, for each annual and quarterly period, and each financial report by it or the SUBSIDIARIES filed with the Office of Thrift Supervision ("OTS"), subsequent to March 31, 1994, until the Effective Time ("Subsequent COMPANY Financial Statements").

             (c) Subject to such changes which may result from an audit which includes the March 31, 1994, COMPANY Financial Statements and of any Subsequent COMPANY Financial Statements (which changes in the aggregate will not be material), all of the aforesaid COMPANY Financial Statements have been, and, with respect to the Subsequent COMPANY Financial Statements, will be, prepared in accordance with generally accepted accounting principles (except with respect to reports filed with the OTS which have, in each case, been prepared in accordance with OTS requirements), utilizing accounting practices consistent with prior years except as otherwise disclosed. None of the aforesaid COMPANY Financial Statements contain, and none of the Subsequent COMPANY Financial Statements will contain, any material undisclosed extraordinary or prior period items or fail to disclose any material items that should be disclosed. All of the aforesaid COMPANY Financial Statements present fairly, and all of the Subsequent COMPANY Financial Statements will present fairly, the financial position of the COMPANY and the results of its operations and changes in its financial position as of and for the periods ending on their respective dates. Subject to such changes which may result from an audit of the March 31, 1994, COMPANY Financial Statements or of any Subsequent COMPANY Financial Statements (which changes in the aggregate will not





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
        be material), the allowance for loan losses in such COMPANY
        Financial Statements is, and, with respect to the Subsequent COMPANY Financial Statements will be, adequate under the standards applied by the OTS and based on past loan loss experiences and potential losses in current portfolios to cover all known or anticipated loan losses.
        Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent COMPANY Financial Statements will be, no agreements, contracts or other instruments to which the COMPANY or the SUBSIDIARIES is a party or by which it or they or (to the knowledge of the COMPANY) any of the officers, directors, employees or shareholders of the COMPANY or the SUBSIDIARIES have rights which would have a materially adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES which are not disclosed herein or reflected in the COMPANY Financial Statements and the Subsequent COMPANY Financial Statements.

        3.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the COMPANY Financial Statements or the Subsequent COMPANY Financial Statements, neither the COMPANY nor the SUBSIDIARIES had, nor with respect to the Subsequent COMPANY Financial Statements will have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, which would have a materially adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES.

        3.06 Material Adverse Change.  Other than as set forth in COMPANY
Schedule 3.06, since March 31, 1994, there has been no material adverse change in, and no event, occurrence or development in, the business of the COMPANY or the SUBSIDIARIES that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally or changes in general economic conditions that uniformly affect the banking industry on a nationwide basis, including changes in the general level of interest rates, as well as fees and expenses relating to this Agreement and the transactions contemplated hereby).

        3.07 No Violation, Consents. Neither the execution and delivery of this Agreement and the Plan of Merger nor, subject to the approval of this Agreement and the Plan of Merger by the shareholders of the COMPANY, the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the COMPANY or the SUBSIDIARIES pursuant to any indenture, mortgage, deed of trust, or other material agreement (including borrowing agreements) or instrument to which the COMPANY or the SUBSIDIARIES is a party or by which it or the SUBSIDIARIES or any of their properties or assets may be bound; or (ii) violate any statute, rule or regulation applicable to the COMPANY or the SUBSIDIARIES, which would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES. Other than as specifically contemplated by this Agreement, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, is required for the consummation by the COMPANY and the SUBSIDIARIES of the transactions contemplated by this Agreement.

        3.08 Litigation. There are no legal, quasi-judicial, administrative, or other actions, suits, proceedings, or investigations of any kind or nature pending or, to the knowledge of the COMPANY, threatened against the COMPANY or the SUBSIDIARIES that challenge the validity or legality of the transactions contemplated by this Agreement or which would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and
the SUBSIDIARIES.   COMPANY Schedule 3.08 accurately describes all litigation
which is pending or, to the knowledge of the COMPANY, threatened against the COMPANY or the SUBSIDIARIES as of the date hereof. Neither the COMPANY nor the SUBSIDIARIES is subject to or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality which would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES.

        3.09 Taxes, Returns and Reports. The COMPANY and the SUBSIDIARIES have duly filed all material tax returns required to be filed. The reserve for taxes in the COMPANY March 31, 1994, Consolidated Balance Sheet is adequate to cover all tax liabilities of the COMPANY and the SUBSIDIARIES (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to March 31, 1994. Neither the COMPANY nor the SUBSIDIARIES has or, to the best of the COMPANY'S knowledge, will have any material liability for taxes of any nature for or in respect of the operation of its business or ownership of its or their assets from March 31, 1994, up to and including the Effective Time, except to the extent reflected in the COMPANY'S Consolidated Balance Sheet as of March 31, 1994, or the Subsequent COMPANY Financial Statements, or otherwise reflected in the books and records of the COMPANY for the period following the then most recent COMPANY Subsequent Financial Statements.

        3.10 Corporate Properties.

             (a) COMPANY Schedule 3.10 accurately identifies: (i) all real property owned or leased by the COMPANY or the SUBSIDIARIES, including a brief description of any buildings located thereon; and (ii) all known copyrights, patents, trademarks, trade names, franchises, and related applications and all other similar intangible assets owned by the COMPANY or the SUBSIDIARIES. Except as set forth in said COMPANY Schedule, all of the COMPANY'S or the SUBSIDIARIES' properties, leasehold improvements, and equipment are in reasonable operating condition, free from any known defects, except defects which in the aggregate do not materially and adversely affect the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES', and all known copyrights, patents, trademarks, trade names, franchises, and related applications are valid and in full force and effect in accordance with their terms. No complaints have been received by the COMPANY or the SUBSIDIARIES and, to the best of the COMPANY'S knowledge, none are threatened that the COMPANY or the SUBSIDIARIES are in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and to the best of the COMPANY'S knowledge, the COMPANY and the SUBSIDIARIES are not in material violation of any such law, ordinance, or regulation, except as disclosed in said COMPANY Schedule. To the knowledge of the COMPANY, no proceedings to take all or any part of the properties of the COMPANY or the SUBSIDIARIES (whether leased or owned) by condemnation or right of eminent domain are pending or threatened.

             (b) Except as set forth in said COMPANY Schedule 3.10, the COMPANY and the SUBSIDIARIES have good and marketable title to all their real and personal property, free, clear, and discharged of, and from, any and all liens, charges, encumbrances, security interests, and/or equities which, in the aggregate, are materially adverse to the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES.

        3.11 Obligations to Employees. Except as set forth in COMPANY Schedule 3.11, all material accrued obligations of the COMPANY and the SUBSIDIARIES, whether arising by operation of law or by contract, for payments to trusts or other funds or to any governmental agency or to any individual director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit sharing, pension or retirement benefits or social security benefits have been paid, or adequate actuarial accruals for such payments have been and are being made, by the COMPANY and the SUBSIDIARIES. All material obligations of the COMPANY and the SUBSIDIARIES, whether arising by operation of law or by contract, for bonuses and other forms of compensation which are or may become payable to their directors, officers, employees or agents have been paid, or adequate accruals for payment therefor have been and are being made to the extent required in accordance with generally accepted accounting principles, all of which accruals are reflected in the books and records of the COMPANY.
COMPANY Schedule 3.11 includes a list of all of the COMPANY'S and the SUBSIDIARIES' pension, profit sharing, health, accident, welfare, life insurance, employee stock ownership and other employee benefit plans within the meaning of Section 3(3) of ERISA ("COMPANY Employee Plans"). All such COMPANY Employee Plans established or maintained by the COMPANY or the SUBSIDIARIES or to which the COMPANY or the SUBSIDIARIES contributes are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Code, for obtaining the tax benefits the Code thereupon permits with respect to such COMPANY Employee Plans. No COMPANY Employee Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the COMPANY or the SUBSIDIARIES would be liable to any person under Title IV of ERISA if the COMPANY Employee Plans were terminated as of the Effective Time, which amounts would be material to the COMPANY or the SUBSIDIARIES. The Employee Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the COMPANY or the SUBSIDIARIES under Title IV of ERISA relating to any COMPANY Employee Plan that is a multi-employer plan if any such plan were terminated or if the COMPANY or the SUBSIDIARIES withdrew from any such plan as of the Effective Time.

        3.12 Brokerage Commissions, Fees, Etc. All negotiations relating to this Agreement and the Plan of Merger and the transactions contemplated herein and therein have been and will be carried on by the COMPANY directly with FIRST OF AMERICA, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against FIRST OF AMERICA or the COMPANY for any brokerage commission, finder's fee, investment advisor's fee or other like payment, except that the COMPANY has agreed to make payment to Sander O'Neill Corporate Strategies, a division of Sander O'Neill and Partners, L.P. ("Sander O'Neill") for services rendered as financial advisor in connection with the transactions contemplated hereby pursuant to that certain letter agreement dated March 2, 1994, between the COMPANY and Sander O'Neill.

        The COMPANY has fee agreements with all outside attorneys, accountants, and other independent experts and advisors it has used or plans to use in connection with the transactions contemplated in this Agreement, which provide that such attorneys, accountants, and other independent experts and advisors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses.

        3.13 Certain Agreements. COMPANY Schedule 3.13 accurately identifies all of the following agreements, contracts, or other instruments written or, to the knowledge of the COMPANY, oral, to which the COMPANY or the SUBSIDIARIES are a party or by which any of them are bound or affected or, to the knowledge of the COMPANY, by which any of the stock, properties, or assets of the COMPANY or the SUBSIDIARIES are bound or affected, or under which any of their officers, directors, employees, or stockholders have rights: (a) all material leases of real property under which the COMPANY or the SUBSIDIARIES are either lessor, sublessor, lessee, or sublessee; (b) all insurance policies held by the COMPANY or the SUBSIDIARIES relating to their properties or operations, including but not limited to those covering their leasehold improvements, properties, equipment, furniture, fixtures, lives of, or performance of their duties by their directors, officers, and employees (all such policies of insurance, including blanket bonds and director and officer liability insurance, are in force as of the date hereof and, until the Effective Time, the COMPANY will cause all such policies to continue in force or to obtain substitute policies acceptable to FIRST OF AMERICA with comparable coverage in amounts deemed by FIRST OF AMERICA to be sufficient); (c) to the extent not disclosed in COMPANY
Schedule 3.11, all employment contracts, pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consultant, incentive, bonus, noncompetition, or collective bargaining agreements, group insurance contracts, or other incentive, benefit, or welfare plans or arrangements of the COMPANY and the SUBSIDIARIES, including any trust or comparable agreement or instrument relating thereto, and including for each plan the latest actuary's report on the condition of the plan and any determination letters issued by the Internal Revenue Service (except as otherwise disclosed in said COMPANY Schedule, all such contracts, plans, practices, or arrangements are terminable at the will of the employer without liability on not more than 60 days' notice to any affected employee); and (d) except as entered into with respect to loan transactions or work outs in the ordinary course of business by the COMPANY, any material agreement, instrument, or understanding of the COMPANY or the SUBSIDIARIES, whether or not made in the ordinary and regular course of business involving an aggregate liability in excess of $75,000.00 per annum.
The COMPANY will deliver to FIRST OF AMERICA true, complete, and correct copies of all of the written agreements, contracts, or other instruments, and written descriptions of the material details of any oral agreements or instruments identified in said COMPANY Schedule. Except as otherwise specifically disclosed in said COMPANY Schedule 3.13, all such agreements, contracts, or other instruments are in full force and effect and neither the COMPANY nor either of the

SUBSIDIARIES is in material default under any such agreement, contract, or other instrument to which they are a party or by which they may be bound.

        3.14 Articles of Incorporation, Articles of Association, Bylaws, Etc. COMPANY Schedule 3.14 includes complete and correct copies of the following: (a) the Articles of Incorporation, and all amendments thereto, of the COMPANY and FIRST CHARLOTTE; (b) the Charter, and all amendments thereto, of the BANK; (c) the Bylaws of the COMPANY and the SUBSIDIARIES, as amended to date; and (d) a specimen certificate for each type of outstanding security of the COMPANY and the SUBSIDIARIES.

        3.15 Orders, Injunctions, Decrees, Etc. Neither the COMPANY nor the SUBSIDIARIES are subject to any order, injunction or decree of any governmental body or court, or are in violation of any order, injunction, or decree, or any other requirement of any governmental body or court, which would have a material adverse effect on the consolidated financial condition , business, or operations of the COMPANY and the SUBSIDIARIES.

        3.16 Shareholders of the COMPANY. COMPANY Schedule 3.16 accurately identifies the names and addresses of all of the shareholders who, to the COMPANY'S knowledge, beneficially own more than 5% of COMPANY Common Stock and the number of shares of stock of the COMPANY held by each such shareholder and by each director and senior officer of the COMPANY and by the BANK, other than in a fiduciary capacity. From the date hereof until the Effective Time, the COMPANY shall, upon request, provide FIRST OF AMERICA with a complete list of all of its shareholders, including the names, addresses and number of shares of COMPANY Common Stock held by each shareholder. Without the advance written consent of the COMPANY, FIRST OF AMERICA will not disclose or make use of the information provided by the COMPANY pursuant hereto except as may be required in connection with regulatory or other filings permitted by this Agreement, the mailing of the Prospectus/Proxy Statement (as hereinafter defined) or as is otherwise specifically permitted by this Agreement.

        3.17 Regulatory Filings. The COMPANY and the SUBSIDIARIES have filed and will continue to file in a timely manner all required filings with (i) the SEC (and will furnish FIRST OF AMERICA with copies of all such filings made subsequent to the date hereof until the Effective Time), (ii) the OTS and (iii) the Federal Deposit Insurance Corporation ("FDIC") and, to the best knowledge of the COMPANY, all such filings were true, complete and accurate in all material respects as of the dates of the filings, and no such SEC filing made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service or the OTS or the FDIC in the regular course of the business of the COMPANY or the SUBSIDIARIES, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the COMPANY, investigation into the business or operations of the COMPANY or the SUBSIDIARIES within the past five years which would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES. To the COMPANY'S knowledge, there is no unresolved violation, criticism or exception of a material nature by the SEC or the OTS or the FDIC or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES such that, had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

        3.18 Loans. All loans and loan commitments extended by the SUBSIDIARIES (the "Loans") have been made in accordance with the SUBSIDIARIES' customary lending standards in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such Loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge, except for rights of participating financial institutions pursuant to participation agreements entered into in the ordinary course of business, and the COMPANY and the SUBSIDIARIES have complied, and at the Effective Time will have complied, in all material respects with all laws and regulations relating to such Loans. The Loans are not subject to any material offsets, or to the knowledge of the COMPANY, claims of material offset, or claims of other material liability on the part of the COMPANY or the SUBSIDIARIES, except in each case, claims of offset or liability which in the aggregate would not have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES.

        3.19 Conduct. Except as set forth in COMPANY Schedule 3.19, between March 31, 1994, and the date hereof, neither the COMPANY nor any of the SUBSIDIARIES have: (i) conducted its business or entered into any transaction other than in the ordinary course, or incurred or become subject to any liabilities or obligations except liabilities incurred in the ordinary course of business; (ii) suffered any labor trouble; (iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability other than those presented in the COMPANY Financial Statements or incurred after the date thereof in the ordinary course of business; (iv) mortgaged, pledged, or subjected to lien, charge or other encumbrance any material part of its assets, or sold or transferred any such assets, except in the ordinary course of business; (v) made or permitted an amendment or termination of any material contract to which it is a party except in the ordinary course of business; (vi) issued, agreed to issue or sold any of its capital stock or corporate debt obligations (whether authorized and unissued or held in the treasury); (vii) granted any options, warrants or other rights for the purchase of its capital stock; (viii) declared, agreed to declare, set aside or paid any dividend or other distribution in respect of its or their capital stock (other than cash dividends in amounts which do not exceed the amounts described in Section 5.02(b)(iii) of this Agreement) or, directly or indirectly purchased, redeemed, or otherwise acquired or agreed to purchase or redeem or otherwise acquire any shares of such stock; (ix) entered into any employment contract with any officer or salaried employee, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its or their present officers or employees, increased the rate of compensation payable or to become payable by them to any of its or their officers or employees, or instituted or made any material increase in any employee welfare, retirement or similar plan or arrangement, in each case other than in the ordinary course of business; or (x) entered into any other material transaction other than in the ordinary course of business.

        3.20 Fiduciary Responsibilities. To the best of the COMPANY'S knowledge, the COMPANY and the SUBSIDIARIES have performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.


        3.21 Compliance With Environmental and Safety Laws.

             (a) Neither the COMPANY nor the SUBSIDIARIES have received any notices from any governmental agency that is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under any Environmental Law, nor has the COMPANY or any of the SUBSIDIARIES received any information requests from any governmental agency, or any notice of claim from any other party pertaining to or arising from the environmental condition of the property.

                (b) To the best knowledge of the COMPANY, no portion of any real property at any time owned or leased by the COMPANY and the SUBSIDIARIES has been used by the COMPANY and the SUBSIDIARIES for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Law where such violation would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES, and, to the best of the COMPANY'S knowledge, no underground tank or other underground storage receptacle for Hazardous Substances is located on any such real estate. To the best of the COMPANY'S knowledge, there has been no past or present Release of Hazardous Substances on, upon or into any of such real estate where such event would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES.

        3.22 Other Information. No representation or warranty by the COMPANY contained in this Agreement, or disclosure in any COMPANY Schedule, certificate or other instrument or document furnished or to be furnished by or on behalf of the COMPANY pursuant to this Agreement and no information furnished or to be furnished by the COMPANY for use in the Prospectus/Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) or the regulatory filings described in Section 4.06 hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

        3.23 Insider Interests. All loans, extensions of credit, and other contractual arrangements (including deposit relationships) between the COMPANY or the SUBSIDIARIES and any officer or director of the COMPANY or the SUBSIDIARIES, or any affiliate of any such officer or director conform to applicable rules and regulations and requirements of all applicable regulatory agencies. No officer or director of the COMPANY or the SUBSIDIARIES has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the COMPANY or the SUBSIDIARIES.

        3.24 No Sensitive Transactions. Within the past five (5) years, neither the COMPANY nor the SUBSIDIARIES nor, to the COMPANY'S knowledge, any director, employee, or agent of the COMPANY or the SUBSIDIARIES, has directly or indirectly used funds or other assets of the COMPANY or the SUBSIDIARIES for (a) illegal contributions, gifts, entertainment, or other expenses related to political activities; (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (c) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund.

        3.25 Community Reinvestment Act Compliance. The BANK is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither the COMPANY nor the BANK has been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause the BANK to fail to be in substantial compliance with such provisions.
The BANK has not received a rating from the OTS which is less than "satisfactory."

        3.26 Approvals. The COMPANY knows of no reason why all regulatory approvals necessary to permit FIRST OF AMERICA to consummate the transactions contemplated hereby in the manner provided herein should not be obtained.

        3.27 Qualified Thrift Lender. The BANK is a "Qualified Thrift Lender" as defined under Section 10(m) of the Home Owners' Loan Act, 12 USC 1467a(m).

        3.28 Advice of Changes. Between the date hereof and the Closing Date, the COMPANY shall promptly advise FIRST OF AMERICA in writing of any fact which, if existing or known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein materially untrue.


                                  ARTICLE FOUR

                         COVENANTS OF FIRST OF AMERICA

        FIRST OF AMERICA hereby covenants and agrees with the COMPANY as follows:

        4.01 Conduct Of Business; Certain Covenants. From and after the execution and delivery of this Agreement and until the Effective Time, FIRST OF AMERICA and its banking subsidiaries will:

             (a) conduct its and their business and operate only in the usual ordinary course of business and maintain its and their properties, books, contracts, business, operations, commitments, records, loans, investments and any trust operations in accordance with generally accepted accounting principles;

             (b) conduct its and their business and operate only in accordance with sound banking and business practices;

             (c) remain in good standing with all applicable banking regulatory authorities.

             (d) not take any action which constitutes a breach or default of its obligations under this Agreement or the Plan of Merger or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby or is reasonably likely, to the best of FIRST OF AMERICA'S knowledge, to preclude the Merger from qualifying for "pooling of interests" accounting treatment (absent waiver of the condition set forth in Section 8.09 hereof) or cause any of the other conditions set forth in Articles Six, Seven or Eight hereof to fail.

        4.02 SEC Registration. FIRST OF AMERICA shall file with the SEC as soon as practicable after the execution of this Agreement, a registration statement on an appropriate form under the Securities Act covering the FIRST OF AMERICA Common Stock to be issued pursuant to the Plan of Merger and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a prospectus/proxy statement thereto ("the Prospectus/Proxy Statement"), prepared for use in connection with the meeting of shareholders of the COMPANY referred to in Section 5.01 of this Agreement, all in accordance with the rules and regulations of the SEC. FIRST OF AMERICA shall, as soon as practicable after the execution of this Agreement, make all filings required to obtain all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the FIRST OF AMERICA Common Stock. FIRST OF AMERICA will provide the COMPANY with a copy of the Registration Statement not less than three (3) days prior to filing and a copy of the final Registration Statement and related correspondence.

        4.03 Authorization, Reservation, and Stock Exchange Listing of Common Stock. By appropriate Resolution, a certified copy of which shall be provided to the COMPANY, the Board of Directors of FIRST OF AMERICA shall, prior to the Effective Time, authorize and reserve the required number of shares of FIRST OF AMERICA Common Stock to be issued pursuant to the Plan of Merger. FIRST OF AMERICA shall also use all reasonable efforts to cause the shares of FIRST OF AMERICA Common Stock to be issued pursuant to the Plan of Merger to be approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, prior to the Effective Time.

        4.04 Confidentiality. FIRST OF AMERICA will cause all internal, nonpublic financial and business information obtained by it from the COMPANY to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict FIRST OF AMERICA from making such disclosure thereof as may be required by law in connection with purchases or sales of securities or as may be required in the performance of this Agreement. If the Merger shall not take place, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the COMPANY, or destroyed by FIRST OF AMERICA, and shall not be used by FIRST OF AMERICA in any way detrimental to the COMPANY or any of its affiliates.

        4.05 Indemnification. FIRST OF AMERICA agrees that it will honor (i) all rights to indemnification, including rights to payments of advances for indemnification obligations, existing in favor of the employees, agents, directors, and officers of the COMPANY or the SUBSIDIARIES as provided in their Articles of Incorporation, Charter, Bylaws, or otherwise in effect on the date of this Agreement, and (ii) all limitations of liability existing in favor of the employees, agents, directors and officers of the COMPANY or the SUBSIDIARIES as provided in their respective Articles of Incorporation, Charter, Bylaws or otherwise in effect on the date of this Agreement, and that all such rights and limitations shall survive the Effective Time and shall continue in full force and effect with respect to matters occurring prior to the Effective Time. As of the Effective Time and for a period of three (3) years thereafter, FIRST OF AMERICA will maintain in effect director and officer liability insurance policies, with respect to acts or omissions occurring prior to the Effective Time, for those individuals who were directors or officers of the COMPANY and the SUBSIDIARIES at any time between January 1, 1991, and the Effective Time which will provide coverage for such individuals not less favorable than the insurance maintained by the COMPANY on the date of this Agreement, provided that such coverage is available and obtainable at a cost reasonable in comparison to the cost paid for similar prior acts coverage for similar companies.


        4.06 Required Approvals. As soon as practicable after the execution of this Agreement, FIRST OF AMERICA will submit: (a) an application with the Federal Reserve, or the appropriate Federal Reserve BANK under delegated authority, for the acquisition by FIRST OF AMERICA of the COMPANY and the SUBSIDIARIES; (b) an application with the OTS to permit the acquisition by FIRST OF AMERICA of the COMPANY and the SUBSIDIARIES; (c) an application, with the Michigan Financial Institutions Bureau ("FIB") to permit the acquisition by FIRST OF AMERICA of the COMPANY and the SUBSIDIARIES; and (d) an application with the OTS and the Federal Reserve, if required, to permit the BANK Merger (collectively, with any amendments or supplements thereto, the "Applications"). FIRST OF AMERICA will use its best efforts to cause the Applications to be approved and to obtain such other regulatory consents and approvals as may be necessary to facilitate the Merger. FIRST OF AMERICA will provide the Company with copies of the Applications as soon as is reasonably practicable prior to the filing and copies of all final Applications and related correspondence.

        4.07 Employment Agreements.   FIRST OF AMERICA agrees to honor (i) the
BANK's existing employment agreement with Donald R. Witter, Jr. (The agreement referred to in this Section 4.07 is referred to herein as the "Employment Agreement") and (ii) the provisions of the BANK'S Directors' Retirement Plan as they relate to Hugh C. MacGibbon, a retired director of the BANK. In the event Donald R. Witter remains in the employ of FIRST OF AMERICA, the surviving bank, or any affiliate thereof after the Effective Time, he shall not be entitled to participate in the FIRST OF AMERICA Supplemental Retirement Plan To Compensate for Nonqualified Savings Deferrals or the FIRST OF AMERICA Unfunded Deferred Excess Benefit Plan.

        4.08 Board of Directors. Following the Bank Merger, the Board of Directors of the surviving bank shall consist of those persons who are currently serving in such capacity of FOA-BANK and those persons who are currently serving in such capacity of the BANK. After the Effective Time, such directors shall serve until their successors are elected and duly qualified or until they are no longer qualified to serve; provided, however, that notwithstanding the director age qualification requirement contained in the Bylaws of the surviving bank, directors of the BANK who would otherwise be ineligible to serve as of the date of the Bank Merger, or who would otherwise become ineligible to serve during the two-year period after the date of the Bank Merger, on the Board of Directors of the surviving bank because of such age qualification requirement will be eligible to serve until the annual meeting of the surviving bank's shareholders which follows the expiration of two (2) years from the date of the Bank Merger. Directors of the BANK who become directors of the surviving bank and who are not otherwise employed by FIRST OF AMERICA, the surviving bank or any of its or their affiliates shall receive fees for services as directors of the surviving bank in an amount equal to director fees currently paid to outside directors of the BANK. Persons who were members of the Board of Directors of the BANK, but who were not otherwise employed by the COMPANY or the BANK on the date hereof, shall be deemed to be retired from such positions as of the date of the later of their retirement from the Board of Directors of the BANK or the surviving bank (the "Retirement Date") and FIRST OF AMERICA will pay each such person annual installments of Twelve Thousand Dollars ($12,000) commencing on the applicable Retirement Date and ending on the date in which such director attains the age of seventy-five (75). The annual payment to be made in the year in which a director attains age seventy-five (75) shall be appropriately prorated. In the event that any such director shall fail to survive for the full period of such payments, such payments shall be made to the designated beneficiary or the estate of such deceased director. Such payments shall be in lieu of any benefits such directors shall be entitled to receive as retiring directors of the COMPANY or the BANK or the surviving bank pursuant to the BANK'S Directors' Retirement Plan.

        4.09 Retirement Plans. For purposes of crediting periods of service for eligibility and vesting under the FIRST OF AMERICA Bank Corporation Employees' Retirement Plan (the "First of America Retirement Plan") and the FIRST OF AMERICA Bank Corporation Reserve Plus Savings Plan (the "FIRST OF AMERICA 401k Plan"), and for purposes of crediting periods of service for eligibility and vesting for other employee benefits provided to employees of FIRST OF AMERICA and its affiliates, employees of the COMPANY and the SUBSIDIARIES who otherwise would be eligible to participate in such plans and benefit programs after the Effective Time shall be given credit for service with the COMPANY and the SUBSIDIARIES prior to the Effective Time. At such time after the Effective Time as FIRST

OF AMERICA shall in its sole discretion determine, but not later than January 1, 1996, FIRST OF AMERICA will cause the BANK'S defined benefit pension plan (the "BANK Pension Plan") to be merged with the FIRST OF AMERICA Retirement Plan. Pension benefit accruals for active employees of the COMPANY and the SUBSIDIARIES for periods of credited service earned before the effective date of the merger of the BANK Pension Plan with the FIRST OF AMERICA Retirement Plan shall be calculated by reference to the provisions of the BANK Pension Plan and pension benefit accruals for active employees of the COMPANY and the SUBSIDIARIES earned on or after the effective date of the merger of the BANK Pension Plan with the FIRST OF AMERICA Retirement Plan shall be calculated by reference to the provisions of the FIRST OF AMERICA Retirement Plan.

        4.10 Severance Policy for Terminated Employees. Each employee of the COMPANY or the SUBSIDIARIES who is terminated from employment, other than for cause, following the Effective Time (other than the employee who is the subject of the Employment Agreement) will be provided salary continuation payments for such period (the "Salary Continuation Period") as provided in FIRST OF AMERICA'S severance policy as then in effect for terminated employees of FIRST OF AMERICA generally. Such policy currently provides for the payment of two (2) weeks salary for each year of full-time service. For purposes of determining entitlement to benefits under such policy, each such terminated employee will be credited for periods of full-time service with the COMPANY or its SUBSIDIARIES prior to the Effective Time. During the Salary Continuation Period, such employees will be permitted to continue to participate in the FIRST OF AMERICA employees' health care plan upon payment of the appropriate employee contribution rate applicable to other full-time employees of FIRST OF AMERICA.

        4.11 Information, Access Thereto. The COMPANY, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of FIRST OF AMERICA and its subsidiaries. The COMPANY, its representatives and agents may, prior to the Effective Time, make or cause to be made such investigation of the operations, records and properties of FIRST OF AMERICA and its subsidiaries, and of its and their financial and legal condition as the COMPANY shall deem necessary or advisable to familiarize itself with such records, properties and other matters. Upon request, FIRST OF AMERICA and its subsidiaries will furnish the COMPANY or its representatives or agents, its and their attorneys' responses to auditors requests for information and such financial and operating data and other information requested by the COMPANY developed by FIRST OF AMERICA or its subsidiaries, its and their auditors, accountants or attorneys, and will permit the COMPANY, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for FIRST OF AMERICA or its subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to the COMPANY or
its representatives or agents.   No investigation by the COMPANY shall affect
the representations and warranties made by FIRST OF AMERICA herein. No investigation or access provided hereunder shall interfere with the normal operations of FIRST OF AMERICA and its subsidiaries.



        4.12 Affiliate Agreements. At or prior to the Effective Time, FIRST OF AMERICA shall use its best efforts to cause each person who is an affiliate of FIRST OF AMERICA, as defined in Rule 144 under the Securities Act, to refrain from making any disposition of (i) any shares of COMPANY Common Stock or FIRST OF AMERICA Common Stock during the thirty (30) days prior to the Effective Time and (ii) any shares of FIRST OF AMERICA Common Stock after the Effective Time until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been published by FIRST OF AMERICA.

                                  ARTICLE FIVE

                            COVENANTS OF THE COMPANY

        The COMPANY hereby covenants and agrees with FIRST OF AMERICA as follows:

        5.01 Shareholders' Meeting. The COMPANY shall cause a meeting of its shareholders to be held at the earliest practicable date after the execution of this Agreement and availability of the Prospectus/Proxy Statement for the purpose of acting upon this Agreement and the Plan of Merger, and in connection therewith shall distribute the Prospectus/Proxy Statement and any amendments or supplements thereto and shall solicit proxies from its shareholders in accordance with the rules and regulations of the SEC.

        5.02 Conduct Of Business; Certain Covenants.

             (a) From and after the execution and delivery of this Agreement and until the Effective Time, the COMPANY and the SUBSIDIARIES will:

                   (i) conduct its and their business and operate only in the usual ordinary course of business and maintain its and their properties, books, contracts, business, operations, commitments, records, loans, investments and any trust operations in accordance with generally accepted accounting principles;

                   (ii) conduct its and their business and operate only in
              accordance with sound banking and business practices, including charging off all loans required to be charged off by bank regulators and regulations, statutes and sound banking practices;

                   (iii) maintain an allowance for loan losses at an adequate level based on past loan loss experience and evaluation of potential losses in current portfolios;

                   (iv) remain in good standing with all applicable banking
              regulatory authorities and preserve each of its and their existing banking locations;

                   (v) use its and their best efforts to retain the services of such of its and their present officers and employees that its and their goodwill and business relationships with customers and others are not materially and adversely affected;

                   (vi) maintain insurance covering the performance of its and their duties by its and their directors, officers and employees; and

                   (vii) consult with FIRST OF AMERICA prior to acquiring any interest in real property other than mortgage foreclosures in the ordinary course of business.

             (b) From and after the execution and delivery of this Agreement and until the Effective Time, the COMPANY and the SUBSIDIARIES will not, without the prior written consent of FIRST OF
        AMERICA:

                   (i) amend its or their Articles of Incorporation, Charter, or Bylaws;

                   (ii) except in connection with the exercise of Option Rights outstanding as of the date hereof or as contemplated by Section
              5.09 hereof, issue or sell any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock);

                   (iii) pay or declare any cash dividend or other dividend or distribution with respect to the COMPANY'S or the SUBSIDIARIES' capital stock, except that the Subsidiaries shall be permitted to make dividend payments to the COMPANY in accordance with past practices and as permitted by law; and the COMPANY shall be permitted to make dividend payments in an amount which shall not exceed $0.15 per share in cash dividends per calendar quarter, except that its regular dividend payment in July, 1994, may be an amount which does not exceed $0.45 per share in cash; provided, however, the COMPANY, except as hereinbelow provided, will not declare or pay any dividends or make any distributions in any amount on COMPANY Common Stock in the calendar quarter in which the Effective Time shall occur and in which the shareholders of the COMPANY are entitled to receive regular quarterly dividends on the shares of FIRST OF AMERICA

              Common Stock into which the shares of COMPANY Common Stock have been converted. It is the intent of this part to provide that the holders of COMPANY Common Stock will receive either the payment of dividends on their shares of COMPANY Common Stock as permitted under this Section or the payment of cash dividends as the holders of shares of FIRST OF AMERICA Common Stock received in exchange for shares of COMPANY Common Stock for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a permitted dividend as stockholders of the COMPANY and the payment of a cash dividend as the holders of the shares of FIRST OF AMERICA Common Stock received in exchange for the shares of COMPANY Common Stock;

                   (iv) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

                   (v)  except in connection with the exercise of Option
              Rights or as contemplated by Section 5.09 hereof, purchase, permit the conversion of or otherwise acquire or transfer for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

                   (vi) except as contemplated by Section 5.10 hereof, amend or otherwise modify any bonus, pension, profit sharing, retirement or other compensation plan or enter into any contract of employment with any officer which is not terminable at will without cost or other liability (other than benefits accrued as of the date of such termination), except as herein provided and except as may be required by applicable law or regulation, including revenue laws or regulations;

                   (vii) incur any obligations or liabilities except in the ordinary course of business;

                   (viii) mortgage, pledge (except pledges required for existing Federal Home Loan BANK advances or pledges of such assets as may be required to permit the BANK to accept deposits of public funds) or subject to any material lien (excluding mechanics liens), charge, security interest, or any other encumbrance, any of its or their assets or property, except for liens for taxes not yet due and payable;


                   (ix) transfer or lease any of its or their assets or property except in the ordinary course of business, or, except for branching commitments in effect on the date hereof which are disclosed in the COMPANY Schedule, open or close any banking office or enter into any agreement to do so;

                   (x) transfer or grant any rights, under any leases, licenses or agreements, other than in the ordinary course of business;

                   (xi) make or grant any general or individual wage or salary increase except for general salary and wage adjustments now in progress, or as part of the conduct of a normal salary administration program consistent with past practices;

                   (xii) other than with respect to (x) loan transactions (including, without limitation, letters of credit and purchase of leases), (y) deposits and borrowings in the ordinary course of business, and (z) sales of REO property less than $250,000, make or enter into any material transaction, contract or agreement or incur any other material commitment, which is defined for purposes of this provision as any transaction, contract, agreement or commitment in excess of $75,000.00;

                   (xiii) incur any indebtedness for borrowed money, except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed one year;

                (xiv) cancel or compromise any debt or claim, which has not previously been charged off, other than in the ordinary course of business in an aggregate amount which is not materially adverse;

                (xv) enter into any transaction, contract or agreement which would permit the sale of investment or similar products by third parties on COMPANY or BANK premises;

                (xvi) invite or initiate or, subject to the fiduciary duties of the Board of Directors of the COMPANY, engage in discussions or negotiations for the acquisition or merger of the COMPANY or the SUBSIDIARIES by or with any corporation or other entity other than FIRST OF AMERICA or its affiliates; and

                (xvii) take any action which constitutes a breach or default of its obligations under this Agreement or the Plan of Merger which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby or is reasonably likely to the best of the COMPANY'S knowledge to preclude the Merger from qualifying for "pooling of interests" accounting treatment or cause any of the other conditions set forth in Articles Six, Seven, or Eight hereof to fail.

        5.03 Affiliate Agreements. Within five (5) business days after the execution of this Agreement, the COMPANY shall use its best efforts to furnish to FIRST OF AMERICA an agreement in the form set forth in Exhibit B, executed by each person, other than FIRST OF AMERICA and any of its affiliates, who is an affiliate of the COMPANY, as such term is defined in Rule 144 under the Securities Act.

        5.04 Information, Access Thereto. FIRST OF AMERICA, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the employees, facilities, operations, records and properties of the COMPANY and the SUBSIDIARIES. FIRST OF AMERICA, its representatives and agents may, prior to the Effective Time, make or cause to be made such investigation of the operations, records and properties of the COMPANY and the SUBSIDIARIES, and of its and their financial and legal condition as FIRST OF AMERICA shall deem necessary or advisable to familiarize itself with such records, properties and other matters. Upon request, the COMPANY and the SUBSIDIARIES will furnish FIRST OF AMERICA or its representatives or agents, its and their attorneys' responses to auditors requests for information and such financial and operating data and other information requested by FIRST OF AMERICA developed by the COMPANY or the SUBSIDIARIES, its and their auditors, accountants or attorneys, and will permit FIRST OF AMERICA, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for the COMPANY or the SUBSIDIARIES, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to FIRST OF AMERICA or its representatives or agents. FIRST OF AMERICA and FIRST OF AMERICA'S agents, contractors and environmental consultants shall also have the right of access to the real estate owned, beneficially or otherwise, or controlled by the COMPANY or the SUBSIDIARIES, before the Effective Time for the purpose of undertaking such environmental investigation and testing as FIRST OF AMERICA deems necessary or appropriate. FIRST OF AMERICA and FIRST OF AMERICA'S agents, contractors and environmental consultants shall also have the right of access to the COMPANY'S and the SUBSIDIARIES records or employees for the purpose of carrying out necessary investigation and testing. No investigation by FIRST OF AMERICA shall affect the representations and warranties made by the COMPANY herein. No investigation or access provided hereunder shall interfere with the normal operations of the COMPANY and the SUBSIDIARIES.

        5.05 Confidentiality. The COMPANY will cause all materials and other internal, nonpublic financial and business information obtained by it from FIRST OF AMERICA or any of its affiliates to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the COMPANY from making such disclosure thereof as may be required by law in connection with purchases or sales of securities or as may be required in the performance of this Agreement. If the Merger shall not be consummated, all nonpublic financial statements, documents and material and all copies thereof shall be returned to FIRST OF AMERICA, or





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
destroyed by the COMPANY, and shall not be used by the COMPANY in any way detrimental to FIRST OF AMERICA or any of its affiliates.

        5.06 Recommendation of Merger to Shareholders. Subject to its fiduciary duties and fulfillment of the condition set forth in Section 6.11 hereof, the Board of Directors of the COMPANY will unanimously recommend in the Prospectus/Proxy Statement approval of the Merger by all shareholders of the COMPANY entitled to vote thereon.

        5.07 Litigation Matters. The COMPANY will consult with FIRST OF AMERICA about any proposed settlement or lack thereof, or any disposition of, any material litigation matter in which it or either of the SUBSIDIARIES is or becomes involved.

        5.08 BANK Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, the COMPANY will cause the BANK to take all such corporate action as is reasonably required to complete the BANK Merger, including approval by the Board of Directors of the BANK and execution by appropriate officers of the BANK of the BANK Merger Agreement.

        5.09 Warrant Agreement. Simultaneously with the execution of this Agreement, the COMPANY and FIRST OF AMERICA have executed a Warrant Agreement (the "Warrant Agreement"), the form of which is attached hereto as Exhibit C, and the COMPANY issued a Warrant (the "Warrant") to FIRST OF AMERICA which entitled FIRST OF AMERICA to purchase an aggregate of 648,400 shares of COMPANY Common Stock at an exercise price of Nineteen Dollars ($19.00) per share on the terms and conditions set forth therein. The COMPANY will promptly notify FIRST OF AMERICA of the occurrence of any event giving FIRST OF AMERICA the right to sell, assign, transfer or exercise the Warrant, as provided in the Warrant Agreement.

        5.10 COMPANY Plans.   If requested by First of America , the COMPANY
and the SUBSIDIARIES shall, at or prior to the Effective Time, adopt, by appropriate resolution in form and substance acceptable to FIRST OF AMERICA , the FIRST OF AMERICA Retirement Plan and the FIRST OF AMERICA 401k Plan, contingent upon consummation of the Merger and shall take all such other action as is reasonably requested by FIRST OF AMERICA to permit FIRST OF AMERICA to accomplish the matters described in Section 4.09 of this Agreement.



                                  ARTICLE SIX

                CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES

        The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Effective Time:

        6.01 Approval by Affirmative Vote of Shareholders. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite vote of the shareholders of the COMPANY.

        6.02 Approval by Federal Reserve. Prior approval shall have been received from the Federal Reserve for the acquisition by FIRST OF AMERICA of the COMPANY and the SUBSIDIARIES as set forth herein without any conditions which in the reasonable opinion of FIRST OF AMERICA or the COMPANY are materially adverse and such approval shall not have been withdrawn or stayed.

        6.03 Approval by OTS. Prior approval shall have been received from the OTS of the acquisition by FIRST OF AMERICA of the COMPANY and of the SUBSIDIARIES without any conditions which in the reasonable opinion of FIRST OF AMERICA or the COMPANY are materially adverse and such approval shall not have been withdrawn or stayed.

        6.04 Approval by FIB. Prior approval shall have been received from the FIB of the acquisition by FIRST OF AMERICA of the COMPANY and the SUBSIDIARIES as set forth herein without any conditions which in the reasonable opinion of FIRST OF AMERICA or the COMPANY are materially adverse and such approval shall not have been withdrawn or stayed.

        6.05 Approval of BANK Merger. Prior approval shall have been received from the OTS and, if required, the Federal Reserve for the BANK Merger in the manner set forth herein and in the BANK Merger Agreement without any conditions which in the reasonable opinion of FIRST OF AMERICA or the COMPANY are materially adverse and such approval shall not have been withdrawn or stayed.

        6.06 Tax Opinion. An opinion shall have been delivered by Howard & Howard Attorneys, P.C. in form and substance reasonably satisfactory to FIRST OF AMERICA and the COMPANY and to its counsel, that (i) the Merger will qualify as a tax-free reorganization under the Code, (ii) except with regard to cash received in exchange for fractional or dissenting shares, that no gain or loss will be recognized by the holders of COMPANY Common Stock upon receipt of shares of FIRST OF AMERICA Common Stock in exchange for their shares of COMPANY Common Stock, (iii) the basis of such FIRST OF AMERICA Common Stock will equal the basis of the COMPANY Common Stock for which it is exchanged, and (iv) the holding period of such FIRST OF AMERICA Common Stock will include the holding period of the COMPANY Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

        6.07 Registration Statement. The Registration Statement filed by FIRST OF AMERICA with the SEC with respect to the FIRST OF AMERICA Common Stock to be issued pursuant to this Agreement and the Plan of Merger shall have become effective and no stop order proceedings with respect thereto shall be pending or threatened.

        6.08 Blue Sky. FIRST OF AMERICA shall have obtained any and all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the FIRST OF AMERICA Common Stock and no stop order proceedings with respect thereto shall be pending or threatened.

        6.09 Other Approvals. All actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for FIRST OF AMERICA may be, necessary to permit or enable FOA-ACQUISITION, upon and after the Merger, and as are or may be necessary to permit FOA-BANK, upon and after the BANK Merger, to conduct all or any part of the business of the COMPANY and the SUBSIDIARIES, respectively, in the manner in which such activities and businesses are conducted up to the Effective Time (except those activities and business of the COMPANY or the SUBSIDIARIES which FIRST OF AMERICA or FOA-BANK would be unable to conduct as a bank holding company or national bank, respectively), shall have been obtained without any conditions which in the reasonable opinion of FIRST OF AMERICA are materially adverse, and shall not have been withdrawn or stayed.

        6.10 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

        6.11 Fairness Opinion. An opinion shall have been received by the COMPANY from Sander O'Neill, prior to distribution of the Prospectus/Proxy Statement to the shareholders of the COMPANY as required by Section 5.01 of this Agreement, to the effect that the consideration to be received by the COMPANY'S shareholders pursuant to this Agreement is fair to the shareholders of the COMPANY from a financial point of view and such opinion shall not have been withdrawn or materially modified prior to the vote of the shareholders.

        6.12 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or the Plan of Merger or otherwise reasonably necessary in the opinion of FIRST OF AMERICA or the COMPANY to consummate the transactions contemplated by this Agreement or the Plan of Merger or the BANK Merger Agreement shall have been obtained and shall not contain any conditions which in the reasonable opinion of FIRST OF AMERICA or the COMPANY are materially adverse.

                                 ARTICLE SEVEN

              FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

        The obligation of the COMPANY to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

        7.01 Compliance by FIRST OF AMERICA. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by FIRST OF AMERICA or FOA-ACQUISITION at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by FIRST OF AMERICA shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times) and except for changes permitted by this Agreement and the Plan of Merger, with the same force and effect as if made at and as of the Effective Time.



        7.02 Sufficiency of Documents. All documents and proceedings of FIRST OF AMERICA in connection with the Registration Statement, the Prospectus/Proxy Statement, regulatory filings and the Closing contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to counsel to the COMPANY.

        7.03 Opinion of Counsel. There shall have been delivered and addressed to the COMPANY an opinion of Howard & Howard Attorneys, P.C., legal counsel to FIRST OF AMERICA and FOA-ACQUISITION, in form and substance reasonably satisfactory to counsel to the COMPANY, dated the Closing Date, as hereinafter defined, to the effect that:

                (a) FIRST OF AMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and FOA-ACQUISITION is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida;

                (b) FIRST OF AMERICA and FOA-ACQUISITION have the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement and the Plan of Merger;

                (c) this Agreement and the Plan of Merger have been duly authorized, executed and delivered by FIRST OF AMERICA and FOA-ACQUISITION and constitute the valid and binding obligation of FIRST OF AMERICA and FOA-ACQUISITION;

                (d) as of the close of business on May 31, 1994, the capitalization of FIRST OF AMERICA was as set forth in Section 2.03 hereof;

                (e) all corporate acts and other proceedings required to be taken by or on the part of FIRST OF AMERICA or FOA-ACQUISITION to consummate the transactions contemplated by this Agreement and the Plan of Merger have been properly taken; neither the execution and delivery of this Agreement or the Plan of Merger, nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (x) violate any provision of the Articles of Incorporation or Bylaws of FIRST OF AMERICA or FOA- ACQUISITION, or (y) to the knowledge of such counsel, violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of FIRST OF AMERICA or FOA-ACQUISITION pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, or violate any statute, rule or regulation applicable to FIRST OF AMERICA or FOA-ACQUISITION, which would have a material adverse effect on FIRST OF AMERICA'S consolidated financial condition, business or operations; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement, is required for the consummation by FIRST OF AMERICA or FOA-ACQUISITION of the transactions contemplated by this Agreement or the Plan of Merger;

                (f) the FIRST OF AMERICA Common Stock to be issued in exchange for the COMPANY Common Stock has been duly authorized and, when such FIRST OF AMERICA Common Stock is issued and delivered as contemplated by this Agreement and the Plan of Merger, all such FIRST OF AMERICA Common Stock will have been validly issued, fully paid and nonassessable;

                (g) the Registration Statement has been declared effective by the SEC or has become effective and, to the knowledge of such counsel, no stop order proceedings are pending or threatened with respect thereto by the SEC or state securities authorities;

                (h) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

                (i) the Prospectus/Proxy Statement as of the date thereof and as amended or supplemented prior to the date of the meeting of the COMPANY'S shareholders referred to in Section 5.01 (except as to financial statements and other financial data contained therein, upon which such counsel need express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; such counsel has participated in the preparation of the Prospectus/Proxy Statement, and although such counsel has not independently verified the information contained therein, nothing has come to the attention of such counsel to lead such counsel to believe that the Prospectus/Proxy Statement, as of the date thereof and as amended and supplemented prior to the date of the meeting of the COMPANY'S shareholders referred to in Section 5.01, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to financial statements and other financial data contained therein or with respect to matters relating to the COMPANY or its business, properties, management, or securities), and such counsel does not know of any contracts or other documents relating to FIRST OF AMERICA of a character required to be filed with the Prospectus/Proxy Statement as of such dates, or of any documents, other contracts, statutes or legal or governmental proceedings relating to FIRST OF AMERICA required to be described therein which are not filed or described as required.

        7.04 Officers' Certificate. FIRST OF AMERICA shall deliver to the COMPANY a certificate signed by its Chairman and Chief Executive Officer or President and Chief Operating Officer or by any Executive Vice President or by its Senior Vice President-Corporate Development and attested to by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his respective best knowledge and belief, that FIRST OF AMERICA has met and fully complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it. FIRST OF AMERICA shall have delivered all such other certificates and documents with respect to FIRST OF AMERICA as may reasonably have been requested by the COMPANY.

        7.05 Absence of Certain Changes or Events. From the date hereof to the Effective Time, there shall be and have been no material adverse change in the consolidated capitalization, business, properties or financial condition of FIRST OF AMERICA.


        7.06 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or the Plan of Merger or otherwise reasonably necessary in the opinion of the COMPANY to consummate the transactions contemplated by this Agreement or the Plan of Merger shall have been obtained and shall be satisfactory to the COMPANY.

        7.07 Litigation. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger.


                                 ARTICLE EIGHT

           FURTHER CONDITIONS TO THE OBLIGATIONS OF FIRST OF AMERICA

        The obligations of FIRST OF AMERICA and FOA-ACQUISITION to consummate the transactions contemplated by this Agreement are further subject to satisfaction of the following conditions:

        8.01 Compliance by the COMPANY. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the COMPANY at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by the COMPANY shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times) and except for changes permitted by this Agreement and the Plan of Merger, with the same force and effect as if made at and as of the Effective Time.



        8.02 Sufficiency of Documents, Proceedings. All documents delivered by and proceedings of the COMPANY in connection with the transactions contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to Howard & Howard, Attorneys, P.C.

        8.03 Opinion of Counsel. There shall have been delivered to FIRST OF AMERICA an opinion of Elias, Matz, Tiernan & Herrick, special counsel to the COMPANY, in form and substance reasonably satisfactory to Howard & Howard Attorneys, P.C., dated the Closing Date, to the effect that:

                (a) the COMPANY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and the BANK is a federally chartered stock savings association validly existing and in good standing under the laws of the United States;

                (b) the COMPANY has the corporate power and authority to carry on its business as described in the Prospectus/Proxy Statement, to own, lease and operate their properties and to consummate the transactions contemplated by this Agreement and the Plan of Merger and the SUBSIDIARIES have the corporate power and authority to carry on their business as described in the Prospectus/Proxy Statement and to own, lease and operate its properties and the BANK has the authority to consummate the transactions contemplated by the BANK Merger Agreement;

                (c) this Agreement and the Plan of Merger have been duly authorized and approved by the COMPANY and this Agreement and the Plan of Merger have been approved by the COMPANY'S shareholders and duly authorized, executed and delivered by the COMPANY and this Agreement and the Plan of Merger constitute the valid and binding obligation of the COMPANY;

                (d) the authorized capitalization of the COMPANY is as set forth in Section 3.03 hereof;

                (e) all corporate acts and other proceedings required to be taken by or on the part of the COMPANY, including the adoption of this Agreement and the Plan of Merger by the stockholders of the COMPANY, to consummate the transactions contemplated by this Agreement and the Plan of Merger have been properly taken; neither the execution and delivery of this Agreement and the Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation or Charter or

            Bylaws of the COMPANY or the SUBSIDIARIES; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the COMPANY or the SUBSIDIARIES pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the COMPANY or the SUBSIDIARIES is a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the COMPANY or the SUBSIDIARIES, which would have a material adverse effect on the consolidated financial condition, business or operations of the COMPANY and the SUBSIDIARIES; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement and the BANK Merger Agreement, is required for the consummation by the COMPANY or the SUBSIDIARIES of the transactions contemplated by this Agreement, the Plan of Merger or the BANK Merger Agreement;

                (f) to the knowledge of such counsel, since March 31, 1994, neither the COMPANY nor the SUBSIDIARIES have granted any options, warrants, calls, agreements or commitments of any character relating to any of the shares of the COMPANY or the SUBSIDIARIES, nor has the COMPANY or the SUBSIDIARIES granted any rights to purchase or otherwise acquire from the COMPANY or the SUBSIDIARIES any shares of the COMPANY'S or the SUBSIDIARIES' capital stock;

                (g) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or the Plan of Merger or the BANK Merger Agreement or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

                (h) except as disclosed in said opinion, such counsel does not know of any litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the COMPANY or the SUBSIDIARIES which would have a materially adverse effect on the consolidated financial condition of the COMPANY or of the SUBSIDIARIES, or of any legal impediment to the continued operation of the properties and business of the COMPANY or the SUBSIDIARIES in the ordinary course after the consummation of the transactions contemplated by this Agreement and the Plan of Merger or by the BANK Merger Agreement; and

                (i) such counsel has participated in the preparation of the Prospectus/Proxy Statement and, although such counsel has not independently verified the information contained therein, nothing has come to the attention of such counsel to lead such counsel to believe that the Prospectus/Proxy Statement, as of the date thereof and as amended and supplemented prior to the date of the meeting of the COMPANY'S shareholders referred to in Section 5.01, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to financial statements and other financial data contained therein or with respect to matters relating to FIRST OF AMERICA or its business, properties, management or securities), and such counsel does not know of any contracts or other documents relating to the COMPANY or the SUBSIDIARIES of a character required to be filed with the Prospectus/Proxy Statement as of such dates, or of any documents, other contracts, statutes or legal or governmental proceedings relating to the COMPANY or the SUBSIDIARIES required to be described therein which are not filed or described as required.

        8.04   Officers' Certificate.  The COMPANY shall deliver to FIRST
OF AMERICA a certificate signed by its Chairman, President and Chief Executive Officer and attested to by its Secretary, dated the Closing Date, certifying to his best knowledge and belief that the COMPANY has met and fully complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to the COMPANY. The COMPANY shall have delivered all such other certificates and documents with respect to the COMPANY as may reasonably have been requested by FIRST OF AMERICA.

        8.05 Absence of Certain Changes or Events. From the date hereof to the Effective Time, there shall be and have been no material adverse change in the capitalization or in the business, properties or financial condition of the COMPANY or the SUBSIDIARIES.

        8.06 Litigation. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger or the BANK Merger Agreement which would make consummation of the Merger or the BANK Merger inadvisable in the reasonable opinion of FIRST OF AMERICA.

        8.07 Transfer by Affiliates. Each of the affiliates of the COMPANY shall have executed the affiliate agreements referred to in Section 5.03 and the COMPANY shall have delivered such agreements to FIRST OF AMERICA.

        8.08 BANK Merger Agreement. The BANK Merger Agreement shall have been duly authorized and approved by the BANK and the other terms and conditions of the BANK Merger Agreement shall have been satisfied so as to permit the BANK Merger to be consummated as contemplated thereby.

        8.09 Pooling of Interests. First of America shall have received an opinion, dated as of the Effective Time, from KPMG Peat Marwick that the Merger shall be accounted for as a pooling of interests.


                                  ARTICLE NINE

                       ABANDONMENT; AMENDMENT AND WAIVER

        9.01 Abandonment. This Agreement may be terminated and the Plan of Merger abandoned at any time prior to the filing of the Articles of Merger as provided in Section 11.02 hereof (whether before or after approval of this Agreement and the Plan of Merger by the stockholders of the COMPANY):

                        (a)   by agreement among FIRST OF AMERICA,
            FOA-ACQUISITION and the COMPANY authorized by a majority of the entire Board of Directors of each;

                        (b) by FIRST OF AMERICA, FOA-Acquisition or the COMPANY if adversely affected and if any of the conditions set forth in Article Six hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment, provided that the failure of such occurrence shall not be due to the failure of the party seeking to terminate to perform or observe in any material respect its obligations under this Agreement.

                (c) by the COMPANY if any of the conditions set forth in Article Seven hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment, provided that the failure of such occurrence shall not be due to the failure of the COMPANY to perform or observe in any material respect its obligations under this Agreement;

                (d) by FIRST OF AMERICA or FOA-ACQUISITION if any of the conditions set forth in Article Eight hereof shall not have been fulfilled and shall have not been waived pursuant to Section 10.01
            (b) hereof or shall become impossible of fulfillment, provided that the failure of such occurrence shall not be due to the failure of FIRST OF AMERICA to perform or observe in any material respect its obligations under this Agreement.

                (e) by FIRST OF AMERICA, FOA-ACQUISITION or the COMPANY in the event of a material breach by the opposite party of any representation, warranty, covenant or agreement contained herein which has not been cured within thirty (30) days after written notice of such breach has been given to the party causing such breach; or

                (f) by FIRST OF AMERICA, FOA-ACQUISITION or the COMPANY in the event the Merger is not consummated on or before June 30, 1995, provided that the failure of such occurrence shall not be due to the failure of the party seeking to terminate to perform or observe in any material respect its obligations under this Agreement.

                (g) by the COMPANY in the event that (i) the Average Price is less than $31.85; and (ii) the FIRST OF AMERICA Ratio (as defined below) is less than ninety- five (95%) percent of the Index Ratio (as defined below). The "FIRST OF AMERICA Ratio" shall equal the quotient of the Average Price divided by $39.125. The "Index Ratio" shall equal the quotient of the Final Index Price (as defined below) divided by the Initial Index Price (as defined below). The "Initial Index Price" shall equal the weighted average (weighted in accordance with the factors listed on Schedule I to this Agreement) of the per share closing prices of the common stock of the companies comprising the Index Group (as defined below), as reported on the consolidated transaction reporting system or the market or exchange on which such common stock is principally traded, on the date hereof. The "Final Index Price" shall equal the weighted average (weighted in accordance with the factors listed on Schedule I to this Agreement) of the Final Prices (as defined below) for all of the companies then comprising the Index Group. The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing prices of a share of common stock of such company, as reported in the consolidated transaction reporting system or the market or exchange on which such common stock is principally traded, during the Valuation Period. The "Index Group" shall mean all of those companies listed on Schedule I to this Agreement, the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the Valuation Period for such company to be acquired (in the event that any such company or companies are removed from the Index Group because of such a pending or consummated acquisition proposal, the weight attributed to the remaining companies comprising the Index Group shall be adjusted proportionately).

        9.02 Effect of Abandonment. In the event this Agreement is terminated and the Plan of Merger abandoned as provided in Section 9.01, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective stockholders, directors or officers; provided, however, that (i)
Section 4.04 and Section 5.05 of this Agreement shall survive any such abandonment and (ii) a termination pursuant to Section 9.01 shall not relieve a party for a willful breach of any covenant, undertaking, representation or warranty giving rise to such termination. In the event of termination of this Agreement and abandonment of the Plan of Merger as provided in Section 9.01, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

                                  ARTICLE TEN

                      MODIFICATIONS, AMENDMENTS AND WAIVER

        10.01 Modifications, Amendments and Waiver. At any time prior to the Effective Time and before or after approval of this Agreement and the Plan of Merger by shareholders of the COMPANY, the COMPANY, FIRST OF AMERICA and FOA-ACQUISITION may, (a) by written agreement executed by a duly authorized officer of each extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice executed by a duly authorized officer of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement or the Plan of Merger, or (c) by written agreement executed by a duly authorized officer of each, make any other amendment or modification of this Agreement or the Plan of Merger; provided, however, that, after approval of this Agreement and the Plan of Merger by shareholders of the COMPANY, no such extension, waiver, amendment or modification shall (i) change the amount or kind of shares, securities, cash, property, or rights to be received in exchange for or on conversion of any or all of the shares of any class or series of the COMPANY; or (ii) change any other terms and conditions of the Agreement if such change would materially and adversely affect the COMPANY or the holders of the shares of any class or series of the COMPANY. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by the Chairman and Chief Executive Officer, the President and Chief Operating Officer, or any Executive Vice President or the Senior Vice President-Corporate Development in the case of FIRST OF AMERICA or FOA-ACQUISITION, or the Chairman, President and Chief Executive Officer in the case of the COMPANY, attested to by the Secretary or Assistant Secretary of each party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or the Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement or the Plan of Merger.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

        11.01 Closing. A closing (the "Closing") of the transactions provided for herein shall take place at the offices of the COMPANY in Murdock, Florida, on the last business day of the month in which all of the approvals required hereby and by the Plan of Merger become effective, or on such later day and at such other place as the parties may agree (the "Closing Date"). In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing the parties will exchange the certificates, opinions, and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

        11.02 Articles of Merger. Subject to the provisions of this Agreement, on the Closing Date, as herein defined, the Articles of Merger described in Section 1.06, shall be executed as required by the Florida Act and duly filed with the Department of State of the State of Florida.


        11.03 Procurement of Approvals. Subject to the terms of this Agreement, FIRST OF AMERICA, FOA-ACQUISITION and the COMPANY shall each use its best efforts to proceed as expeditiously as possible and cooperate fully in the procurement of any required consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for the consummation of the Merger on the terms provided herein and in the Plan of Merger and in the BANK Merger Agreement, including, without being limited to, preparation by FIRST OF AMERICA and submission of any required application for prior approval of the Federal Reserve, an application for prior approval of the OTS, an application for prior approval of the FIB, applications for prior approval of the BANK Merger by the OTS and the Federal Reserve, if required, preparation by FIRST OF AMERICA and submission under the Securities Act of the Registration Statement, the preparation of the Prospectus/Proxy Statement by the COMPANY and FIRST OF AMERICA and the distribution of the Prospectus/Proxy Statement and the solicitation of proxies by the COMPANY.

        11.04 Further Acts. Subject to the terms of this Agreement, each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger (including, without limitation, the certification, execution, acknowledgement and filing of the Plan of Merger) and to effect the BANK Merger and (b) shall use all reasonable efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles Six, Seven and Eight hereof.

        11.05 Notices. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement and the Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

          (a)   if to the COMPANY, to:

                F&C BANCSHARES, INC.
                1600 Tamiami Trail
                P.O. Box 1029
                Murdock, Florida  33938-1029

                ATTENTION:  Mr. Donald R. Witter, Jr.
                                 Chairman, President and Chief Executive Officer

with a copy to:

                Elias, Matz, Tiernan & Herrick
                12 Floor, 734 15th Street, N.W.
                Washington, D.C.  20005

                ATTENTION:  Timothy B. Matz, Esq. and Gerard L. Hawkins, Esq.

          (b)   and if to FIRST OF AMERICA or FOA-ACQUISITION to:

                FIRST OF AMERICA BANK CORPORATION
                211 South Rose Street
                Kalamazoo, Michigan 49007

                ATTENTION:  Mr. Richard K. McCord
                                 Senior Vice President-Corporate Development

with a copy to:

                Howard & Howard Attorneys, P.C.
                Suite 400
                107 West Michigan Avenue
                Kalamazoo, Michigan 49007

                ATTENTION:  Joseph B. Hemker, Esq.

or to such other person or address as a party hereto shall specify hereunder.

        11.06 Expenses. The COMPANY, FIRST OF AMERICA and FOA-ACQUISITION shall each pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, the BANK Merger Agreement, shareholders' meetings, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated; provided, however, in the event this Agreement is terminated by either party hereto as a result of a misrepresentation or a breach of any representation, warranty, or covenant contained herein, the terminating party shall be entitled to recover from the other party the fees and expenses incurred by the terminating party incident hereto. FIRST OF AMERICA and the COMPANY each agree to indemnify and hold the other harmless, and their respective officers, directors and affiliates, against and in respect of any and all claims made by, and losses incurred with respect to, third parties that arise out of or are based upon any willful misrepresentation or willful breach by the indemnifying party of any representation, warranty or covenant contained herein, including but not limited to, damages, judgments, settlements, attorneys' fees and costs; provided, however, that neither FIRST OF AMERICA nor the COMPANY shall be held liable for false statements made in the Prospectus/Proxy Statement, Registration

Statement or any application filed in connection with this Agreement to the extent such false statement was based upon information provided in writing by the other.

        11.07 Nonsurvival of Representations and Warranties. No representation or warranty contained in this Agreement or the Plan of Merger (other than contained in the last sentence of Section 2.03 and Section 2.16 relating to shares of FIRST OF AMERICA Common Stock to be issued pursuant to
the Plan of Merger shall survive the Merger.   Covenants of the parties which
relate to periods or activities subsequent to the Merger shall survive the Merger for the applicable period.

        11.08  Discussions With Other Banks, Bank Holding Companies and
Bank-Related Businesses.   FIRST OF AMERICA now or in the future may be
discussing possible affiliation with other banks, savings associations, or bank holding companies or bank-related businesses located in Florida or other states, but such discussions, if any, are preliminary in nature and there can be no assurance at this time that agreements for affiliation will be reached, or if reached, will be consummated. However, it is agreed that additional banks, savings associations, bank holding companies or bank-related businesses as now or hereafter approved by the Federal Reserve may become affiliated with FIRST OF AMERICA prior to, concurrently with, or after the date hereof, on such terms as FIRST OF AMERICA and any such other bank, savings association, bank holding company or bank-related business may in their discretion agree. It is further agreed that FIRST OF AMERICA and its subsidiaries, its pending subsidiaries, and future subsidiaries may engage in any activities permitted to be performed by bank holding companies, banks, or bank-related businesses and that FIRST OF AMERICA may merge or consolidate any or all of its subsidiaries, banks, or any or all of its bank-related businesses, as FIRST OF AMERICA may deem desirable or appropriate, provided, however that nothing contained herein shall affect the right of FIRST OF AMERICA, FOA-ACQUISITION or the COMPANY to abandon this Agreement in the manner contemplated by Article Nine.

        11.09 Entire Agreement. This Agreement, the Plan of Merger, the Company Schedules and the BANK Merger Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

        11.10 Governing Law. This Agreement and the Plan of Merger shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

        11.11 Binding Effect and Parties in Interest. This Agreement and the Plan of Merger may not be assigned by any party hereto without the written consent of the other parties. This Agreement and the Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement and the Plan of Merger otherwise than as provided in Sections 4.05, 4.07, 4.08, 4.09 and 4.10 hereof.

        11.12 Captions. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement or the Plan of Merger.

        11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

        11.14 Severability Clause. If any provision of this Agreement or the Plan of Merger shall be held invalid, the remainder shall nevertheless, be deemed valid and effective, and the parties shall negotiate in good faith to modify this Agreement or the Plan of Merger in order to preserve the anticipated benefits under this Agreement to each party and any other person who is specifically conferred rights hereunder.

        11.15 Public Statements. FIRST OF AMERICA and the COMPANY shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it determines in good faith is required by law or regulation.

        11.16 Identification. This Agreement may be identified by date of execution of the last to sign of FIRST OF AMERICA, FOA-ACQUISITION and the COMPANY.

        IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth hereafter.


F&C BANCSHARES, INC.


By:  /s/ Donald R. Witter, Jr.
   ----------------------------
   Donald R. Witter, Jr.
   Chairman, President and Chief Executive Officer


Dated: June 14, 1994                          Attest: /s/ Linda A. Labor
                                                      ------------------
                                                       Secretary



FIRST OF AMERICA BANK CORPORATION


By: /s/ Richard K. McCord
   ----------------------------
   Richard K. McCord
   Senior Vice President-Corporate Development


Dated:  June 13, 1994                         Attest:  /s/ G. S. Nugent
                                                      ------------------

FIRST OF AMERICA ACQUISITION COMPANY


By:  /s/ Richard K. McCord
   ----------------------------
   Richard K. McCord
   President

Dated:  June 13, 1994                         Attest:   /s/ G. S. Nugent
                                                      ------------------

                      APPROVAL AND AGREEMENT OF DIRECTORS


        The undersigned, being all of the Directors of F&C BANCSHARES, INC., Murdock, Florida, do hereby approve the foregoing Agreement and the basis of exchange set forth therein, and in consideration of the benefits to be derived from affiliation by F&C BANCSHARES, INC. and its shareholders, each of us hereby agrees with each of the corporate parties, to (i) exchange all shares of stock in F&C BANCSHARES, INC., now or hereafter beneficially owned by each, upon consummation of the Merger, in accordance with the terms of the Agreement and the Plan of Merger, (ii) and to vote said shares, in person or by proxy, at any meeting of shareholders of said F&C BANCSHARES, INC. or adjournments thereof, in favor of approval of this Agreement and the Plan of Merger and,
(iii) subject to applicable fiduciary duties and fulfillment of the condition set forth in Section 6.11 of the Agreement, to unanimously recommend acceptance and approval of the Agreement and the Plan of Merger by shareholders of F&C BANCSHARES, INC. in the Prospectus/Proxy Statement.


/s/ Russell C. Faber                /s/ W. R. Shakeshaft
- ---------------------------         -----------------------------
Russell C. Faber                    W. R. Shakeshaft


/s/ E. Drayton Farr, Jr.            /s/ Donald R. Witter, Jr.
- ---------------------------         -----------------------------
E. Drayton Farr, Jr.                Donald R. Witter, Jr.


/s/ John R. Siver
- ---------------------------
John R. Siver

                                   EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER


        This Agreement and Plan of Merger is made and entered into as of ____________________, 199____, between FIRST OF AMERICA ACQUISITION COMPANY, a Florida corporation ("FOA-ACQUISITION"), and F&C BANCSHARES, INC., a Florida corporation, (the "COMPANY"), joined in by FIRST OF AMERICA BANK CORPORATION, a Michigan corporation ("FIRST OF AMERICA"). FOA-ACQUISITION and the COMPANY are hereinafter sometimes collectively referred to as the "Constituent Corporations." FIRST OF AMERICA is a party to this Agreement and Plan of Merger as a parent party corporation and not as a constituent corporation.

                                    RECITALS

        FOA-ACQUISITION is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. As of the date hereof, the authorized capital stock of FOA-ACQUISITION consists of 1,000 shares of Common Stock, $1.00 par value per share, all of which are owned by FIRST OF AMERICA.

        The COMPANY is a corporation duly organized and validly existing under the laws of the State of Florida. As of the date hereof, the authorized capital of the COMPANY consists of 10,000,000 shares of COMPANY common stock, $1.00 par value per share ("COMPANY Common Stock"), of which ______ shares are issued and outstanding and of which no shares are held in the treasury of the COMPANY; and 5,000,000 shares of preferred stock of which no shares are issued and outstanding.

        FOA-ACQUISITION, the COMPANY and FIRST OF AMERICA have entered into an Agreement and Plan of Reorganization dated as of June _____, 1994 (the "Agreement"), setting forth certain representations, warranties, covenants and agreements in connection with the transactions therein and herein contemplated and which contemplates the merger of the COMPANY with and into FOA-ACQUISITION (the "Merger") in accordance with this Agreement and Plan of Merger.

        FIRST OF AMERICA will authorize the issuance of shares of its Common Stock, par value $10.00 per share (the "FIRST OF AMERICA Common Stock"), for the purposes of the Agreement and this Agreement and Plan of Merger.

        The respective Boards of Directors of the COMPANY, FIRST OF AMERICA and FOA-ACQUISITION deem the Merger advisable and in the best interests of each such corporation and their respective shareholders. The respective Boards of Directors of the COMPANY, FIRST OF AMERICA and FOA-ACQUISITION, by resolutions duly adopted, have approved the Agreement and approved this Agreement and Plan of Merger; this Agreement and Plan of Merger has been submitted to and approved by FIRST OF AMERICA, in its capacity as the sole shareholder of FOA-ACQUISITION; and the Agreement and this Agreement and Plan of Merger will be submitted to the shareholders of the COMPANY in accordance with Section 5.01 of the Agreement.

        Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I

        1.01 Merger of the COMPANY into FOA-ACQUISITION. The COMPANY shall be merged into FOA-ACQUISITION at the Effective Time as that term is defined in the Agreement. The separate corporate existence of the COMPANY shall thereupon cease and FOA-ACQUISITION shall be the surviving corporation. FOA-ACQUISITION is herein sometimes referred to as the "Surviving Corporation".

        1.02  Effect of the Merger.  From and after the Effective Time:

                (a) The separate existence of the COMPANY shall cease and be merged into the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the COMPANY and FOA-ACQUISITION; and all singular rights, privileges, immunities, powers and franchises of each of the COMPANY and FOA-ACQUISITION, and all property, real, personal and mixed, and all debts due to either the COMPANY or FOA-ACQUISITION on whatever account, including subscriptions to shares, and all other things in action or belonging to each of the COMPANY and FOA-ACQUISITION shall be vested in FOA-ACQUISITION as the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of FOA-ACQUISITION as the Surviving Corporation as they were of the COMPANY and FOA-ACQUISITION and the title to any real estate, or interest therein, vested by deed or otherwise, in either of the COMPANY and FOA-ACQUISITION shall not revert or be in any way impaired by reason of the Merger.

                (b) All rights of creditors and all liens upon any property of the COMPANY or FOA-ACQUISITION shall be preserved unimpaired and all debts, liabilities and duties of the COMPANY or FOA-ACQUISITION shall thenceforth attach to FOA-ACQUISITION as the Surviving Corporation and may be enforced against FOA-ACQUISITION as the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Time (as hereinafter defined).

                (c) Any action or proceeding, whether civil, criminal or administrative, pending by or against either the COMPANY or FOA-ACQUISITION shall be prosecuted as if the Merger had not taken place, and FOA-ACQUISITION as the Surviving Corporation may be substituted as a party in such action or proceeding in place of the COMPANY.

        1.03 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the COMPANY acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Agreement and this Agreement and Plan of Merger, the COMPANY and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the COMPANY or otherwise to take any and all such action.

                                   ARTICLE II

        2.01 Name. The name of the Surviving Corporation shall be "FIRST OF AMERICA ACQUISITION COMPANY."

        2.02 Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation of FOA-ACQUISITION shall be the Articles of Incorporation of the Surviving Corporation.

        2.03 Bylaws. The Bylaws of FOA-ACQUISITION, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with law.

        2.04 Directors and Officers. The directors and officers of FOA-ACQUISITION immediately prior to the Effective Time shall be the sole directors and officers of the Surviving Corporation.

                                  ARTICLE III

        3.01 Manner and Basis of Converting Shares of FOA-ACQUISITION. At the Effective Time, each share of FOA-ACQUISITION Common Stock which is outstanding immediately prior to the Effective Time shall continue to be outstanding without any change therein.

        3.02 Manner and Basis of Converting Shares of COMPANY Stock and Options to Acquire COMPANY Common Stock.

                (a) Any shares of COMPANY Common Stock or any other class or series of stock of the COMPANY held in the treasury of the COMPANY immediately prior to the Effective Time shall be canceled, and no FIRST OF AMERICA Common Stock shall be issuable or exchangeable with respect thereto.

                (b) Subject to Section 3.04, each share of the COMPANY'S Common Stock issued and outstanding immediately prior to the Merger (other than "Dissenting Shares" as hereinafter defined) shall be converted into and represent the right to receive and be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of FIRST OF AMERICA Common Stock as shall be equal to (i) Twenty Three and 25/100 Dollars ($23.25) divided by
            (ii) the average of the closing trade prices ("Average Price") of FIRST OF AMERICA Common Stock on the New York Stock Exchange during the last fifteen trading days on which reportable sales of FIRST OF AMERICA Common Stock took place immediately prior to, but not including, the third business day prior to the Effective Time (as may be adjusted pursuant to the terms of this Agreement and Plan of Merger, the "Exchange Ratio"); provided, however, the Exchange Ratio will not be decreased below .5519 or be increased above .6436.

        3.03 Description of FIRST OF AMERICA Common Stock. The FIRST OF AMERICA Common Stock has a $10.00 par value. Holders of FIRST OF AMERICA Common Stock are entitled to receive such dividends as are declared by the Board of Directors of FIRST OF AMERICA. Each share of FIRST OF AMERICA Common Stock is entitled to one vote. Holders of FIRST OF AMERICA Common Stock have no cumulative voting rights in the election of directors. In the event of liquidation, holders of FIRST OF AMERICA Common Stock are entitled to receive on a pro rata basis any assets distributed to common shareholders.

        3.04 Fractional Shares. No certificate evidencing fractional shares of FIRST OF AMERICA Common Stock shall be issued and no right to vote or receive any dividends or other rights as a shareholder shall attach to any fractions of a share of the FIRST OF AMERICA Common Stock resulting from the conversion as herein provided. In lieu thereof, shareholders of the COMPANY, who otherwise are entitled to receive a fraction of a share of FIRST OF AMERICA Common Stock, will be paid cash at a rate equal to the Average Price, subject to the limits set forth in Section 3.02(b) above.

        3.05 Company Stock Options. All rights with respect to COMPANY Common Stock existing pursuant to stock options granted under the COMPANY'S Stock Option Program ("Option Rights") which are outstanding at the Effective Time, shall be converted, based on the Exchange Ratio, into and become options to acquire FIRST OF AMERICA Common Stock, and FIRST OF AMERICA shall assume each Option Right. From and after the Effective Time, (i) each such Option Right may be exercised solely for shares of FIRST OF AMERICA Common Stock, (ii) the number of shares of FIRST OF AMERICA Common Stock subject to such Option Rights shall be equal to the number of shares of COMPANY Common Stock subject to such Option Rights immediately prior to the Effective Time times the Exchange Ratio, and (iii) the per share exercise price under each Option Right shall be unchanged.

        3.06 Surrender Of COMPANY Stock Certificates In Exchange For FIRST OF AMERICA Common Stock.

                (a) After the Effective Time, each holder of a certificate or certificates that prior thereto represented validly issued and outstanding shares of COMPANY Common Stock shall surrender such certificate or certificates to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, the exchange agent for such shares, or another exchange agent selected by FIRST OF AMERICA (the "Exchange Agent"), and shall receive in exchange therefor the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares (without interest thereon), if any, as provided in this Agreement and Plan of Merger.

            The holder of a certificate or certificates that prior to the Merger represented issued and outstanding shares of COMPANY Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate or certificates in exchange for the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any. The Exchange Agent shall mark all certificates delivered pursuant to this Section 3.05(a) as canceled and shall promptly thereafter deliver the same to FIRST OF AMERICA for disposal.

                (b) FIRST OF AMERICA dividends or other distributions otherwise payable subsequent to the Effective Time on any whole shares of FIRST OF AMERICA Common Stock for which a COMPANY certificate or certificates have not been surrendered for exchange pursuant to this Agreement and Plan of Merger shall be withheld until such COMPANY outstanding certificate or certificates shall be surrendered for exchange. Upon such surrender, there shall be paid to the record holder of the new certificate or certificates of FIRST OF AMERICA Common Stock the amount of all dividends, without interest thereon, withheld with respect to such shares as above provided.

                (c) If a certificate of COMPANY Common Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any, to which he or she would be otherwise entitled on surrender of such certificate of COMPANY Common Stock, by notifying FIRST OF AMERICA in writing of such lost, stolen or destroyed certificate and giving FIRST OF AMERICA evidence of loss and, at FIRST OF AMERICA'S option, a bond adequate in the opinion of FIRST OF AMERICA to indemnify it and the Exchange Agent against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the applicable number of whole shares of FIRST OF AMERICA Common Stock, and the cash for fractional shares, if any.

                (d) Promptly after the Effective Time, FIRST OF AMERICA shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which as of the Effective Time represented outstanding shares of COMPANY Common Stock (the "Certificates") (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and (ii) instructions for use in effecting the surrender of the Certificates in exchange for FIRST OF AMERICA Common Stock.

        3.07 Dissenting Shares. Notwithstanding anything in this Agreement and Plan of Merger to the contrary, shares of COMPANY Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his or her shares of COMPANY Common Stock pursuant to Section 607.1302 of the Florida General Corporation Act (the "Dissenting Shares") shall be canceled and shall not be converted into or be exchangeable for the right to receive shares of FIRST OF AMERICA Common Stock, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of the Florida General Corporation Act, subject to the procedures and conditions specified in such Act, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the Florida General Corporation Act, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his or her shares of COMPANY Common Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive shares of FIRST OF AMERICA Common Stock in the manner set forth in Section 3.02.

                                   ARTICLE IV

        4.01 Conditions Precedent. The respective obligations of each party under this Agreement and Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles Six, Seven and Eight of the Agreement, including, but not limited to, approval of this Agreement and Plan of Merger and the Agreement, and the transactions contemplated hereby and thereby, by the shareholders of the COMPANY and by all applicable regulatory authorities.

        4.02 Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

        4.03 Governing Law. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Florida.

        4.04 Amendment. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of FIRST OF AMERICA, FOA-ACQUISITION and the COMPANY, by their respective officers thereunto duly authorized, at any time prior to the Effective Time. , provided, however, that after approval of this Agreement and Plan of Merger by the shareholders of the COMPANY, no such amendment, modification or supplement shall (i) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of any or all of the shares of any class or series of the COMPANY, or (ii) change any other terms and conditions of this Agreement and Plan of Merger if such change would materially and adversely affect the COMPANY or the holders of the shares of any class or series of the COMPANY.

        4.05 Waiver. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the Constituent Corporations is, or the shareholders or stockholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such Constituent Corporation.

        4.06 Termination. This Agreement and Plan of Merger shall terminate automatically without further act or deed of any of the parties hereto upon the termination of the Agreement and there shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers) except as otherwise provided in the Agreement.

        IN WITNESS WHEREOF, each of the Constituent Corporations and FIRST OF AMERICA have caused this Agreement and Plan of Merger to be executed on their behalf by their officers hereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first above written.

ATTEST:                                            FIRST OF AMERICA
                                                   ACQUISITION COMPANY


By: _______________________                  By:_______________________
                                                Richard K. McCord
                                                               President
State of Michigan              )
                               ) ss:
County of Kalamazoo            )

        On this _______ day of _______________, 199____, before me appeared the above-signed officers, who being first duly sworn, deposed and said that they are officers of FIRST OF AMERICA ACQUISITION COMPANY, and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of FIRST OF AMERICA ACQUISITION COMPANY and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.

                                            ________________________

                                            Notary Public
                                            Kalamazoo County, Michigan
                                            My Commission Expires:
                                            My County of
                                              Residence:  Kalamazoo

ATTEST:                                     F&C BANCSHARES, INC.



By: ________________________          By: _____________________________
    Secretary                             Donald R. Witter, Jr.
                                          Chairman, President and
                                             Chief Executive Officer



State of Florida          )
                          ) ss:
County of Charlotte       )


        On this _______ day of ______________, 199____, before me appeared the above-signed officers, who being first duly sworn, deposed and said that they are officers of F&C BANCSHARES, INC. and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of F&C BANCSHARES, INC. and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.



                                            ________________________

                                            Notary Public
                                            Charlotte County, Florida
                                            My Commission Expires:_______
                                            My County of
                                              Residence:_________________

ATTEST:                                     FIRST OF AMERICA BANK
                                            CORPORATION



By: ________________________          By: _____________________________
                                          Richard K. McCord
                                          Senior Vice President-
                                          Corporate Development
State of Michigan          )
                           ) ss:
County of Kalamazoo        )

        On this ________ day of ______________, 199____, before me appeared the above-signed officers, who being first duly sworn, deposed and said that they are officers of FIRST OF AMERICA BANK CORPORATION, and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this

Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of FIRST OF AMERICA BANK CORPORATION and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.



                                             _________________________

                                             Notary Public
                                             Kalamazoo County, Michigan
                                             My Commission Expires:_________
                                              My County of Residence: Kalamazoo

                                   EXHIBIT B


FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan 49007

Gentlemen:

        I have been advised that I may be deemed an "affiliate" within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act") of F&C BANCSHARES, INC., a Florida corporation (the "COMPANY"), and may be deemed such at the time of the merger ("Merger") of FIRST OF AMERICA ACQUISITION COMPANY, a Florida corporation ("FOA-ACQUISITION") with the COMPANY. Pursuant to the Merger, I will acquire shares of the Common Stock ("FIRST OF AMERICA Common Stock") of FIRST OF AMERICA BANK CORPORATION ("FIRST OF AMERICA") in exchange for each share of common stock of the COMPANY ("COMPANY Common Stock") held by me. I agree that I will not make any sale, transfer or other disposition of the FIRST OF AMERICA Common Stock or COMPANY Common Stock in violation of the Act or the rules and regulations promulgated thereunder by the SEC.

        I have been advised that the issuance of the FIRST OF AMERICA Common Stock to me pursuant to the Merger has been registered under the Act by FIRST OF AMERICA by the filing of a Registration Statement with the SEC. I have also been advised that such registration does not apply to any distribution by me of the FIRST OF AMERICA Common Stock received by me in the Merger. I have also been advised that, since at the effective time of the Merger, I may be deemed to have been an "affiliate" of the COMPANY, any offering or sale by me of any of the FIRST OF AMERICA Common Stock will, under current law, require either
(i) the further registration under the Act of the FIRST OF AMERICA Common Stock to be sold; (ii) compliance with Rule 145 promulgated under the Act; or (iii) the availability of another exemption from such registration. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me.

        I represent and warrant to FIRST OF AMERICA that:

        1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the FIRST OF AMERICA Common Stock to the extent I felt necessary, with my counsel or counsel for the COMPANY.

        2. I have been informed by FIRST OF AMERICA that the FIRST OF AMERICA Common Stock must be held by me indefinitely unless (i) any of the FIRST OF AMERICA Common Stock received by me in the Merger and to be distributed by me is first registered under the Act other than by the registration by FIRST OF AMERICA referred to above; (ii) a sale of the FIRST OF AMERICA Common Stock is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144); or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the FIRST OF AMERICA Common Stock. I will be required to deliver to FIRST OF AMERICA evidence of compliance with such requirements in connection with any proposed sale, transfer or other disposition by me which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel satisfactory to counsel for FIRST OF AMERICA that such exemption is available.

        3. I understand that FIRST OF AMERICA is under no obligation to register the FIRST OF AMERICA Common Stock that I may wish to sell, transfer, or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

        4. If I rely on the exemption from the registration provisions contained in Section 4 of the Act (other than that contained in Rule 144 or 145), I will obtain and deliver to FIRST OF AMERICA a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to FIRST OF AMERICA as to the nondistributive intent, sophistication, ability to bear risk, and access to information of such transferee; (b) an acknowledgment concerning restrictions on transfer of the FIRST OF AMERICA Common Stock; and (c) an assumption of the obligations of the undersigned under this paragraph 4.

        5. I understand that FIRST OF AMERICA expects that the Merger will be accounted for as a pooling-of-interests and that Topic 2-E of staff accounting bulletin of the SEC provides that the risk sharing requirement for the applicability of pooling-of-interests accounting will have occurred if no affiliate of either FIRST OF AMERICA or the Company sells or in any other way reduces his or her risk relative to (i) COMPANY Common Stock within thirty (30) days prior to the effective time of the Merger and (ii) any FIRST OF AMERICA Common Stock received in the Merger until such time as financial results covering at least 30 days of post-Merger combined operations have been published. I agree, in order to preserve pooling-of-interests accounting for the Merger, to make no disposition of (i) any shares of COMPANY Common Stock within thirty (30) days prior to the effective time of the Merger, which FIRST OF AMERICA or the COMPANY shall advise me in writing, and (ii) any shares of FIRST OF AMERICA Common Stock received in the Merger, or in any other way reduce my risk relative to the shares of FIRST OF AMERICA received in the Merger, until publication by FIRST OF AMERICA of financial results covering at least 30 days of post-Merger combined operations in the form of a Form 10-Q or Form 8-K filing with the SEC, the issuance of a quarterly earnings report, or any other public issuance which includes combined net sales and net income. Excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of COMPANY Common Stock or FIRST OF AMERICA Common Stock which, in FIRST OF AMERICA'S sole judgment, are individually and in the aggregate de minimus within the meaning of Topic 2-E of the staff accounting bulletin series of the SEC.

        6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to the COMPANY'S transfer agent with respect to the COMPANY Common Stock and to FIRST OF AMERICA'S transfer agent with respect to the FIRST OF AMERICA Common Stock and that there will be placed on the certificates for the FIRST OF AMERICA Common Stock, or any substitutions therefor, a legend stating in substance:




        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION EFFECTED ON _________________, 1994, TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") APPLIES, HAVE BEEN DELIVERED IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THEY HAVE BEEN ACQUIRED FOR SUCH HOLDER'S ACCOUNT, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, WHETHER IN WHOLE OR IN PART, ONLY IN COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL SUCH TIME AS FINANCIAL STATEMENTS OF FIRST OF AMERICA BANK CORPORATION COVERING AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS FOLLOWING THE ACQUISITION OF F&C BANCSHARES, INC. SHALL HAVE BEEN PUBLISHED.


                              Very truly yours,

                                   EXHIBIT C

                               WARRANT AGREEMENT


        THIS WARRANT AGREEMENT, dated as of June ______, 1994, by and between First of America Bank Corporation ("First of America") and F&C Bancshares, Inc. ("the Company").

                              W I T N E S S E T H:

        WHEREAS, First of America and the Company have entered into an Agreement and Plan of Reorganization dated as of June ______, 1994 (the "Plan"), which Plan is being executed by the parties hereto simultaneously with this Warrant Agreement;

        WHEREAS, as a condition to First of America's entry into the Plan and in consideration for such entry, First of America has insisted that the Company agree to issue, on the terms and conditions set forth herein, warrants entitling First of America to purchase up to an aggregate of 648,400 shares of the Company's common stock, par value $1.00 per share (the Company's common stock being hereinafter referred to as "Common Stock").

        NOW, THEREFORE, in consideration of the execution of the Plan and the premises herein contained, First of America and the Company agree as follows:

        1. Issuance of Warrant. Concurrently with the execution of the Plan, the Company shall issue to First of America a warrant or warrants in the form of Attachment A hereto (the "Warrant", which term as used herein includes any warrants issued upon transfer or exchange of the original Warrant) to purchase up to 648,400 shares of Common Stock. Each Warrant shall be exercisable at a price per share of Common Stock of $19.00, subject to adjustment as herein provided (the "Exercise Price"). The Company shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock so that the Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. The Company represents and warrants that it has duly authorized the issuance of shares of Common Stock upon exercise of the Warrant and covenants that the shares of Common Stock issued upon exercise of the Warrant shall be duly authorized, validly issued and fully paid and nonassessable and subject to no preemptive rights by the Company stockholders. Each of the Company and First of America hereby represents to the other that this Agreement has been authorized by all necessary corporate action on its part and that the execution, delivery and performance of this Agreement by it do not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument made by it or to which it is subject, which breach, violation or default would have a material adverse effect on the financial condition, results of operations or business of it and its subsidiaries, taken as a whole, or (ii) a breach or violation of, or a default under, the articles or by-laws of it or its subsidiaries; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of applicable regulatory authorities.
    The Warrant and the shares of Common Stock for which the Warrant is exercisable (the "Warrant Common Stock") are hereinafter collectively referred to, from time to time, as "the securities." First of America hereby represents and warrants that (i) any securities acquired by First of America hereunder are being acquired for investment purposes only and not with a present view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (ii) any sale, transfer or other disposition of the securities purchased by First of America hereunder will be made only in compliance with all applicable provisions of the Securities Act and applicable state securities laws and the rules and regulations thereunder; and (iii) the certificate or certificates for the securities shall contain an appropriate legend with respect to the foregoing except that such legend shall not be included with respect to any securities which shall have been sold in a registered public offering in accordance with the provisions of this Agreement.

        2.  Exercise of Warrant.

           (a) Subject to the terms and conditions hereof, First of America may sell, assign, transfer or exercise the Warrant, in whole at any time or in part from time to time, to the extent not previously exercised, if a Preliminary Purchase Event (as defined below) and a Purchase Event (as defined below) shall have both occurred, provided that to the extent the Warrant shall not have been exercised, it shall terminate and be of no further effect, except as to notices of exercise given prior thereto, on the Termination Date, which shall be the date on which occurs the earliest of (i) immediately prior to the Effective Time, as defined in Section 1.06 of the Plan, (ii) twelve (12) months after the first occurrence of a Purchase Event, (iii) eighteen (18) months after the termination of the Plan in accordance with its terms following the first occurrence of a Preliminary Purchase Event; (iv) eighteen (18) months following a termination of the Plan by First of America, pursuant to Section 9.01(e) thereof due to a material breach by the Company of any covenant or agreement of it in the Plan, prior to the occurrence of a Purchase Event or a Preliminary Purchase Event; and (v) a termination of the Plan in accordance with its terms (other than by First of America in the manner set forth in clause (v)) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event. The rights set forth in Section 9 hereof shall terminate when the right to sell, assign, transfer or exercise the Warrant terminates (other than as a result of a complete exercise of the Warrant) as set forth above.

           (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) the Company shall have entered into an agreement with any person (other than First of America or any affiliate thereof) (A) to merge, consolidate or enter into any similar transaction with such person, (B) for the disposition, by sale, lease, exchange or otherwise, of all or substantially all of the consolidated assets or deposits of the Company (other than loans and investments in the ordinary course of business) or (C) for the issuance, sale or other disposition (including by way of merger, consolidation share exchange or any similar transaction) of securities (or an option or right to acquire such securities) representing 25% or more of the voting power of the Company or any of its subsidiaries; or

                (ii) any person (other than First of America or any affiliate thereof) shall have acquired beneficial ownership of, or any group of persons shall have been formed which beneficially owns, 25% or more of the then outstanding Common Stock (any of the foregoing in Section 2(b)(i) or (ii) is hereinafter referred to as an "Acquisition Transaction").

           (c) As used herein, a "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) Any person (other than First of America or any affiliate thereof) shall have (A) commenced a tender offer under the Securities Exchange Act of 1934 ("Exchange Act") or filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to an exchange offer to purchase or otherwise acquire control over 25% or more of the then outstanding shares of Common Stock (such offers being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively): or

                (ii) the holders of the outstanding Common Stock shall not have approved the Plan and the related Agreement and Plan of Merger ("Plan of Merger") at the meeting of such holders called for such purpose pursuant to the Plan, such meeting shall not have been held or shall have been cancelled prior to the termination of the Plan in accordance with its terms, or the Company's Board of Directors shall have withdrawn or modified in a manner which is adverse to First of America the recommendation of the Company's Board of Directors with respect to the Plan and the Plan of Merger, after any person (other than First of America or any affiliate thereof) shall have (A) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, (B) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (C) filed an application (or given notice), whether in draft or final form, under the Bank Holding Company Act of 1956, the Home Owners' Loan Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction or (D) solicited proxies in a proxy solicitation subject to Regulation 14A under the Exchange Act in opposition to approval of the Plan and the Plan of Merger by Company shareholders.

           (d) As used in this Warrant Agreement, (i) "beneficial ownership," "person" and "group of persons" shall have the meanings conferred thereon by Section 13(d) of the Exchange Act and the regulations promulgated thereunder, (ii) "affiliate" shall have the meaning conferred thereon by Rule 405 under the Securities Act and (iii) "commenced" shall have the meaning conferred thereon by Rule 14d-2 under the Exchange Act.

           (e) The Company shall promptly give written notice to First of America of the occurrence of a Purchase Event or a Preliminary Purchase Event known to the Company; however, the giving of such notice by the Company shall not be a condition to the right of First of America to exercise the Warrant. If more than one transaction or event giving rise to a Purchase Event or a Preliminary Purchase Event is undertaken or effected, then all such transactions shall give rise to only one Purchase Event or Preliminary Purchase Event, as applicable, which Purchase Event or Preliminary Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions or events are abandoned.

           (f) Notwithstanding the foregoing, the Company shall not be obligated to issue Warrant Common Stock upon exercise of the Warrant (i) in the absence of any required governmental or regulatory approval or consent necessary for the Company to issue the Warrant Common Stock or for First of America to exercise the Warrant or prior to the expiration or termination of any waiting period required by law, (ii) in the event that First of America is in material breach of its covenants or obligations contained in the Plan, the Plan of Merger or this Warrant Agreement, or
    (iii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. If the Warrant is otherwise exercisable but cannot be exercised prior to termination as specified in
    Section 2(a) solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Warrant shall continue and will expire on the later of the Termination Date or the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

        3. Right of First Refusal. Any sale of the Warrant or the shares of Warrant Common Stock by First of America following an event described in this Section 2, other than a registered public offering pursuant to Section 3 or 5 or a sale to a majority-owned subsidiary, shall be subject to the right of first refusal of the Company (or any assignee or assignees of the Company previously notified to First of America) at a price equal to the bona fide written offer price and on the other terms which First of America receives from a third party (other than a majority-owned subsidiary of First of America) and intends to accept. The right of first refusal shall terminate unless consummated within ten (10) business days after notice of First of America's intention to sell has been delivered to the Company. Delivery shall be deemed to have been made when the notice is placed in registered mail by First of America;
    provided, however, First of America shall use its best efforts to notify the Company by telephone that such notice has been placed in registered mail. If an offer is made for a consideration other than cash, the value shall be determined by a recognized investment banking firm selected by First of America and acceptable to the Company (the failure of the Company to notify First of America within two (2) business days after delivery of notice of First of America's intention to sell that such firm is unacceptable shall constitute acceptance of such firm), and such determination shall in no event be made later than the fifth business day after notice of First of America's intention to sell has been delivered to the Company.

        4. Demand Registration Rights. If at any time after the Warrant may be exercised or sold, the Company shall receive a written request therefor from First of America, the Company shall, if permitted, prepare, file and keep current a shelf registration statement on Form S-3 under the Securities Act covering the Warrant Common Stock, and shall use its best efforts to cause such registration statement to become effective and remain current for a period of 90 days from the effective date of such registration statement; provided, however, that First of America may not make more than two such requests. Without the written consent of First of America, neither the Company nor any other holder of securities of the Company may include securities in such registration statement. If the Company shall have notified First of America that it is contemplating a public offering of its common equity securities, then during the period of such offering First of America shall be entitled only to the registration rights described in Section 6, below.

        5. Advice in Connection with Registration Rights. If and whenever the Company is required by the provisions of Section 4 hereof to effect the registration of its securities under the Securities Act, the Company will:

           (a) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement current;

           (b) furnish to First of America and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as First of America or such underwriters may reasonably request in order to facilitate the public offering of such securities;

           (c) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as First of America or such underwriters may reasonably request; provided that the Company shall not be required by virtue hereof to submit to jurisdiction in any state;

           (d) notify First of America, promptly after the Company shall receive notice thereof, of the time when such registration statement has become effective or a supplement or amendment to any prospectus forming a part of such registration statement has been filed;

           (e) notify First of America promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

           (f) prepare and file with the SEC, promptly upon the request of First of America, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for First of America and the Company, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the securities by First of America;

           (g) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statement or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

           (h) advise First of America, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                (i) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such matters as such underwriters may reasonably request and are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriters covering such matters as such underwriters may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing), that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included or incorporated by reference in the registration statement or any amendment or supplement thereto comply in all material respects with applicable accounting requirements of the Securities Act.

    Notwithstanding the foregoing, the Company may postpone for up to one
    (1) month the filing or the effectiveness of a registration statement if the Company reasonably determines that such registration would have a material adverse effect on any plan by the Company or any of its subsidiaries to engage in any material financings or in any acquisition of assets (other than in the ordinary course of business) or similar transaction or other material corporate transaction outside the ordinary course of business.

        6. Additional Registration Rights. If at any time the Company proposes to register any of its common equity securities under the Securities Act on Forms S-1, S-2, S-3 or any other registration form at the time in effect on which the securities could be registered for sale by the Company (other than a registration in connection with an acquisition of or merger with another entity or the sale of shares to employees of the Company pursuant to employee stock option or other employee stock purchase plans, provided that the only securities covered by such registration are the securities to be issued as part of such acquisition or merger or the securities to be sold to such employees), the Company shall on each such occasion give written notice to First of America of its intention to do so and, upon the written request of First of America, given within 15 days after receipt of any such notice (which request shall state the intended method of disposition of the securities by First of America), the Company will use its diligent, good faith efforts to cause the securities, as to which First of America shall have so requested, to be registered under the Securities Act and under the same registration statement proposed to be filed by the Company; provided, however, that if the offering to which the proposed registration statement relates is to be distributed by or through an underwriter selected by the Company, First of America shall agree either to sell the securities through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company or to withhold such shares from the market for a period of 135 days after the effective date of the closing with underwriters; and, provided, further, that if a greater number of securities is offered for participation in the proposed underwriting than in the opinion of the managing underwriter proposing to underwrite securities to be sold by the Company can be accommodated without adversely affecting the proposed underwriting, the Company may elect to reduce pro-rata the amount of all securities (including the securities) proposed to be offered in the underwriting to a number deemed satisfactory by the managing underwriter. First of America may not make more than two (2) requests pursuant to this paragraph.

        7. Registration Expenses. With respect to the first registration requested pursuant to Section 4 hereof, and with respect to the incidental registration requested pursuant to Section 6 hereof, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of the Company to comply with state securities or blue sky laws in which securities to be offered are to be registered or qualified. First of America shall bear such costs, fees and expenses with respect to the second registration requested pursuant to Section 4 hereof. With respect to the registrations requested pursuant to Section 4 and
    Section 6 hereof, fees and disbursements of counsel and accountants for First of America, underwriting discounts and commissions and transfer taxes for First of America and any other expenses incurred by First of America shall be borne by First of America.

        8.  Indemnification.

           (a) The Company will indemnify and hold harmless First of America, any underwriter (as defined in the Securities Act) for First of America, and each person, if any, who controls First of America or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost and expense to which First of America or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by First of America, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

           (b) First of America will indemnify and hold harmless the Company, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Company or such underwriter (within the meaning of the Securities Act) from and against any and all losses, damages, liabilities, costs or expenses to which the Company or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by First of America specifically for use in the preparation thereof.

           (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraph (a) or (b) of this Section 8 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of said subparagraph (a) or
    (b), promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder unless such omission materially prejudices the indemnifying party. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subparagraphs (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

           (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.
    In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. First of America and the Company agree that it would not necessarily be equitable if the amount of such contribution were determined by pro-rata or per capita allocation even if the underwriters and First of America as a group were considered a single entity for such purpose.

        9.  Right of Repurchase.

           (a) Subject to the last sentence of Section 2(a), at the request of the holder of the Warrant (the "Holder") at any time and from time to time commencing upon the first occurrence of a Purchase Event and ending on the Termination Date, the Company shall repurchase from Holder the Warrant and/or all shares of Warrant Common Stock purchased by Holder pursuant to the Warrant with respect to which Holder then has beneficial ownership.
    The date on which Holder exercises its rights under this Section 9 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

                (i) The aggregate Exercise Price paid by Holder for any shares of Warrant Common Stock acquired pursuant to the Warrant with respect to which Holder then has beneficial ownership;

                (ii) The excess, if any, of (x) the Applicable Price (as defined below) for each share of Warrant Common Stock over (y) the Exercise Price, multiplied by the number of shares of Warrant Common Stock with respect to which the Warrant has not been exercised; and

                (iii) The excess, if any, of the Applicable Price over the Exercise Price paid (or, in the case of Warrant Common Stock with respect to which the Warrant has been exercised but the consummation thereof has not occurred, payable) by Holder for each share of Warrant Common Stock with respect to which the Warrant has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

           (b) If Holder exercises its rights under this Section 9, the Company shall, within 10 business days after the Request Date, pay the
    Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to the Company the Warrant and/or the certificates evidencing the shares of Warrant Common Stock purchased thereunder, as the case may be, with respect to which Holder then has beneficial ownership, and Holder shall represent and warrant that it has sole record and beneficial ownership of such Warrant and shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, Office of Thrift Supervision ("OTS") or any other regulatory authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section
    9, in whole or in part, or to require that the Company deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board, OTS or any other regulatory authority disapproves of any part of the Company's proposed repurchase pursuant to this Section 9, the Company shall promptly give notice of such fact to Holder. If the Federal Reserve Board, OTS or other regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board, OTS or other regulatory authority, determine whether the repurchase should apply to the Warrant and/or Warrant Common Stock and to what extent to each, and Holder shall thereupon have the right to exercise the Warrant as to the Warrant Common Stock for which the Warrant was exercisable at the Request Date less the sum of the number of shares covered by the Warrant in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Warrant (if any) that has been repurchased. Holder shall notify the Company of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

             (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 2(b)(ii), (ii) the price per share of Common Stock to be received by holders of Common Stock in connection with any merger or other business combination transaction described in Paragraph 5(A)(a), (b) or (c) of the Warrant or (iii) the highest closing sales price per share of Common Stock quoted on the National Association of Securities Dealers Automated Quotations System National Market System ("NASDAQ/NMS") (or if Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of the Company's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Company as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Warrant Agreement.

        10. Adjustment. In the event that the Company issues any additional shares of Common Stock pursuant to outstanding stock options, or for any other reason, other than pursuant to an event described in Paragraph 6(A)(1), (2) or (3) of the Warrant, the

    Company shall issue additional warrants to First of America, such additional warrants to be exercisable for a number of shares of Common Stock equal to 19.99 percent of the number of additional shares of Common Stock so issued. Such additional warrants shall be identical to the Warrant.

        11. Certain Transactions. The Company will not enter into any transaction described in (a), (b) or (c) of Paragraph 5(A) of the Warrant unless the Acquiring Corporation (as defined in the Warrant) assumes in writing, in form and substance satisfactory to the Holder, all the obligations of the Company hereunder.

        12. Specific Performance. Without limiting the foregoing or any remedies available to First of America, it is specifically acknowledged that First of America would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Agreement.

        13. Termination. This Warrant Agreement and the rights conferred hereby, except the registration and related rights described in Sections 4 through 8 of this Warrant Agreement, shall terminate upon the Termination Date.

        14.   Miscellaneous.

             (a) Expenses. Except as otherwise provided in Section 7, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             (b)  Waiver and Amendment.   Any provision of this Warrant
    Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Warrant Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

             (c) Entire Agreement: No Third-Party Beneficiary. This Warrant Agreement, together with the Plan and the other documents and instruments referred to herein and therein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than any transferees of Warrant Common Stock or any permitted transferee of this Warrant Agreement pursuant to Section 14(h) any rights or remedies hereunder.

             (d) Governing Law. This Warrant Agreement shall be governed and construed in accordance with the laws of the State of Florida.

             (e)  Descriptive Headings.   The descriptive headings contained
    herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Warrant Agreement.

             (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt request) to the parties at the addresses set forth in
    Section 11.05 of the Plan.

             (g)  Counterparts.   This Warrant Agreement and any amendments
    hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

             (h)  Assignment.   Neither this Warrant Agreement nor any of the
    rights, interests or obligations hereunder or under the Warrant shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Warrant Agreement and the Warrant to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder and the Warrant in whole or in part after the occurrence of a Purchase Event and a Preliminary Purchase Event. Subject to the preceding sentence, this Warrant Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.


                                        FIRST OF AMERICA BANK
                                        CORPORATION

Attest:


_______________________________         By:_______________________________
                                                Richard K. McCord
                                                Senior Vice President-
                                                Corporate Development



                                        F&C BANCSHARES, INC.





Attest:


_______________________________         By:_______________________________
                                                Donald R. Witter, Jr.
                                                Chairman, President and
                                                Chief Executive Officer

                                                                ATTACHMENT  A TO
                                                                     THE WARRANT
                                                                       AGREEMENT

                                    WARRANT
                      TO PURCHASE UP TO 648,400 SHARES OF
                                  COMMON STOCK
                                       OF
                              F&C BANCSHARES, INC.


        This is to certify that, for value received, First of America Bank Corporation ("First of America") or any subsequent transferee (First of America or such transferee, the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from F&C Bancshares, Inc. (the "Company") an aggregate of up to 648,400 fully paid and nonassessable shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company at a price per share equal to $19.00, subject to adjustment as herein provided (the "Exercise Price").

        1. Exercise of Warrant. Subject to the provisions hereof and the limitations set forth in Section 2 of the Warrant Agreement of even date hereof by and between First of America and the Company (the "Agreement") forming part of an Agreement and Plan of Reorganization of even date herewith between First of America and the Company (the "Plan"), this Warrant may be exercised in whole or in part, at any time or from time to time after the occurrence of a Preliminary Purchase Event and a Purchase Event (in each case as defined in Section 2 of the Agreement). This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company, accompanied by (i) a written notice of exercise, (ii) payment to the Company, for the account of the Company, of the Exercise Price for the number of shares of Common Stock specified in such notice and (iii) a certificate of the Holder stating the event or events that have occurred which entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

        Upon such presentation and surrender, accompanied by such notice, payment and certificate, the Company shall issue promptly (and within one business day if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Common Stock to which the Holder is entitled hereunder.

        If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon exercise of this Warrant, as set forth above, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee, other than stock transfer taxes which may be payable upon such issuance in a name other than the Holder.

        2. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that at all times it will maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock so that this Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities, and other rights to acquire shares of Common Stock. The Company further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by the Company, (ii) that it will use its best efforts to take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (B) in the event, under the Home Owners Loan Act, the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act, prior approval of the Office of Thrift Supervision

("OTS") or the Board of Governors of the Federal Reserve System (the "Board") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing such applications and providing such information to the OTS or the Board as the OTS or the Board may require) in order to permit the Holder to exercise this Warrant and the Company duly and effectively to issue shares of its Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

        3. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay for any such fraction of a share in cash or by certified or official bank check at the Exercise Price.

        4. Exchange, Transfer or Loss of Warrant. This Warrant is Rexchangeable or, subject to Section 2 of the Agreement, transferable, without expense (other than stock transfer taxes which may be payable), at the option of the Holder, upon presentation and surrender hereof at the principal office of the Company, for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock
purchasable hereunder.   The term "Warrant" as used herein includes any
Warrants for which this Warrant may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.



        5.  Certain Transactions.

                (A) In case the Company (a) shall consolidate with or merge into any Person, other than the Holder or one of its Affiliates, and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any Person, other than the Holder or one of its Affiliates, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Common Stock outstanding immediately prior to the merger shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50 percent of the shares of Common Stock immediately after giving effect to the merger, or (c) shall sell or otherwise transfer all or substantially all of its assets to any Person, other than the Holder or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that this Warrant shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, a warrant (the "Substitute Warrant"), at the option of the Holder, of (I) the Acquiring Corporation (as hereinafter defined), (II) any company which controls the Acquiring Corporation, or (III) in the case of a merger described in clause (A)(b), the Company, in which case such warrant shall be a newly issued warrant.

                (B)  The following terms have the meanings indicated:

                       (a) "Acquiring Corporation" mean (I) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (II) the corporation merging into the Company in a merger in which the Company is the continuing or surviving person and in connection with which the shares of Common Stock outstanding immediately prior to the merger are changed into or exchanged for stock or other securities of any other Person or cash or any other property or shall represent less than 50 percent of the shares of Common Stock immediately after giving effect to the merger, and (III) the transferee of all or substantially all of the Company's assets or the assets of its subsidiaries;

                       (b) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Warrant;

                        (c) "Assigned Value" shall mean the highest of the highest price per share of Common Stock at which a tender offer or exchange offer has been made, the highest price per share of Common Stock paid or agreed to be paid therefor by any third party pursuant to an agreement with the Company and the highest last reported sale price per share for shares of Common Stock reported for any trading day within the 4-month period immediately preceding the consolidation or merger in question;

                        (d) "Average Price" shall mean the average of the closing or last reported sale prices of a share of Substitute Common Stock for days on which trading occurs during the 4-month period immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing or last reported sale price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if the Company is the issuer of the Substitute Warrant, the Average Price shall be computed with respect to a share of the common stock issued by the Person merging into the Company or by any company which controls such Person, as the Holder may elect;

                        (e) A "Person" shall mean any individual, firm, corporation or other entity and include as well any syndicate or group deemed to be a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

                        (f) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

        (C) Subject to (D), the Substitute Warrant shall have the same terms as this Warrant provided that if the terms of the Substitute Warrant cannot, for legal reasons, be the same as this Warrant, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Warrant shall also enter into an agreement with the then Holder of the Substitute Warrant in substantially the same form as the Agreement, which shall be applicable to the Substitute Warrant.

        (D) The Substitute Warrant shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which this Warrant is then exercisable, divided by the Average Price. The exercise price of the Substitute Warrant per share of Substitute Common Stock shall be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Common Stock for which this Warrant is then exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable.

        (E) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Warrant be exercisable for more than 19.99 percent of the aggregate of the outstanding shares of Substitute Common Stock and the Shares of Substitute Common Stock issuable upon exercise of the Substitute Warrant.



        6. Adjustment. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.

        (A)(1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the date following such distribution.

        (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (3) The reclassification (excluding any transaction in which a Substitute Warrant would be issued) of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, within the meaning of clause (2) above.

        (4) The Company may make such increases in the number of shares of Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purchases to the recipients.

        (B) Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

        (C) For the purpose of this Paragraph 6, the term "Common Stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

        7. Notice. (A) Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in Paragraph 6, the Company shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of the Company, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

        (B) Upon the occurrence of an event which results in this Warrant becoming convertible into, or exchangeable for, the Substitute Warrant, as provided in Paragraph 5, each of the Company and any Acquiring Corporation shall promptly notify the Holder of such event; and, upon receipt from the Holder of its choice as to the issuer of the Substitute Warrant, each of the Company and any Acquiring Corporation shall promptly compute the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable and furnish to the Holder a certificate, signed by a principal financial officer of each of the Company and any Acquiring Corporation, setting forth the number of shares of Substitute Common Stock for which the Substitute Warrant is exercisable, a computation thereof and when such adjustment will become effective.

        8. Rights of the Holder. (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of this Warrant and will be entitled to specific performance of the obligation under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Warrant.

        (B) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

        9. Termination. This Warrant and the rights conferred hereby shall terminate upon the Termination Date, as defined in Section 2(a) of the Agreement.

        10. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Florida.

Dated:  June ______, 1994                          F&C BANCSHARES, INC..



                                                 By:__________________________
                                                     Donald R. Witter, Jr.
                                                     Chairman, President and
                                                     Chief Executive Officer

ATTEST


By:______________________________

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER ("Plan of Merger") is made and
entered into as of June                     , 1994, by and between FIRST OF
AMERICA BANK-FLORIDA, FSB ("FOA-BANK"), a federally chartered stock savings bank, located at 2100 66th Street, St. Petersburg, Florida ________, and FIRST FEDERAL SAVINGS BANK OF CHARLOTTE COUNTY, MURDOCK, FLORIDA (THE "BANK"), a federally chartered stock savings bank, located at . FOA-BANK and the BANK are hereinafter sometimes collectively referred to as the "Constituent Banks."

                                    RECITALS

        WHEREAS, FOA-BANK is duly organized and validly existing under the laws of the United States having total authorized Common Stock of shares, $
par value, of which                           are issued and outstanding
("FOA-BANK Common Stock"). FOA-BANK has its savings accounts insured by the Savings Association Insurance Fund; and

        WHEREAS, BANK is duly organized and validly existing under the laws of
the United States having total authorized Common Stock of            shares, $
par value, of which                           are issued and outstanding ("BANK
Common Stock"). The BANK has its savings accounts insured by the Savings Association Insurance Fund; and

        WHEREAS, FIRST OF AMERICA BANK CORPORATION ("FIRST OF AMERICA") is the sole shareholder of all of the outstanding FOA-BANK Common Stock; and

        WHEREAS, immediately prior to the Effective Time, as hereinafter defined, FIRST OF AMERICA shall be the sole shareholder of all of the outstanding BANK Common Stock; and

        WHEREAS, in accordance with the provisions of Office of Thrift Supervision ("OTS") regulations promulgated at 12 C.F.R. Part 546, directors of FOA-BANK and BANK, in each case constituting not less than a two-thirds majority of the respective Boards of Directors of FOA-BANK and BANK, have agreed upon this Agreement in writing by their execution hereof.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I

        1.1 MERGER. At the Effective Time, the BANK shall merge with and into FOA-BANK (the "Merger") under the Charter of FOA-BANK pursuant to the applicable provisions of, and with the effect provided in, the Home Owners' Loan Act ("HOLA") and the regulations and requirements thereunder of the OTS. FOA-BANK shall be the "Resulting Association" in the Merger and the BANK shall be the "Merging Association" in the Merger. The date and time when all filings required by law in order to make the Merger effective have been completed, approved and endorsed by applicable agencies (including the OTS) is hereinafter referred to as the "Effective Time."

        1.2 CHARTER; BYLAWS; OFFICES. Upon the Merger becoming effective,the name of the Resulting Association (herein called the "Resulting Association" whenever reference is made to it as of the Effective Time or thereafter) shall be "First of America Bank-Florida FSB," its Charter shall be the Federal Stock Charter of FOA-BANK in effect immediately prior to the Effective Time, its Bylaws shall be those of FOA-BANK as in existence immediately before the Effective Time, and the home office of FOA-BANK shall be the home office of the Resulting Association. All branches of the BANK and FOA-BANK which were in lawful operation immediately before the Effective Time or whose establishment has been approved before the Merger shall be retained and operated or established and operated as branches of the Resulting Association. The location of the home office and the branch offices of the Resulting Association shall be as set forth in Schedule A hereto.

        1.3 EFFECT OF MERGER. Upon the Merger becoming effective, the corporate existence of FOA-BANK and the BANK shall be merged into and continued in the Resulting Association, and all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by each Constituent Bank or which would inure to any of them, shall immediately by operation of law and without any conveyance, transfer or further action, become the property of the Resulting Association. The Resulting Association shall be deemed to be a continuation of the entity of each Constituent Bank. All rights and obligations of the Constituent Banks shall remain unimpaired, and the Resulting Association shall, as of the Effective Time, succeed to all those rights and obligations. Savings accounts shall be deemed issued in the name of the Resulting Association in accordance with applicable OTS regulations.


        1.4 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Resulting Association shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Resulting Association its rights, title or interest in, to or under any of the rights, properties or assets of the BANK acquired or to be acquired by the Resulting Association as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Agreement and this Agreement and Plan of Merger, the BANK and its proper officers and directors shall be deemed to have granted to the Resulting Association an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Resulting Association and otherwise to carry out the purposes of the Agreement and this Agreement and Plan of Merger; and the proper officers and directors of the Resulting Association are fully authorized in the name of the BANK or otherwise to take any and all such action.


                                   ARTICLE II

        2.1  MANNER AND BASIS OF CONVERTING SHARES OF BANK COMMON STOCK.

        (a) Any shares of BANK Common Stock or any other class or series of stock of the BANK held in the treasury of the BANK immediately prior to the Effective Time shall be retired and cancelled, and no FOA-BANK Common Stock shall be issuable or exchangeable with respect thereto.

        (b) At the Effective Time, each share of BANK Common Stock, issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for _____ shares of FOA-BANK Common Stock. Each certificate representing shares of BANK Common Stock immediately prior to the Effective Time shall, until surrendered as provided for in paragraph (c) of this Article II, evidence ownership of the number of shares of FOA-BANK Common Stock into which the shares of BANK theretofore represented thereby shall have been converted in the Merger.

        (c) After the Effective Time, the former holder of shares of BANK Common Stock which have been converted into shares of FOA-BANK Common Stock in the Merger shall, upon surrender in proper form to FOA-BANK for cancellation of the certificate or certificates which prior to the Effective Time represented such holder's shares of BANK Common Stock, be entitled to receive one or more certificates representing the shares of FOA-BANK Common Stock into which the shares of BANK Common Stock previously represented by the surrendered certificates shall have been so converted.

                                  ARTICLE III

        3.1 DIRECTORS OF FOA-BANK. The names of the Directors of FOA-BANK as of the date of this Agreement are as follows:

                                Name        Term
                               ------      ------




        The residence address of each of the Directors of FOA-BANK is set forth on Schedule B hereto.

        After the Effective Time, the said Directors shall serve until the expiration of the latest term to which they were elected and until their successors are elected and duly qualified.


                                   ARTICLE IV

        4.1 COUNTERPARTS. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

        4.2 GOVERNING LAW. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Florida and the laws of the United States.

        4.3 AMENDMENT. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of the BANK, FOA-BANK, or by their respective officers thereunto duly authorized, at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and Plan of Merger by the stockholders of the BANK and FOA-BANK, no such amendment, modification or supplement shall (i) change the amount or kind of shares, securities, cash, property, or rights to be received in exchange for or on conversion of any or all of the shares of any class or series of the BANK; or (ii) change any other terms and conditions of the Agreement if such change would materially and adversely affect the BANK or the holders of the shares of any class or series of the BANK.

        4.4 WAIVER. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the Constituent Banks is, or the stockholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such Constituent Banks.

        4.5 TERMINATION. This Plan of Merger shall terminate upon the termination of the Agreement and there shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers) except as otherwise provided in the Agreement.

        4.6 PROCUREMENT OF APPROVALS. This Plan of Merger shall be submitted to the stockholders of the Constituent Banks for adoption at a meeting to be called and held by each in accordance with the applicable provisions of law and their respective Charters and Bylaws. The Constituent Banks shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided, including, without being limited to, the preparation and submission of an application to the OTS for approval of the Merger.

        4.7 CONDITIONS PRECEDENT. Consummation of the Merger is conditioned upon (i) the satisfaction or waiver of all conditions set forth in the Agreement, and; (ii) the consummation of the transaction by an Agreement and Plan of Reorganization among FIRST OF AMERICA, FIRST OF AMERICA ACQUISITION COMPANY, and F & C BANCSHARES, INC. dated as of June , 1994, on or before the Effective Time.

        IN WITNESS WHEREOF, each of the Constituent Banks have caused this Agreement and Plan of Merger to be executed on their behalf by their officers hereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first above written.

FIRST FEDERAL SAVINGS BANK OF CHARLOTTE COUNTY, MURDOCK, FLORIDA


By:___________________________________               (Corporate Seal)

    President and Chief Executive Officer


Dated:  June _______, 1994                         Attest: _____________________

                                                             Secretary


FIRST OF AMERICA BANK-FLORIDA, FSB


By: ___________________________________              (Corporate Seal)
     President




Dated:  June _______, 1994                         Attest: _____________________

                                                               Secretary

                                  SCHEDULE I


        Company                                         Weight
- ----------------------------                       ---------------

Banc One Corporation                                    20.69
Boatmen's Bancshares, Inc.                               5.41
Comerica Incorporated                                    5.62
Fifth Third Bancorp                                      5.17
Firstar Corporation                                      3.29
First Bank System, Inc.                                  6.84
Huntington Bancshares, Inc.                              4.33
KeyCorp                                                 12.38
Marshall & Illsley Corporation                           2.32
NBD Bancorp, Inc.                                        7.61
National City Corporation                                7.02
Northern Trust Corporation                               3.44
Norwest Corporation                                     13.73
Old Kent Financial Corporation                           2.15

                                                                     EXHIBIT B

August 23, 1994

Board of Directors
F&C Bancshares, Inc.
1600 Tamiami Trail
Port Charlotte, FL  33948-2031

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $1.00 per share (the "F&C Shares"), of F&C Bancshares, Inc, (the "Company") of the consideration (the "Consideration") to be paid to them for the F&C Shares pursuant to the Agreement and Plan of Reorganization, dated as of June 14, 1994 (the "Agreement"), among First of America Bank Corporation ("FOA"), First of America Acquisition Company ("Acquisition Sub") and the Company.

        Pursuant to the Agreement, F&C will merge with and into Acquisition Sub (the "Merger") and each F&C Share issued and outstanding immediately prior to the Merger will be converted into and represent the right to receive such number of shares (rounded to the nearest ten-thousandth of a share) of FOA's common stock, par value $10.00 per share ("FOA Common Stock"), as shall be equal to (i) $23.25 divided by (ii) the average of the closing trade prices of FOA Common Stock on the New York Stock Exchange during the last fifteen trading days on which reportable sales of FOA Common Stock took place immediately prior to, but not including, the third business day prior to the effective time of the Merger (the "Exchange Ratio") provided, however, the Exchange Ratio will not be decreased below .5519 or be increased above .6436.

        Sandler O'Neill Corporate Strategies, a division of Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        In connection with this opinion, we have reviewed, among other things:
(a) the Agreement; (b) the Warrant Agreement dated as of June 14, 1994 by and between FOA and the Company; (c) F&C's Proxy Statement dated September 27, 1993; (d) audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for each of F&C and FOA for the three fiscal years ended June 30, 1993 and December 31, 1993, respectively; (e) the unaudited financial statements and management's discussion and analysis of the financial condition and results of operations of each of F&C and FOA for the interim periods ending June 30, 1994; (f) financial analyses and forecasts for F&C and FOA prepared by and/or reviewed with the respective managements of F&C and FOA; (g) the views of senior management of F&C and FOA of their respective past and current business operations, results thereof, financial condition and future prospects; (h) certain reported price and trading activity for F&C's and FOA's common stock, including a comparison of certain financial and stock market information for F&C and FOA with similar information for certain other companies the securities of which are publicly traded; (i) the financial terms of recent business combinations in the savings institution and banking industries; (j) the pro forma impact of the transaction on FOA; (k) the current market environment generally and the banking environment in particular; and (l) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

        In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of the Company or FOA or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of the Company and FOA). With respect to the financial projections reviewd with management, we have assumed that they reflect the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of the Company and FOA and of the combined company, and that such performances will be achieved. We have also assumed that there has been no material change in the Company's or FOA's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have further assumed that the Company will remain as a going concern for all periods relevant to our analysis, that the conditions precedent in the Agreement are not waived.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

        We have acted as the Company's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have provided financial advisory services for the Company and have received fees for such services.

        It is understood that this opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Sandler O'Neill's prior written consent, provided, however, that we hereby consent to the inclusion of this opinion in any registration statement or proxy statement used in connection with the Merger so long as the opinion is quoted in full in such registration statement or proxy statement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the F&C Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                        Very truly yours,

                                        /s/ Sandler O'Neill & Partners, L.P.
                                        ------------------------------------
                                        SANDLER O'NEILL & PARTNERS, L.P.

                                                                       EXHIBIT C


                        FLORIDA BUSINESS CORPORATION ACT
                    SECTION 607.1301, 607.1302 AND 607.1320


607.1301 DISSENTERS' RIGHTS; DEFINITIONS.

  The following definitions apply to ss. 607.1302 and 607.1320:

  (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

  (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (a) Consummation of a plan of merger to which the corporation is a party:

  1. If the shareholder is entitled to vote on the merger, or

  2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

  (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

  (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

  (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

  (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

  1. Altering or abolishing any preemptive rights attached to any of his shares;

  2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

  3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

  4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

  5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

  6. Reducing the stated dividend preference of any of his preferred shares; or

  7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

  (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

  (2)  A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

  (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or held of record by not fewer than 2,000 shareholders.

  (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


607.1320  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

  (1)(a)  If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

  1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

  2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

  (b)  If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

  (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

  (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

  (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

  (a)  Such demand is withdrawn as provided in this section;

  (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such ;

  (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

  (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

  (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90- day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

  (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

  (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

  (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

  (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

  (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

  (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

  (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 551 through 569 of the Michigan Business Corporation Act (the "Act"), and Article X of First of America's Bylaws relate to indemnification of First of America's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. First of America's Articles of Incorporation and Bylaws permit indemnification to the maximum extent provided by Michigan law.

        The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of First of America (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (1) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by, or in the right of First of America) arising out of a position with First of America (or with some other entity at First of America's request) and (2) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed action or suit by or in the right of First of America, unless the director or officer is found liable to First of America and an appropriate court does not determine that he or she nevertheless is fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (1) and
(2) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

        Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement.

        The Act permits First of America to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with First of America, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, First of America maintains such insurance on behalf of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS

        The exhibits filed pursuant to this Item 21 immediately follow the
Exhibit Index. The following is a description of the applicable exhibits required for Form S-4 as provided by Item 601 of Regulation S-K.

Exhibit
Number           Description
- -------          -----------

(1)              Not Applicable

(2) The Agreement and Plan of Reorganization, dated as of June 14, 1994, between First of America Bank Corporation, First of America Acquisition Company and F&C Bancshares, Inc. This document is filed as Exhibit A to the Prospectus/Proxy Statement forming a part of this Registration Statement.

(3)              Articles of Incorporation and Bylaws.

                 A. A copy of the restated Articles of Incorporation of First of America was filed with the Commission as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, and is incorporated herein by reference.

                 B. A copy of the Bylaws of First of America, as amended on May 18, 1994, was filed with the Commission as exhibit (3)B to First of America's Registration Statement on Form S-4, filed June 6, 1994 (Reg. No. 33-53983) and is incorporated herein by reference.

(4) Instruments defining the rights of security holders, including indentures.

                 A. Instruments defining the rights of security holders are included in the Articles of Incorporation and Bylaws (see Exhibit (3)A. and B., above).

                 B. Rights Agreement between First of America and First of America Bank - Michigan, N.A., as Rights Agent, dated as of July 18, 1990, was filed as an exhibit to First of America's Current Report on Form 8-K, dated July 18, 1990, and is incorporated herein by reference.

                 C. The Subordinated Indenture between First of America, as Issuer, and Continental Bank, National Association, as Trustee, dated as of November 1, 1991, was filed as an exhibit to First of America's Annual Report on Form 10-K for the year ended December 31, 1991 and is incorporated herein by reference. The Subordinated Indenture was amended by a First Supplemental Indenture between First of America and Continental Bank, dated as of July 1, 1994, and was filed as an exhibit to First of America's Current Report on Form 8-K, dated July 25, 1994, and is incorporated herein by reference.

                 D. First of America is a party to various instruments (other than the Subordinated Indenture referred to in (4)C., above) defining the rights of holders of long-term debt of First of America. The total amount of debt authorized by such instruments does not exceed 10 percent of First of America's and its subsidiaries' total assets on a consolidated basis. Copies of such instruments (except such as may be filed as material contracts, see Exhibit (10), below) are not filed with this Registration Statement. First of America hereby undertakes to furnish any such instruments to the Commission upon request.

(5) Opinion of Howard & Howard Attorneys, P.C. regarding First of America Common Stock, and Consent.

(6)              Not applicable.

(7)              Not applicable.

(8) Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and Consent.

(9)              Not applicable.

(10)             Material Contracts.

                 A. A copy of the First of America Bank Corporation Annual Incentive Compensation Plan for Key Corporate and Affiliate Executives was filed with the Commission as Exhibit (10)A to First of America's Annual Report on Form 10-K for the year ended December 31, 1988 and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 B. A copy of First of America's Supplemental Retirement Plan to Compensate for Nonqualified Savings Deferrals was filed with the Commission as Exhibit (10)E to First of America's Annual Report on Form 10-K for the year ended December 31, 1993 and is incorporated herein by reference.

                 C. A copy of First of America's Unfunded Deferred Excess Benefit Plan was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 D. A copy of the First of America Bank Corporation Long Term Incentive Plan as amended and restated for performance periods commencing July 1, 1988 and thereafter was filed with the Commission as an Exhibit
                         (10)F to First of America's Registration Statement on Form S-4 filed July 28, 1988 (Reg. No. 33-23365) and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an Exhibit (10) to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 E. A copy of The Restated First of America Bank Corporation 1987 Stock Option Plan as amended was filed with the Commission as Exhibit (10)G to First of America's Annual Report on Form 10-K for the year ended December 31, 1993, and is incorporated herein by reference.

                 F. A copy of the composite form of Management Continuity Agreement entered into by First of America and certain senior officers of First of America was filed as Exhibit (10) to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 G. A copy of First of America's Executive Management Trust Agreement was filed as Exhibit (10)H to First of America's Annual Report on Form 10-K for the year ended December 31, 1989 and is incorporated herein by reference.

                 H. A copy of the $150,000,000 364-Day Competitive Advance and Revolving Credit Facility Agreement among First of America and the lenders listed in schedule 2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and is incorporated herein by reference.

                 I. A copy of the $150,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement among First of America and the lenders listed in schedule
                         2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly

                         Report on Form 10-Q for the quarter ended March 31, 1994 and is incorporated herein by reference.

(11)             Not applicable.

(12)             Not applicable.

(13) Those portions of the F&C Bancshares, Inc. 1994 Annual Report to Shareholders under the captions "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition," "Common Stock Prices/Dividends and Related Stockholder Matters," and "Consolidated Financial Statements."

(14)             Not applicable.

(15)             Not applicable.

(16)             Not applicable.

(21) List of the subsidiaries of First of America and their jurisdictions of incorporation or organization as of July 31, 1994.

(23)             Consents of Experts and Counsel.

                 A. Consent of KPMG Peat Marwick LLP with respect to the financial statements of First of America Bank Corporation.

                 B. Consent of KPMG Peat Marwick LLP with respect to the financial statements of F&C Bancshares, Inc.

                 C. Consent of Howard & Howard Attorneys, P.C. (the consent is contained in that firm's opinions filed as Exhibits (5) and (8).

                 D.      Consent of Elias, Matz, Tiernan & Herrick, L.L.P.

                 E. Consent of Sandler O'Neill & Partners, L.P. with respect to its opinion set forth as Exhibit B to the Prospectus/Proxy Statement.

(24)             Not applicable.

(25)             Not applicable.

(26)             Not applicable.

(27)             Not applicable.

(28)             Not applicable.

(99)             Additional Exhibits.

                 A.      Form of Letter to Shareholders of F&C Bancshares, Inc.

                 B. Form of Notice of Annual Meeting of Shareholders of F&C Bancshares, Inc.

                 C. Form of Proxy to be delivered to shareholders of F&C Bancshares, Inc.

ITEM 22.         UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes as follows.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information set forth in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of First of America's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of First of America pursuant to the foregoing provisions, or otherwise, First of America has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 In the event that a claim for indemnification against such liabilities (other than the payment by First of America of expenses incurred or paid by a director, officer, or controlling person of First of America in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, First of America will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

C. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on the 22nd day of August, 1994.

                                         FIRST OF AMERICA BANK CORPORATION
                                         (Registrant)



                                        By: /s/Daniel R. Smith
                                            ---------------------------
                                               Daniel R. Smith
                                               Chairman and
                                               Chief Executive Officer


                               POWER OF ATTORNEY

        The undersigned officers and directors of First of America Bank Corporation, a Michigan corporation, do hereby constitute and appoint Daniel R. Smith, Richard F. Chormann, Thomas W. Lambert, and any of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre- effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Daniel R. Smith                        Director, Chairman and                    August 22, 1994
- -----------------------------------
Daniel R. Smith                            Chief Executive Officer
                                           (Principal Executive Officer)

/s/ Thomas W. Lambert                      Executive Vice President                  August 22, 1994
- -------------------------------
Thomas W. Lambert                          and Chief Financial Officer
                                           (Principal Financial Officer
                                           and Principal Accounting Officer)


/s/ Richard R. Chormann                    Director                                  August 22, 1994
- --------------------------------
Richard F. Chormann

/s/ Jon E. Barfield                                Director                                   August 22, 1994
- ------------------------------------
Jon E. Barfield



/s/ John W. Brown                                  Director                                   August 22, 1994
- ----------------------------------
John W. Brown



/s/ Joseph J. Fitzsimmons                          Director                                   August 22, 1994
- ---------------------------------
Joseph J. Fitzsimmons


/s/ Joel N. Goldberg                               Director                                   August 22, 1994
- -----------------------------------
Joel N. Goldberg


/s/ Clifford L. Greenwalt                          Director                                   August 22, 1994
- ----------------------------------
Clifford L. Greenwalt


/s/ Robert L. Hetzler                              Director                                   August 22, 1994
- -----------------------------------
Robert L. Hetzler



/s/ Dorothy A. Johnson                             Director                                   August 22, 1994
- ---------------------------------
Dorothy A. Johnson


/s/ J. Michael Kemp, Esq.                          Director                                   August 22, 1994
- --------------------------------
J. Michael Kemp, Esq.


/s/ Richard Krafft, Jr.                            Director                                   August 22, 1994
- ------------------------------------
Richard Krafft, Jr.


/s/ Martha M. Mertz                                Director                                   August 22, 1994
- ---------------------------------
Martha M. Mertz


/s/ F. Karl Neumann                                Director                                   August 22, 1994
- ---------------------------------
F. Karl Neumann




/s/ James S. Ware                                  Director                                   August 22, 1994
- -----------------------------------
James S. Ware


/s/ James W. Wogsland                              Director                                   August 22, 1994
- --------------------------------
James W. Wogsland

/s/ Walter J. Wolpin                               Director                                   August 22, 1994
- -----------------------------------
Walter J. Wolpin



/s/ John L. Zabriskie                              Director                                   August 22, 1994
- -----------------------------------
John L. Zabriskie

                                 EXHIBIT INDEX

                                                                                                             SEQUENTIAL PAGE
        NUMBER                                                                                                   NUMBER
        ------                                                                                                --------------
          (5)           Opinion of Howard & Howard Attorneys, P.C. regarding First of America Common
                        Stock and including Consent.


          (8)           Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and
                        Consent.

         (13)           Those portions of the F&C Bancshares, Inc. 1994 Annual Report to Shareholders
                        under the captions "Selected Financial Data," "Management's Discussion and
                        Analysis of Financial Condition," "Common Stock Prices/Dividends and Related
                        Stockholder Matters," and "Consolidated Financial Statements."

         (21)           List of Subsidiaries of First of America as of July 31, 1994.



         (23)A.         Consent of KPMG Peat Marwick LLP.


         (23)B.         Consent of KPMG Peat Marwick LLP.


         (23)D.         Consent of Elias, Matz, Tiernan & Herrick, L.L.P.


         (23)E.         Consent of Sandler O'Neill & Partners, L.P.


         (99)A.         Form of Letter to Shareholders of F&C Bancshares, Inc.



         (99)B.         Form of Notice of Annual Meeting of Shareholders of F&C Bancshares, Inc.


         (99)C.         Form of Proxy to be delivered to Shareholders of F&C Bancshares, Inc.